UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

The Gap, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING & PROXY STATEMENT

MAY 7, 2024
AT 10:00AM EST

Gap Inc.

Preliminary Proxy Statement - Subject to Completion

Notice of Annual Meeting of Shareholders

DATE AND TIME	Tuesday, May 7, 2024 10:00 a.m., Eastern Time

PLACE	Via the Internet at www.virtualshareholdermeeting.com/GAP2024

ITEMS OF BUSINESS
•
Elect as directors the 11 director nominees named in this Proxy Statement;
•
Ratify the selection of Deloitte & Touche LLP as our independent accountant for the fiscal year ending on February 1, 2025;
•
Hold an advisory vote to approve the compensation of our named executive officers;
•
Approve an amendment to our Amended and Restated Certificate of Incorporation to update the exculpation provision to cover officers; and
•
Transact such other business as may properly come before the meeting.

RECORD DATE	You must have been a shareholder of record at the close of business on March 11, 2024 to vote at the Annual Meeting.

INTERNET AVAILABILITY

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing our proxy materials to most of our shareholders. Rather than sending those shareholders a paper copy of our proxy materials, we are sending them a notice with instructions for accessing the materials and voting via the Internet. We believe this method of distribution makes the proxy distribution process more efficient, less costly and limits our impact on the environment. This Proxy Statement and our 2023 Annual Report to Shareholders are available at www.gapinc.com (follow the Investors, Financial Information links).

ATTENDING THE ANNUAL MEETING

You are entitled to attend the Annual Meeting, which will be held via the Internet through a virtual web conference at www.virtualshareholdermeeting.com/GAP2024 on May 7, 2024 at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof. You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions online during the Annual Meeting by logging into the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. The platform for the virtual Annual Meeting includes functionality that affords validated shareholders substantially the same meeting participation rights and opportunities they would have at an in-person meeting. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts.

PROXY VOTING

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card.

By Order of the Board of Directors,

Julie Gruber Corporate Secretary March 27, 2024

Proxy Summary

Proxy Summary

References in this Proxy Statement to “Gap Inc.,” “the Company,” “we,” “us,” and “our” refer to The Gap, Inc.

These proxy materials are being delivered in connection with the solicitation of proxies by the Board of Directors (the "Board") of The Gap, Inc. for use at our Annual Meeting of Shareholders to be held via the Internet through a virtual web conference at www.virtualshareholdermeeting.com/GAP2024 on May 7, 2024, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof (the “Annual Meeting”). You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions online during the Annual Meeting by logging into the website listed above using the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. The platform for the Annual Meeting includes functionality that affords validated shareholders substantially the same meeting participation rights and opportunities they would have at an in-person meeting. We recommend that you log in a few minutes before the Annual Meeting to ensure you are logged in when the meeting starts.

On or about March 27, 2024, we intend to commence distribution of our proxy materials to our shareholders entitled to vote at the Annual Meeting.

The holders of our common stock at the close of business on March 11, 2024 (the “Record Date”) are entitled to one vote per share on each matter voted upon at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were 372,226,326 shares of common stock outstanding.

For a period of at least 10 days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder during ordinary business hours by contacting Investor Relations at investor_relations@gap.com. In addition, a complete list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any validated shareholder during the meeting by following the instructions on the Annual Meeting website once they enter the meeting.

How to Vote Your Shares

You may vote your shares by Internet, mail or phone. If you vote by Internet or by phone, you will need to have a proxy card or voting instruction card, or the Notice of Internet Availability of Proxy Materials, in hand when you access the voting website or call to vote by phone. If you vote by Internet or phone, you do not need to return anything by mail. Specific voting instructions are found on the proxy card, voting instruction card, or the Notice of Internet Availability of Proxy Materials.

By Internet www.proxyvote.com (or scan the QR code on the proxy card or voting instruction card)	By Mail Sign and return a proxy card (for shareholders of record) or voting instruction card (for beneficial owners of shares)	By Phone 1-800-690-6903
During the Annual Meeting: www.virtualshareholdermeeting.com/GAP2024

2024 Proxy Statement

Proxy Summary

Proposal 1 – Election of Directors (Page 1)

The Board of Directors Recommends a Vote “FOR” each Director Nominee.

					Committee Membership
Name and Occupation	Age	Director Since	Independent	Other Public Boards	AC	CC	GC
Richard Dickson President and CEO, Gap Inc.	56	2022	No	—
Elisabeth B. Donohue Former CEO, Publicis Spine	58	2021	Yes	1		M
Robert J. Fisher Managing Director, Pisces, Inc.	69	1990	Yes	—			C
William S. Fisher Founder and CEO, Manzanita Capital Limited	66	2009	Yes	—
Tracy Gardner Principal, Tracy Gardner Consultancy	60	2015	Yes	—		C
Kathryn Hall Founder and Co-Chair, Hall Capital Partners	66	2022	Yes	—	M F
Amy Miles Former Chair and CEO, Regal Entertainment Group	57	2020	Yes	2	C F		M
Chris O'Neill Managing Partner, Bobcaygeon Capital	51	2018	Yes	—	M
Mayo A. Shattuck III Former Chairman, Exelon Corporation	69	2002	Yes	1	M F		M
Tariq Shaukat Co-CEO, SonarSource	51	2023	Yes	1	M F
Salaam Coleman Smith Former EVP, Disney ABC Television Group	54	2021	Yes	1		M

C Chair M Member F Financial Expert

AC: Audit and Finance Committee

CC: Compensation and Management Development Committee

GC: Governance and Sustainability Committee

2024 Proxy Statement

Proxy Summary

Director Nominee Demographics, Skills and Experience

SKILLS AND EXPERIENCE

Retail or Consumer Products
6/11
International Business and Markets
9/11
Leadership
11/11
Financial
8/11
Technology
5/11
Marketing, Media and Public Relations
9/11

* Tenure and age are measured as of the filing date of this Proxy Statement.

2024 Proxy Statement

Proxy Summary

Proposal 2 – Ratification of Auditors (Page 28)

The Board of Directors Recommends a Vote “FOR” the Selection of Deloitte & Touche LLP as Our Independent Accountant for Fiscal 2024.

Based on the Audit and Finance Committee’s assessment of Deloitte & Touche LLP’s qualifications and performance, the Board believes that retention of Deloitte & Touche for fiscal 2024 is in our shareholders’ best interests.

Proposal 3 – Say-on-Pay (Page 31)

The Board of Directors Recommends a Vote “FOR” the Approval, on an Advisory Basis, of the Overall Compensation of the Company’s Named Executive Officers.

AVERAGE EXECUTIVE TARGET COMPENSATION

* This chart reflects the average target compensation for fiscal 2023 for our named executive officers other than Mr. Dickson and Mr. Blakeslee, who were hired in 2023, and Mr. Martin, who served as Interim CEO in 2023, as each had non-standard long-term incentive arrangements. This chart is based on salary and target bonus amounts as of April 1, 2023 and the target grant value of fiscal 2023 long-term incentives. These percentages are based on the intended target compensation for each included executive and will not match the percentages calculable from the Summary Compensation Table. See "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives" for an explanation of the share prices used to calculate actual target shares granted under long-term incentive awards.

FISCAL 2023 ANNUAL BONUS STRUCTURE

Base Salary	X	Target % of Base Salary	X	50% X FY23 Operating Expense as % of Net Sales (% Achieved)	+	25% X FY23 Individualized EBIT (% Achieved)	+	25% X FY23 Gap Inc. EBIT (% Achieved)	=	Funded Bonus	+/-	Individual Adjustment	=	Actual Bonus

* Bonus payments are subject to achievement of a threshold funding goal.

2024 Proxy Statement

Proxy Summary

Proposal 4 – Amendment of Amended and Restated Certificate of Incorporation (Page 73)

The Board of Directors Recommends a Vote “FOR” the Approval of the Amendment of the Company's Amended and Restated Certificate of Incorporation.

The Board believes that amending the Company's Amended and Restated Certificate of Incorporation to update the exculpation provision to cover officers, as allowed by Delaware law, is in our shareholders’ best interests.

2024 Proxy Statement

2024 Proxy Statement

Table Of Contents (Cont.)

2024 Proxy Statement

Proposal No. 1 – Election of Directors	1

Proposal No. 1 — Election of Directors

Nominees for Election as Directors

The Board, upon recommendation of the Governance and Sustainability Committee, has nominated the 11 people whose names are set forth below for election as directors, each nominated to serve for a one-year term until the 2025 Annual Meeting and until their successors are duly elected and qualified. Each director nominee is a current director.

The Board has no reason to believe that any of the nominees will be unable to serve. However, if any nominee is unable to serve or for good cause will not serve, the Board may reduce the size of our Board in accordance with our Bylaws, or the proxies may be voted for the election of such other person to the office of director as the Board may recommend in place of the nominee. Set forth below is certain information concerning the nominees, including age, experience, qualifications and principal occupation during at least the last five years, based on data furnished by each nominee.

The Board of Directors Recommends a Vote “FOR” each Director Nominee.

Richard Dickson
Age: 56 Director since: 2022 Committee Membership: None

Biography:

• President and Chief Executive Officer of Gap Inc. since August 2023. President and Chief Operating Officer of Mattel, Inc., a leading global toy company, from 2015 to 2023. Chief Brands Officer of Mattel, Inc. from 2014 to 2015. President and Chief Executive Officer, Branded Businesses of The Jones Group (now Premier Brands Group Holdings), which owned a portfolio of premier apparel, footwear, and accessories brands, from 2010 to 2014. Various senior executive roles at Mattel, Inc. from 2000 to 2010.

Experience:

• As the current President and Chief Executive Officer of Gap Inc., and with more than two decades in senior leadership roles across fashion, beauty, retail, toys and entertainment, Mr. Dickson brings extensive retail and e-commerce, operations, leadership, financial, and global business experience to the Board. In addition, he brings expertise in brand rejuvenation, digital transformation, and performance improvement, having led Mattel’s revitalization into a culturally relevant and highly innovative company.

2024 Proxy Statement

Proposal No. 1 – Election of Directors	2

Elisabeth B. Donohue

Age: 58

Director since: 2021

Committee Membership:

Compensation and Management Development

Current Public Company Directorships:

• NRG Energy, Inc.

Former Public Company Directorships Held in Last Five Years:

• Synacor, Inc.

• AcuityAds Holdings Inc.

Biography:

• Former Chief Executive Officer of Publicis Spine and a member of the Publicis Groupe Management Committee from 2017 to 2020. Global Brand President of Starcom Worldwide from 2016 to 2017. Chief Executive Officer of Starcom USA from 2009 to 2016.

Experience:

• With over 30 years of global marketing experience, including as the former Chief Executive Officer of two leading marketing agencies, Ms. Donohue brings extensive expertise in global consumer, data, and digital marketing leadership. In addition, she brings experience in advising companies on their holistic marketing strategies and helping them navigate shifts into digital and data driven marketing economies.

Robert J. Fisher
Age: 69 Director since: 1990 Committee Membership: Governance and Sustainability (Chair)

Biography:

• Managing Director of Pisces, Inc. since 2010. Interim President and Chief Executive Officer of Gap Inc. from January 2007 to August 2007 and November 2019 to March 2020. Chair of the Board of Gap Inc. from 2004 to August 2007 and February 2015 to March 2020. Executive of Gap Inc. from 1992 to 1999. Various positions with Gap Inc. from 1980 to 1992.

Experience:

• Mr. Fisher has vast retail business experience specific to Gap Inc. and its global operations, as a result of his many years serving in a variety of high-level positions at the Company. His previous leadership and oversight roles at Gap Inc. provide him with a deep understanding and unique insight into the Company’s organizational and operational structure. In addition, Mr. Fisher brings strong leadership to the Board based on perspective gained from his previous management roles and as a key member of the founding family and significant shareholder.

2024 Proxy Statement

Proposal No. 1 – Election of Directors	3

William S. Fisher
Age: 66 Director since: 2009 Committee Membership: None

Biography:

• Founder and Chief Executive Officer of Manzanita Capital Limited, a private equity fund, since 2001. Executive Vice Chairman of Pisces, Inc. since June 2016. Various positions with Gap Inc. from 1986 to 1998.

Experience:

• Mr. Fisher brings extensive global retail and business experience to the Board as a result of his many years serving in a variety of high-level positions across Gap Inc., including as President of the International Division. In addition, as a director on the boards of a number of private retail companies, including Space NK and Diptyque, he brings extensive knowledge of the global retail industry and risk oversight expertise.

Tracy Gardner
Age: 60 Director since: 2015 Committee Membership: Compensation and Management Development (Chair) Former Public Company Directorships Held in Last Five Years: • Crocs, Inc.

Biography:

• Principal of Tracy Gardner Consultancy since 2010. Chief Executive Officer of Delia's, Inc., an omni-channel retail company primarily marketing to teenage girls, from 2013 to 2014 (Delia's, Inc. filed voluntary petitions for relief under Chapter 11 in 2014). Former executive of J. Crew Group, Inc. from 2004 to 2010. Various positions with Gap Inc. from 1999 to 2004.

Experience:

• With over 30 years of retail experience, Ms. Gardner is an industry veteran who brings deep product and operational expertise and experience as an operator, merchant, creative director, and leader in growing multi-channel brands. In addition, her prior experience as a former senior executive with Gap Inc. and as an advisor to Gap brand provides Ms. Gardner with an in-depth understanding of the Company’s global business structure and operations.

2024 Proxy Statement

Proposal No. 1 – Election of Directors	4

Kathryn Hall
Age: 66 Director since: 2022 Committee Membership: Audit and Finance Former Public Company Directorships Held in Last Five Years: • Cohn Robbins Holding Corporation

Biography:

• Founder and Co-Chair of Hall Capital Partners, an SEC-registered investment advisor, since 1994, and a member of the firm’s Executive Committee and Investment Review Committee. Founder and Co-Executive Chair of Galvanize Climate Solutions, a mission-driven investment platform, since 2021, and a member of the firm’s Operating Committee. General Partner of Laurel Arbitrage Partners from 1989 to 1994.

Experience:

• Ms. Hall brings extensive financial and investment experience, as well as senior management and leadership experience, including as the Founder and Co-Chair of an investment firm with approximately $42 billion in assets under management. Additionally, she has substantial insights from her experience leading and developing a senior management team that is 50% women and integrating sustainability into the firm’s investment framework.

Amy Miles
Age: 57 Director since: 2020 Committee Membership: Audit and Finance (Chair) Governance and Sustainability Current Public Company Directorships: • Norfolk Southern Corporation • Amgen Inc.

Biography:

• Former Chair and Chief Executive Officer of Regal Entertainment Group, a leading theater chain, from 2015 to 2018, and Chief Executive Officer of Regal Entertainment Group from 2009 to 2015. Executive Vice President, Chief Financial Officer and Treasurer of Regal Entertainment Group from 2002 to 2009.

Experience:

• As a former Chair, Chief Executive Officer and Chief Financial Officer, Ms. Miles brings extensive finance, accounting, and management experience to the Board. In addition, she brings expertise in information technology, marketing, and strategic planning.

2024 Proxy Statement

Proposal No. 1 – Election of Directors	5

Chris O'Neill
Age: 51 Director since: 2018 Committee Membership: Audit and Finance

Biography:

• Managing Partner, Bobcaygeon Capital, LLC since 2013. Chief Growth Officer of Xero Limited from 2022 to 2024. Senior Advisor to Portage Ventures, the venture capital arm of Sagard Holdings, from 2021 to 2024, and General Partner from 2020 to 2021. Chief Business Officer of Glean Technologies, Inc. from 2021 to 2022. President and Chief Executive Officer of Evernote Corporation, a global cloud-based technology company, from 2015 to 2018, and Chairman from 2016 to 2018. Various executive roles with Google Inc. from 2005 to 2015, including Managing Director, Google Canada from 2010 to 2014 and Head of Global Business Operations, Google X, from 2014 to 2015.

Experience:

• Mr. O’Neill's experience as a global technology executive, investor, and as a Chief Executive Officer, and his decade-long experience at Google provide him with extensive expertise in leading high-growth companies and helping ensure that technology is integrated with and driven by strategy.

Mayo A. Shattuck III

Age: 69

Director since: 2002

Committee Membership:

Audit and Finance

Governance and Sustainability

Current Public Company Directorships:

• Capital One Financial Corporation

• Hut 8 Corp.

Former Public Company Directorships Held in Last Five Years:

• Alarm.com Holdings, Inc.

• Exelon Corporation

Biography:

• Former Chairman of Exelon Corporation, an energy company, from 2013 to 2022, and Executive Chairman of Exelon Corporation from 2012 to 2013. Chairman, Chief Executive Officer, and President of Constellation Energy Group from 2002 to 2012. Mr. Shattuck also has extensive experience in the financial services industry.

Experience:

• With his experience as a director of three other public companies, as the former Chief Executive Officer of Constellation Energy Group, and as the former Executive and Non-Executive Chairman of Exelon Corporation, Mr. Shattuck brings extensive leadership experience as well as expertise in risk oversight, financial literacy and reporting, corporate governance, and compliance.

2024 Proxy Statement

Proposal No. 1 – Election of Directors	6

Tariq Shaukat
Age: 51 Director since: 2023 Committee Membership: Audit and Finance Current Public Company Directorships: • Public Storage

Biography:

• Co-Chief Executive Officer of SonarSource SA, an open source enterprise software company developing artificial intelligence and analytical solutions to improve the quality and security of software, since August 2023. President of Bumble Inc. from 2020 to 2023. President, Google Cloud at Google LLC from 2016 to 2020. Chief Commercial Officer of Caesars Entertainment Corporation from 2014 to 2016, after joining the company in 2012 as Chief Marketing Officer (Caesars Entertainment Operating Company, Inc., a subsidiary of Caesars Entertainment Corporation, and for which Mr. Shaukat served as an executive officer, filed voluntary petitions for relief under Chapter 11 in 2015). Prior to Caesars, Mr. Shaukat was a Partner at McKinsey & Company focused on consumer businesses in the travel, financial services, media and technology industries.

Experience:

• As the Co-Chief Executive Officer of SonarSource, and as the former President of Bumble, President of Google Cloud, and Chief Commercial Officer and Chief Marketing Officer of Caesars, Mr. Shaukat brings extensive experience in overseeing finance, legal, operations, revenue management, marketing, information technology, analytics and machine learning initiatives. He also brings to the Board his leadership experience in these roles, as well as his other prior roles as a Partner at McKinsey & Company and at various technology-based companies.

2024 Proxy Statement

Proposal No. 1 – Election of Directors	7

Salaam Coleman Smith

Age: 54

Director since: 2021

Committee Membership:

Compensation and Management Development

Current Public Company Directorships:

• Pinterest, Inc.

Former Public Company Directorships Held in Last Five Years:

• Enjoy Technology, Inc.

Biography:

• Former Executive Vice President at The Walt Disney Company’s Disney ABC Television Group from 2014 to 2016, overseeing strategy and programming for ABC Family’s Freeform channel. Various senior executive roles at Comcast NBCUniversal from 2003 to 2014, including President of Style Network from 2008 to 2013. Senior executive at Viacom from 1993 to 2002, including serving as a senior executive within MTV Networks International Division and supporting Nickelodeon’s global expansion in Europe, Asia, and Latin America.

Experience:

• Ms. Coleman Smith has over 23 years of media and entertainment industry experience at three global companies. She also brings experience in strategy and change management, having lead organizations through periods of significant transformation and growth. Additionally, she has substantial insights from her experience developing and leading a diverse and inclusive management team in the media industry.

Departing Director

Bob L. Martin, who has served as a director of the Company since 2002, as Board Chair since 2020, and as Interim CEO from July 2022 to August 2023, is not standing for reelection at our 2024 Annual Meeting. The Board thanks Mr. Martin for his many years of dedicated service to the Board and significant contributions to the Company.

2024 Proxy Statement

Proposal No. 1 – Election of Directors	8

Director Selection and Qualification

Directors are elected at each Annual Meeting to serve until the next Annual Meeting and until their successors are duly elected and qualified. Pursuant to our Bylaws, in the event of a vacancy on the Board (resulting from an increase in the authorized number of directors or otherwise), the Board will appoint a director to serve until his or her successor is duly elected and qualified.

The Governance and Sustainability Committee understands the vital role that a strong board composition with a diverse set of skills plays in effective oversight. The Committee is responsible for identifying, evaluating, and recommending qualified candidates to the Board and it regularly assesses the current needs of the Board to help ensure that directors possess an appropriate mix of skills considering the Company’s current and anticipated strategic needs. In addition, the Board believes that varying tenures and perspectives create a balance between directors with a deeper knowledge of the Company's business, operations and history, and directors who bring new and fresh perspectives, which is important to the effectiveness of the Board’s oversight of the Company.

While we do not maintain a formal diversity policy, the Board believes that diversity, including differences in backgrounds, qualifications, experiences, and personal characteristics, including gender and ethnicity/race, is important to the effectiveness of the Board’s oversight of the Company, and considers diversity as a factor when evaluating and recommending potential nominees. The Board believes that its criteria for selecting nominees are effective in promoting overall diversity.

The Governance and Sustainability Committee engages third-party search firms from time to time to assist in identifying potential director nominees. The Committee, in collaboration with the search firm, may develop targeted search specifications. Any search firm used to identify potential nominees is instructed to include qualified candidates who reflect diverse backgrounds in its initial list of candidates. These consultants have assisted the Committee in identifying a diverse pool of qualified candidates and in evaluating and pursuing individual candidates at the direction of the Committee. Directors may also leverage their business and personal networks to help identify potential directors nominees.

The Governance and Sustainability Committee will also consider director nominees recommended by our shareholders pursuant to our Bylaws. See “Other Information—Questions and Answers about the Annual Meeting and Voting” for more information.

2024 Proxy Statement

Proposal No. 1 – Election of Directors	9

Director Nomination Process

1. Assess Board Composition and Collect Candidate Pool	Results

•     The Governance and Sustainability Committee considers, among other things, the Board’s current skill set, the Company’s long-term strategic plan and objectives, potential director retirements, and director feedback provided in connection with the Board’s annual self-assessment process.

•     Director nominees are then identified and considered on the basis of knowledge, experience, integrity, leadership, reputation, and ability to understand the Company’s business, as well as their inclination to engage and intellectual approach.

Five new directors brought on to the Board since 2021, including:

•     CEO, President, COO and senior leadership experience

•     Media and digital marketing expertise

•     Finance and investment expertise

•     Brand strategy and revitalization expertise

•     Technology, analytics and machine learning expertise

•     Public company board experience

•     Three women and two racially diverse directors

2. Evaluation of Candidates

•     Nominees are pre-screened to ensure each candidate has qualifications which complement the overall core competencies of the Board, including background evaluations and independence determinations.

•     The Chair of the Board, Chief Executive Officer, and at least two independent directors interview any qualified candidates prior to nomination. Other directors and members of management interview each candidate as requested by the Chair of the Board, Chief Executive Officer, or Chair of the Governance and Sustainability Committee.

3. Recommendation to the Board
• The Governance and Sustainability Committee recommends qualified candidates to the full Board for review and approval.

Director Nominee Demographics

* Tenure and age are measured as of the filing date of this Proxy Statement.

2024 Proxy Statement

Proposal No. 1 – Election of Directors	10

Board Self-Assessment

Annually, the Board conducts a formal review process to assess the composition and performance of the Board, each standing committee of the Board, and each individual director. The Governance and Sustainability Committee oversees the annual review process. The self-assessment is conducted to identify opportunities for improvement and skill set needs, as well as to ensure that the Board, the standing committees, and individual directors have the appropriate blend of diverse experiences and backgrounds, and are effective and productive.

As part of the process, each director completes a survey questionnaire. Results are aggregated and summarized for discussion purposes. Responses are not attributed to any individual director and are kept confidential to ensure honest and candid feedback is received. Each director also participates in private one-on-one conversations, which have been facilitated in recent years by the Chief Legal and Compliance Officer, the Chair of the Governance and Sustainability Committee, and the Lead Independent Director, where additional feedback is solicited on the Board's performance and individual directors' contributions. Following these discussions, the Governance and Sustainability Committee reviews the self-assessment results and discusses opportunities and makes recommendations for improvement as appropriate with the full Board, which implements agreed upon improvements. A director will not be nominated for reelection to the Board unless it is affirmatively determined that he or she is substantially contributing to the overall effectiveness of the Board.

2023 Board Self-Assessment Process

Survey

Directors complete a survey and provide feedback on an anonymized basis

One-on-One Discussions

Anonymized responses are summarized and used to facilitate candid, one-on-one discussions with each director, where additional feedback is solicited

Review and Recommendation

The Governance and Sustainability Committee reviews feedback from survey results and discussions with the Board to align on recommended action items

The Board implements agreed-upon recommendations to its policies and practices

2024 Proxy Statement

Proposal No. 1 – Election of Directors	11

Key Director Attributes

The Board endeavors to represent a range of skills, characteristics, and qualifications that contribute to the Board’s oversight responsibilities. The following matrix displays the most significant skills and qualifications that each director nominee possesses, and that the Board believes are relevant to oversight of our business strategies. The Committee and the Board considered these skills and qualifications in determining whether to recommend each director to be nominated for election.

Director Nominee Skills and Qualifications

SKILLS AND QUALIFICATIONS
Retail or Consumer Products	■		■	■	■		■			■

Experience in the retail or consumer product sectors, including specific experience overseeing product design or merchandising, or developing strategies for real estate, store operations and logistics.

International Business and Markets	■	■		■	■	■		■	■	■	■

Experience driving business success in global markets, with an understanding of diverse business environments, economic conditions, cultures, and regulatory frameworks, and a broad perspective on global market opportunities.

Leadership	■	■	■	■	■	■	■	■	■	■	■

Experience as a CEO or CFO, or other extended leadership experience for a significant enterprise, resulting in a practical understanding of strategy, risk management, general operations, human capital management and succession planning, and driving change and long-term growth.

Financial	■	■	■			■	■	■	■	■
Leadership of a financial firm or management of the finance function of an enterprise, resulting in proficiency in complex financial management, capital allocation, and financial reporting processes.
Technology	■						■	■		■	■
Significant experience leveraging technology to generate disruptive innovation and extend or create new business models.
Marketing, Media and Public Relations	■	■	■	■	■			■	■	■	■
Experience overseeing or managing consumer marketing, media or public relations strategy for a complex organization, including crisis management and managing publicity risk.

2024 Proxy Statement

Proposal No. 1 – Election of Directors	12

Director Independence

There will be at least a majority of independent directors as defined under SEC and NYSE rules on the Board. In addition, the Board believes that it is most desirable for independent directors to constitute two-thirds or more of the Board, and is committed to maintaining such levels barring unforeseen circumstances, including mid-year resignations. For a nominee to be considered an independent director, the Board must affirmatively determine that the director has no material relationship with the Company.

The Board evaluated the independence of each person who served as a director during fiscal 2023 and has determined that Elisabeth B. Donohue, Robert J. Fisher, William S. Fisher, Tracy Gardner, Kathryn A. Hall, Amy Miles, Chris O’Neill, Mayo A. Shattuck III, Tariq Shaukat, and Salaam Coleman Smith are independent under SEC and NYSE rules and have no direct or indirect material relationships with the Company. In particular, the Board has determined that none of these directors have relationships that would cause them not to be independent under the specific criteria of Section 303A.02 of the NYSE Listed Company Manual. In making this determination with respect to Robert and William Fisher, the Board considered the following: (A) with the exception of Robert Fisher’s brief periods of service during 2007 and 2019 to 2020 as Interim Chief Executive Officer of the Company during Chief Executive Officer transitions, neither Robert nor William Fisher has served as an officer of the Company in over 20 years, (B) NYSE guidance indicates that employment as an Interim Chief Executive Officer does not disqualify directors from being considered independent following that employment, and (C) NYSE guidance indicates that ownership of even a significant amount of stock does not preclude a finding of independence. After considering these factors, the Board concluded that there is no material relationship between the Company and Robert or William Fisher that would impact their independence under NYSE rules. Bob L. Martin and Richard Dickson were determined to not be independent by virtue of their employment with the Company.

Director Nominee Independence

2024 Proxy Statement

Corporate Governance	13

Corporate Governance

Corporate Governance Highlights

ACCOUNTABILITY TO SHAREHOLDERS
Annual Board Elections	All directors are elected annually. We do not have a classified / staggered Board.
Majority Voting Standard for Uncontested Director Elections	Our Bylaws provide for a majority voting standard in uncontested director elections. Any incumbent director who does not meet the majority voting standard must offer to resign from the Board.
Shareholder Action by Written Consent	Our Bylaws provide for shareholders to act by written consent to approve any action that would otherwise be required or permitted to be taken at a meeting of shareholders.
Shareholder Ability to Call Special Meetings	Our Bylaws provide for shareholders holding 10% or more of our common stock to call special meetings.
No Shareholder Rights Plan / Poison Pill	We have not adopted a shareholder rights plan / poison pill.

INDEPENDENT OVERSIGHT
Majority Independent Board	We are committed to maintaining at least two-thirds independent directors on our Board. 10 of 11 director nominees are independent.
Independent Board Committees	Each of our standing Board committees is composed solely of independent directors.
Board Committee Charters

Each of our standing Board committees has a charter outlining the committee’s duties and responsibilities. We review each committee’s charter at least annually to align with new requirements and developing best practices.

Separate Board Chair and CEO Roles	Since 2015, other than during periods of CEO transitions, we have separated the positions of CEO and Board Chair.
Lead Independent Director

Our Corporate Governance Guidelines provide that if the Board Chair is not an independent director and the Board determines it is appropriate, the independent directors will designate an independent director to serve as Lead Independent Director. Most recently, Mr. Shattuck has served as Lead Independent Director since 2022. The Lead Independent Director serves as a liaison between the independent directors and management and provides independent leadership to the Board.

Independent Executive Sessions	At each quarterly Board meeting, time is set aside for the independent directors to meet in executive session.

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BOARD STRUCTURE
Director Diversity

Our directors have a diversity of backgrounds, qualifications, experiences, and personal characteristics. As described in our Corporate Governance Guidelines, the Board believes that diversity is important to the effectiveness of the Board’s oversight of the Company.

Director Overboarding Policy

As described in our Corporate Governance Guidelines, directors who are full-time employees of other companies should not serve on more than three public company Boards (including the Company’s), and directors who are retired from full-time employment should not serve on more than four public company Boards (including the Company’s).

Annual Self-Assessment	Annually, the Board conducts a formal review process to assess the composition and performance of the Board, each standing committee of the Board, and each individual director.
Annual Board Independence Assessment	Annually, we review the independence status of our directors. We require directors to inform us of changes in circumstances that could affect their independence status.
Director Onboarding and Education

Directors are expected to complete a formal onboarding program within six months of joining the Board. Directors are encouraged to periodically attend continuing education programs at the Company's expense.

COMPENSATION PRACTICES
Compensation Consultant Independence Policy	We require our compensation consultant to be independent under NYSE rules, and we review its independence status annually.
Director and Executive Stock Ownership Guidelines

We have director and executive stock ownership guidelines. All directors and covered executives either meet the requirements or are on track to meet them within the required timeframe as of the date of this Proxy Statement.

Anti-Hedging and Pledging Policies	Directors and covered executives are prohibited from hedging Company stock or pledging Company stock as collateral.
No Single-Trigger Change in Control Arrangements	We do not have arrangements that provide for single-trigger change in control benefits.
Executive Compensation Recoupment Policy

The Company’s Executive Compensation Recoupment Policy was last updated in August 2023 to comply with recently adopted NYSE rules. The policy requires the Company to recover incentive-based compensation in the event of a financial restatement, without regard to individual fault or Board discretion. In addition, the policy permits the Company to recover incentive-based compensation in the event of a non-restatement related miscalculation or management misconduct or negligence resulting in material financial, reputational or other harm to the Company, in each case, subject to Board discretion.

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Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that outline, among other matters, the role and functions of the Board, the responsibilities of the various Board committees, and the procedures for shareholders to communicate with and report concerns to the Board. We review our Corporate Governance Guidelines annually to align with new requirements and developing best practices.

Our Corporate Governance Guidelines are available at www.gapinc.com (follow the Investors, Governance links).

Additional Corporate Governance Information

If you would like further information regarding our corporate governance practices, please visit the Governance and Corporate Compliance sections at www.gapinc.com (follow the Investors, Governance and Investors, Corporate Compliance links). Those sections include:

•
Our Corporate Governance Guidelines;
•
Our Code of Business Conduct;
•
Our Committee Charters;
•
Our Certificate of Incorporation;
•
Our Bylaws;
•
Our Executive Stock Ownership Policy;
•
Our Executive Compensation Recoupment Policy;
•
Our Political Engagement Policy;
•
How interested parties may communicate with our Board and with our Corporate Secretary; and
•
How employees and others may report suspected violations of our Code of Business Conduct, including accounting or auditing concerns, directly to our Global Integrity team. Accounting, auditing, and other significant concerns are escalated by the Global Integrity team, as appropriate, including to the Audit and Finance Committee, as required.

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Risk Oversight

Board of Directors

The Board is responsible for oversight of the business, affairs and integrity of the Company, the Company’s mission, long-term strategy and objectives, and the Company’s risks while evaluating and directing implementation of controls and procedures.

Board Committees

While the Board has ultimate oversight responsibility for the risk management process, risk management is also facilitated through the work of the Board committees, which are composed entirely of independent directors and provide regular reports to the Board regarding the matters they review. The committees also meet with our Chief Financial Officer, Chief Audit Executive, Chief Legal and Compliance Officer, and other key executives regarding our risk management processes and controls. The key risk management areas for our Board committees are described below.

Audit and Finance	Compensation and Management Development	Governance and Sustainability

✓ Our financial statements

✓ Our internal controls

✓ Our independent auditors

✓ The Internal Audit function

✓ Enterprise risk management

✓ Our Corporate Compliance program

✓ Our Data Privacy and Cybersecurity programs

✓ Legal, regulatory and finance matters

	✓ Our compensation program and policies ✓ Senior management development, retention, and succession planning ✓ Human capital management	✓ Board and committee composition ✓ Corporate governance matters ✓ Certain environmental, social, community and sustainability matters

Enterprise Risk Management

Annually, the Company’s Internal Audit department facilitates a comprehensive enterprise risk management ("ERM") assessment encompassing a number of significant risk areas identified using a risk framework, including strategic, operational, compliance, financial, sustainability, reputational, and climate risks. The ERM assessment is designed to gather information regarding key enterprise risks, emerging risks, critical risk events, and key third-party dependencies that could impact the Company’s ability to achieve its objectives and execute its strategies. Risks are categorized based on the Company's potential exposure and the maturity of mitigation strategies. The Company's Risk Committee, which currently includes the entire Senior Leadership Team, is responsible for overseeing the ERM assessment process. Primary assessment methods include interviews and surveys with employees, key executives and Board members, reviews of critical Company strategies and initiatives, and monitoring of regulatory changes as well as emerging industry trends and issues.

The ERM assessment results are reviewed by the CEO and the Risk Committee and are presented to the Board to facilitate discussion of high-risk areas. The results provide the foundation for the annual Internal Audit plan, management’s monitoring and risk mitigation efforts, and ongoing Board-level oversight. The Risk Committee meets quarterly throughout the year to review ERM mitigation plans and progress, as well as selected risks, third-party dependencies and critical risk events. The Company also has a Risk Steering Committee, which currently includes a subset of the Senior Leadership Team, that meets monthly and sets the agendas for the Risk Committee meetings. On a quarterly basis, our Chief Audit Executive updates the Audit and Finance Committee on the Internal Audit plan and any changes to the Company’s enterprise risk profile. Our Chief Legal and Compliance Officer meets quarterly in a private session with the Audit and Finance Committee in part to update the Committee on legal, regulatory and compliance risks. In addition, on a regular basis, management communicates with the Board, both formally and informally, about key initiatives, strategies and industry developments, in part to assess and manage potential risks. We also facilitate cross-functional training exercises to help the Company better prepare for critical risk events.

The Company's Disclosure Committee is a cross-functional team that reviews financial and business disclosures in part to ensure that required disclosures regarding risks are accurate. The Company's legal and financial reporting teams seek input and advice from internal subject matter experts and external advisors in drafting specific disclosures, and that input and advice is communicated to the Disclosure Committee as appropriate.

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CYBERSECURITY RISK OVERSIGHT

Our Board understands the importance of maintaining a robust and effective cybersecurity program. The Audit and Finance Committee of the Board oversees the Company’s cybersecurity program as well as risk exposures and steps taken by management to monitor and mitigate cybersecurity risks. The Company's Chief Information Security Officer and/or Chief Digital and Technology Officer provide a quarterly update on the cybersecurity program, on an alternating basis to the Audit and Finance Committee or the full Board. Additionally, on a quarterly basis, our Chief Audit Executive updates the Audit and Finance Committee on the Internal Audit plan and any changes to the Company’s enterprise risk profile, including identified cybersecurity risks. In the last three years, the expenses (including any penalties and settlements) we have incurred from cybersecurity breach incidents were immaterial.

Additional information about the Company's cybersecurity program can be found in our Annual Report on Form 10-K filed on March , 2024.

COMPENSATION RISK ASSESSMENT

One of the goals of the Company’s compensation programs is to encourage an appropriate level of risk-taking, consistent with the Company’s business strategies.

On an annual basis, management reviews each of the Company’s compensation policies and practices for the purpose of determining whether any risks arising from those policies and practices are reasonably likely to have a material adverse effect on the Company. As a part of this review, each of the Company’s compensation policies and practices were compared to a number of specific factors that could potentially increase risk, including the specific factors that the SEC has identified as potentially triggering disclosure. The Company balanced these factors against a variety of mitigating factors. Examples of some of the mitigating factors are:

•
Compensation policies and practices are structured similarly across business units;
•
The risk of declines in performance in our largest business units is well understood and managed;
•
Incentive compensation expense is not a significant percentage of any unit’s revenues;
•
For executives, a significant portion of variable pay is delivered through long-term incentives, which carry vesting schedules over multiple years;
•
A mix of compensation vehicles and performance measures is used;
•
Stock ownership requirements for executives are in place;
•
Payouts of material cash and equity incentive plans are capped at all levels;
•
Threshold levels of performance must be achieved for the bulk of variable pay opportunities; and
•
A clawback policy is in place requiring recoupment of incentive compensation in the event of a financial restatement, and allowing for recoupment of incentive compensation in the event of a non-restatement related miscalculation or management misconduct or negligence resulting in material financial, reputational or other harm to the Company.

Management’s assessment was also presented to the Company’s Chief Legal and Compliance Officer and the Chair of the Compensation and Management Development Committee. As a result of management’s review, the Company determined that any risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

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Environmental, Social, and Governance (ESG) Oversight

The Board and its committees are actively involved in oversight of our environmental, social and governance ("ESG") programs and policies, given the importance that the Company believes ESG strategies have in achieving its long-term growth objectives. Each Board committee plays an important role in overseeing aspects of our ESG program, and provides regular updates to the full Board on its areas of ESG oversight responsibility. The Board, taking into account these reports, monitors ESG-related risks and opportunities as part of its overarching risk management and strategy responsibilities.

Board of Directors
Receives regular reports from the Board committees on their areas of ESG oversight responsibility and monitors ESG-related risks and opportunities.

Governance and Sustainability	Compensation and Management Development	Audit and Finance

Oversees strategies to support the sustainable growth of the Company’s business, including the Company’s environmental stewardship practices, social and community issues involving supply chain, and the Company’s philanthropy and community giving activities.

Oversees the Company’s human capital management and talent development functions, including, among others, programs and strategies related to opportunity hiring, pay equity, and workforce diversity, equity and inclusion.

Oversees the Company’s corporate compliance function, the Internal Audit function and enterprise risk management, and Company programs related to data privacy and cybersecurity.

Chief Supply Chain and Transformation Officer, Chief People Officer, Chief Legal and Compliance Officer, and Other Senior Leaders
Report regularly to the Board and its committees on ESG topics and developments.

ESG Functions

Teams across the Company, including Global Sustainability, Product, Marketing, Equality & Belonging, Human Resources, Supply Chain Strategy, Government Affairs, Legal, and Gap Foundation engage on ESG topics.

ESG RISK MANAGEMENT

As described above, our Internal Audit department facilitates an annual ERM assessment that encompasses, among others, risks related to human rights and labor, environmental impacts and other sustainability issues. The ERM assessment is presented to the Board, and it informs the annual Internal Audit plan and ongoing Board-level oversight of ESG risks. In addition, our Business Continuity team analyzes, prioritizes, and helps mitigate risks resulting from extreme weather, natural hazards, and other external events, to help protect our owned and operated facilities and stores.

Our most recent Annual ESG Report and other ESG resources are available at www.gapinc.com (follow the Values, Sustainability and Values, Equality & Belonging links).

Gap Inc. is committed to respecting the dignity of all people and communities. Our Human Rights Policy and other sustainability policies, including our Code of Vendor Conduct, are available at www.gapinc.com (follow the Values, Sustainability, ESG Resources links).

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Shareholder Engagement

WHY WE ENGAGE

Our Board and management are committed to driving long-term shareholder value through strong corporate governance, which includes ongoing dialogue with our shareholders to enable us to understand and respond to their concerns. We have a robust shareholder outreach program, aimed at providing visibility and transparency into compensation, governance, and ESG practices, and assessing those issues to better inform our decision-making, enhance our disclosures, and help shape our go-forward practices. Our shareholder outreach program is a recurring year-round effort led by a cross-functional team that includes members of our Legal, Total Rewards, and Global Sustainability teams, with participation from additional leaders when requested by shareholders or appropriate.

WHEN WE ENGAGE

Spring	Summer	Fall	Winter
Ahead of annual meeting, engage with shareholders to update and gather feedback on compensation, governance and ESG developments, and discuss any concerns on annual meeting agenda items.	Review feedback and results from annual meeting and identify any areas of concern.	Off-season engagement with shareholders primarily focused on ESG and corporate governance developments.	Review feedback and consider changes to compensation, governance and ESG practices and disclosures.

2023 OUTREACH

In the spring of 2023, we invited our top 25 shareholders (not including members of the Fisher family), representing approximately 47% of our outstanding ownership at that time, to engage in discussion with us and provide an update on our ESG, executive compensation, and corporate governance practices, and in the fall of 2023, we invited our top 25 shareholders (not including members of the Fisher family), representing approximately 49% of our outstanding ownership at the time, to engage in discussion with us and provide an update on our ESG and corporate governance practices. We engaged with shareholders representing approximately 18% of our outstanding shares in the spring of 2023 and with shareholders representing approximately 8% of our outstanding shares in the fall of 2023. We received overall positive feedback on our ESG, executive compensation and corporate governance practices.

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Communication with Directors

Shareholders and other interested parties can send direct communications to our Board (through our Board Chair and Corporate Secretary) by email to: board@gap.com. Matters may be referred to the entire Board, Board committees, individual directors and other departments within the Company, as appropriate.

Code of Business Conduct

Our Code of Business Conduct is designed to promote a responsible and ethical work environment and applies to all Gap Inc. employees and directors. The Code contains our policies and expectations on a number of topics, including workplace standards, conflicts of interest, legal compliance, Company information and assets, and political contributions and activities. All employees worldwide receive access to the Code when they join the Company, agree in writing to comply with it, and are required to complete an overview training course.

In addition, the Audit and Finance Committee oversees the Company’s Corporate Compliance program, which includes procedures for the (i) receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters and other matters under the Company’s Code of Business Conduct.

Our Code of Business Conduct is available at www.gapinc.com (follow the Investors, Corporate Compliance links).

Political Engagement Policy

The Company believes that it is important to participate in the political and regulatory processes on issues that affect our business and community interests. We have adopted a Political Engagement Policy that covers, among other things, the use of corporate funds to make political contributions. The Government Affairs team manages and oversees the Company’s political activities. Corporate contributions are reviewed annually by the Board. The Board and the Governance and Sustainability Committee also receive periodic updates regarding the Company’s political activities.

The Company also provides eligible employees with the opportunity to contribute to the Gap Inc. Political Action Committee (“Gap PAC”). Gap PAC has its own oversight council and is funded solely from voluntary contributions made by eligible employees, directors, shareholders, and their families. The Head of Government Affairs manages and oversees all Gap PAC contributions after consultation and approval by the internal PAC council.

Our Political Engagement Policy, as well as information about our political contributions and trade associations we support, is available at www.gapinc.com (follow the Investors, Governance links).

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. The Compensation and Management Development Committee’s charter requires that the members of that Committee, all of whom are independent directors, approve all of the Company’s executive compensation policies and programs and all compensation awarded to executive officers. The Audit and Finance Committee’s charter requires that the members of the Audit and Finance Committee, all of whom are independent directors, review and approve all related party transactions that are required to be disclosed under SEC rules. In the event a transaction involves a committee member, that member will recuse him or herself from the approval of the transaction.

Certain Relationships and Related Transactions

We have determined there are no transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

See "Policies and Procedures with Respect to Related Party Transactions" for a description of the Company's policies and procedures for the review and approval of Related Party Transactions.

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Board Leadership Structure and Independent Oversight

Our current Board Chair, Bob Martin, is not standing for reelection to the Board as he has reached the mandatory retirement age indicated in the Company's Corporate Governance Guidelines. Upon Mr. Martin's retirement, effective as of the date of the Annual Meeting, we expect that Mayo Shattuck will assume the role of independent Board Chair.

We believe in the importance of independent oversight. We ensure that this oversight is truly independent and effective through a variety of means, including:

•
Since 2015, other than during periods of CEO transitions, we have separated the positions of CEO and Board Chair. We believe that separating these positions provides the most appropriate leadership structure. Our CEO is typically responsible for day-to-day leadership and for setting the strategic direction of the Company, while the Board Chair oversees the functioning of the Board and its oversight responsibilities.
•
Our Corporate Governance Guidelines provide that at least two-thirds of our directors should be independent. Our Board has determined that each director nominee, other than Mr. Dickson, is independent.
•
Our Corporate Governance Guidelines provide that if the Board Chair is not an independent director and the Board determines it is appropriate, the independent directors will designate an independent director to serve as Lead Independent Director. Most recently, Mr. Shattuck has served as Lead Independent Director since 2022. The Lead Independent Director serves as a liaison between the independent directors and management and provides independent leadership to the Board.
•
At each regularly scheduled quarterly Board meeting, the independent directors are scheduled to meet in an executive session without the presence of non-independent directors.
•
Each standing Board committee (Governance and Sustainability, Audit and Finance, and Compensation and Management Development) is required to be composed solely of independent directors.

Board Committees

AUDIT and finance committee

Members: Amy Miles (Chair) Kathryn A. Hall Chris O’Neill Mayo A. Shattuck III Tariq Shaukat

The Board’s Audit and Finance Committee is composed solely of independent directors.

This Committee assists the Board in fulfilling its oversight responsibilities relating to:

• The integrity of our financial statements.

• The adequacy of our internal controls.

• Compliance with legal and regulatory requirements.

• The qualifications and independence of the independent accountant and the performance of its audits.

• The performance of the Internal Audit function and enterprise risk management.

• Oversight of our Corporate Compliance program.

• Finance matters.

• Oversight of our Data Privacy and Cybersecurity programs.

• Such other duties as directed by the Board.

In addition, the Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of the independent accountant.

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board has determined that the Audit and Finance Committee has four current members who are “audit committee financial experts” as determined under Regulation S-K Item 407(d)(5) of the Securities Exchange Act of 1934: Ms. Hall, Ms. Miles, Mr. Shattuck and Mr. Shaukat, each of whom is an independent director. See Ms. Hall’s, Ms. Miles’, Mr. Shattuck’s and Mr. Shaukat's biographies in "Nominees for Election as Directors" for information regarding their relevant experience.

The Audit and Finance Committee’s charter is available at www.gapinc.com (follow the Investors, Governance links).

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compensation and management development

Members:

Tracy Gardner (Chair)
Elisabeth B. Donohue

Salaam Coleman Smith

* Mr. Dickson served on the Compensation and Management Development Committee in 2023 prior to accepting his appointment as the Company's President and CEO.

The Board’s Compensation and Management Development Committee is composed solely of independent directors.

This Committee assists the Board in fulfilling its oversight responsibilities relating to:

• Executive officer and director compensation.

• Succession planning for senior management.

• Development and retention of senior management.

• Human capital management.

• Such other duties as directed by the Board.

COMPENSATION OVERSIGHT

The Compensation and Management Development Committee approves all of the Company’s executive compensation policies and programs and all compensation awarded to executive officers. Our CEO evaluates each executive officer and discusses with the Committee his or her assessment and recommendations for compensation. The CEO is not present during the Committee’s deliberations about his or her own compensation. The Committee also oversees senior management development, retention, and succession plans.

The Compensation and Management Development Committee approves grants of equity awards to employees at the Vice President level or above, and has delegated authority, within defined parameters, to the Company's Chief People Officer or, in her absence, the Chief Executive Officer, to approve grants of restricted stock units to employees below the Vice President level (see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” for more details). The Committee has also delegated authority, within defined parameters, to the Company’s Human Resources personnel to make certain non-material changes to the Company’s employee benefit plans.

INDEPENDENT COMPENSATION CONSULTANT

The Compensation and Management Development Committee has engaged Frederic W. Cook & Co. as its independent executive compensation consultant. The consultant provides advice to the Committee from time to time on our executive compensation program structure and specific individual compensation arrangements (see “Compensation Discussion and Analysis—Role of the CEO and Compensation Consultant” for more details). In addition, under NYSE rules, the Committee can only retain a compensation advisor after considering six independence factors: (a) whether the advisor’s firm provides other services to the Company, (b) the fees received by the advisor’s firm from the Company as a percentage of the firm’s overall revenue, (c) the policies and procedures of the advisor’s firm designed to prevent conflicts of interest, (d) any business or personal relationship between the advisor and a member of the Committee, (e) any stock of the Company owned by the advisor, and (f) any business or personal relationship of the advisor or advisor’s firm with an executive officer of the Company. Based on a review of the Committee’s relationship with its compensation consultant and an assessment considering these six independence factors, the Committee has identified no conflicts of interest and confirmed the independence of Frederic W. Cook & Co.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2023, Mr. Dickson, Ms. Donohue, Ms. Gardner, and Ms. Coleman Smith served on the Compensation and Management Development Committee of the Board. Ms. Gardner was previously an officer of the Company from 1999 to 2004. No member of the Committee, while serving on the Committee, was at any time during fiscal 2023 an officer or employee of the Company, and no member of the Committee had any relationship requiring disclosure under Item 404 of Regulation S-K. During fiscal 2023, none of our executive officers served on the board of directors or compensation committee of any company where one of that company’s executive officers served as one of our directors.

The Compensation and Management Development Committee’s charter is available at www.gapinc.com (follow the Investors, Governance links).

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Governance and Sustainability Committee

Members: Robert J. Fisher (Chair) Amy Miles Mayo A. Shattuck III

The Board’s Governance and Sustainability Committee is composed solely of independent directors.

This Committee assists the Board in fulfilling its oversight responsibilities relating to:

• The Company’s corporate governance matters, including the annual review of our Corporate Governance Guidelines.

• The annual self-assessment of the Board, its committees and individual directors.

• The identification and selection of director nominees.

• Oversight of the Company’s programs, policies and practices relating to certain environmental, social and community, and governance issues and impacts to support the sustainable growth of the Company’s business.

• Such other duties as directed by the Board.

The Governance and Sustainability Committee’s charter is available at www.gapinc.com (follow the Investors, Governance links).

Board and Committee Meetings in Fiscal 2023

The Board met 6 times during fiscal 2023. The following table lists the current members of each Board committee and the number of committee meetings held during fiscal 2023:

Name	Audit & Finance	Compensation & Management Development	Governance & Sustainability
Richard Dickson
Elisabeth B. Donohue		●
Robert J. Fisher			Chair
William S. Fisher
Tracy Gardner		Chair
Kathryn A. Hall	●
Amy Miles	Chair		●
Bob L. Martin
Chris O'Neill	●
Mayo A. Shattuck III	●		●
Tariq Shaukat	●
Salaam Coleman Smith		●
Number of Meetings	9	10	4

Directors are expected to attend all meetings of the Board and committees on which they sit. Each director attended at least 75% of the meetings of the Board and committees on which he or she served (held during the time that he or she served) in fiscal 2023. In addition, individual Board members often work together and with management outside of formal meetings.

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Attendance of Directors at Annual Meeting of Shareholders

Our policy regarding attendance by directors at our Annual Meeting of Shareholders states that our Board Chair and committee chairs should attend and be available to answer questions at our Annual Meeting, if reasonably practicable. Our policy also encourages all other directors to attend. All 11 of our then current directors attended our 2023 Annual Meeting.

Stock Ownership Guidelines for Directors

We have adopted minimum stock ownership guidelines for our directors. Each non-management director should, within three years of joining the Board, hold stock (which includes deferred stock units) of the Company worth at least five times the annual base retainer then in effect. Management directors are required to own stock of the Company in accordance with our stock ownership requirements for executives, described in “Compensation Discussion and Analysis—Stock Ownership Requirements for Executive Officers / Hedging and Pledging Prohibitions.” All directors are either in compliance with our stock ownership guidelines or had remaining time and were on track to do so as of the date of this Proxy Statement.

Insider Trading Policy and Restrictions on Hedging and Pledging

Our Code of Business Conduct prohibits all Company employees from trading in the Company’s stock while in possession of material non-public information and from tipping others with that information. Additionally, our Securities Law Compliance Manual prohibits trading in the Company’s stock by all Company insiders, including directors, during designated blackout periods (which may be extended or invoked during unscheduled periods). All Company insiders must confirm by email that a blackout period is not in effect prior to trading. Members of the Senior Leadership Team, Finance Department Vice Presidents and above, and Board members must also contact our Legal Department for trading pre-clearance.

Our Securities Law Compliance Manual, which is applicable to all Company insiders, including Board members, employees at the Vice President level or above, and others who have access to Company-wide financial or sensitive non-public information, prohibits speculation in the Company’s stock, including short sales, hedging, or publicly-traded option transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, all of which are prohibited. All Company officers subject to Rule 16a-1(f) of the Securities Exchange Act of 1934 and Board members are also prohibited from holding Company stock in a margin account as collateral for a margin loan or otherwise pledging Company stock as collateral.

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Compensation of Directors

Annual Retainers

The table below shows the annual retainers we paid to our non-employee directors in fiscal 2023 as well as the amounts payable for fiscal 2024 (which will remain the same).

FISCAL YEAR 2023 AND 2024 DIRECTOR CASH COMPENSATION(1)

	2023	2024
Annual Retainer	$90,000	$90,000
Annual Retainer for Committee Members
Audit and Finance Committee	$16,000	$16,000
Compensation and Management Development Committee	$12,000	$12,000
Governance and Sustainability Committee	$10,000	$10,000
Additional Annual Retainer for Committee Chairs
Audit and Finance Committee	$25,000	$25,000
Compensation and Management Development Committee	$20,000	$20,000
Governance and Sustainability Committee	$15,000	$15,000
Additional Annual Retainer for Chair of the Board	$200,000	$200,000
Additional Annual Retainer for Lead Independent Director	$40,000	$40,000

(1)
Non-employee directors who reside primarily outside of North America receive an additional fee of $2,000 for each trip to the United States for Board and/or committee meetings.

Employee directors (which included Mr. Martin and Mr. Dickson in fiscal 2023) are not eligible to receive annual retainer fees while employed and are not eligible to serve on committees while employed and until they are determined to be independent. Mr. Martin’s and Mr. Dickson’s compensation for fiscal 2023 is set forth in the “2023 Summary Compensation Table” and related executive compensation tables.

Equity Compensation

Non-employee directors receive the following under our 2016 Long-Term Incentive Plan:

•
Each new non-employee director automatically receives stock units with an initial value of $170,000 based on the then-current fair market value of the Company’s common stock; and
•
Each continuing non-employee director automatically receives, on an annual basis, stock units with an initial value of $170,000 at the then-current fair market value of the Company’s common stock; provided that newly-appointed non-employee directors who were appointed after the Company’s last annual shareholders meeting will receive their first annual stock unit grant on a prorated basis based on the number of days that the director has served between his or her appointment and the date of the first annual stock unit grant.

The annual stock units granted to continuing non-employee directors following the Company’s annual shareholders meeting, as well as the initial grant made to any non-employee director who is first elected to the Board at the Company’s annual shareholders meeting, are granted on June 30 of each year; provided, however, that if the Company’s annual shareholders meeting takes place after June 30, then the related stock unit grants will be granted on the first business day following that meeting. All initial stock units granted to new non-employee directors who are appointed other than at the annual shareholders meeting are granted on the date of appointment. The number of stock units is rounded down to the nearest whole share. These stock units are fully-vested but are subject to a three-year deferral period. During the deferral period, the stock units earn dividend equivalents which are reinvested in additional units annually. Following the deferral period, shares in an amount equal in value to the stock units, including units acquired through dividend equivalent reinvestment, will be issued to each non-employee director unless a further deferral election has been made; provided, however, that shares and accumulated dividend equivalents will be issued immediately upon ceasing to be a director of the Company.

Expense Reimbursement and Other Benefits

We pay for or reimburse directors for approved educational seminars and for travel expenses related to attending Board, committee, and approved Company business meetings. Additionally, we provide non-employee directors access to office space and administrative support for Company business from time to time.

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Compensation of Directors	26

Directors and their spouses are eligible to receive discounts on our merchandise on terms similar to the Gap Inc. corporate employee merchandise discount policy. In addition, on an annual basis, non-employee directors may elect to receive gift cards for Gap Inc. merchandise, up to a maximum of $5,000.

Directors are eligible to participate in The Gap, Inc. Deferred Compensation Plan (“DCP”). Under the DCP, highly compensated employees, including executive officers, and non-employee directors may elect to defer receipt of certain eligible income. The DCP allows eligible employees to defer a percentage of their salary and bonus on a pre-tax basis, and allows non-employee directors to defer their retainers. The deferred amounts are indexed to reflect the performance of the participant’s choice of approved investment funds. Non-employee director deferrals are not matched, and above-market or preferential interest rate options are not available on deferred compensation.

Directors are eligible to participate in our Gift Match Program, which is available to all employees, under which we match contributions to eligible nonprofit organizations, up to certain annual limits. In calendar year 2023, the annual limit for directors was $15,000 under the Gift Match Program, except for Mr. Dickson and Mr. Martin who each had a $100,000 annual gift match limit.

2024 Proxy Statement

Compensation of Directors	27

Director Compensation Summary

The following table sets forth certain information regarding the compensation of our non-employee directors who served in fiscal 2023, which ended February 3, 2024.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Elisabeth B. Donohue	102,000	169,991	—	—	15,500	287,491
Robert J. Fisher	115,000	169,991	—	—	17,500	302,491
William S. Fisher	90,000	169,991	—	—	15,000	274,991
Tracy Gardner	122,000	169,991	—	—	2,000	293,991
Kathryn Hall	106,000	169,991	—	—	5,000	280,991
Amy Miles	141,000	169,991	—	—	5,000	315,991
Chris O'Neill	106,000	169,991	—	—	5,711	281,702
Mayo A. Shattuck III	156,000	169,991	—	—	35,000	360,991
Tariq Shaukat	76,879	169,991	—	—	1,500	248,370
Salaam Coleman Smith	102,000	169,991	—	—	15,500	287,491

(1)
Under applicable SEC rules, we have omitted Mr. Dickson and Mr. Martin, who each served as a director in fiscal 2023. Mr. Dickson's and Mr. Martin's fiscal 2023 compensation is reported in the “2023 Summary Compensation Table” and related executive compensation tables.
(2)
For each of our non-employee directors, this column reflects the grant date fair value of fully-vested stock units granted in fiscal 2023 that are subject to a three-year deferral period, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") 718. For the period during which the payment of these awards is deferred (see "Equity Compensation" above), they will earn dividend equivalents which are reinvested in additional units annually. Please refer to Note , “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March , 2024 for the relevant assumptions used to determine the valuation of our stock awards. None of our non-employee directors had outstanding unvested stock awards as of fiscal 2023 year-end.
(3)
No stock option awards were granted to our directors in fiscal 2023. None of our non-employee directors had outstanding stock option awards as of fiscal 2023 year-end.
(4)
Amounts in this column consist of Company matching contributions under the Company’s Gift Match Program and the value of Gap Inc. merchandise gift cards requested by non-employee directors during the calendar year (see “Expense Reimbursement and Other Benefits” above). For Ms. Donohue, includes $15,000 in matching contributions and $500 in gift cards. For Mr. Robert Fisher, includes $15,000 in matching contributions and $2,500 in gift cards. For Mr. William Fisher, includes $15,000 in matching contributions. For Ms. Gardner, includes $2,000 in gift cards. For Ms. Hall, includes $5,000 in gift cards. For Ms. Miles, includes $5,000 in gift cards. For Mr. O'Neill, includes $711 in matching contributions and $5,000 in gift cards. For Mr. Shattuck, includes $30,000 in matching contributions and $5,000 in gift cards. For Mr. Shaukat, includes $1,500 in gift cards. For Ms. Coleman Smith, includes $15,000 in matching contributions and $500 in gift cards. Due to a clerical error, Mr. Shattuck did not receive a gift match in calendar year 2022, so his calendar year 2023 gift match limit was increased to $30,000.

2024 Proxy Statement

Proposal No. 2 — Ratification of Selection of Independent Registered Public Accounting Firm	28

Proposal No. 2 — Ratification of Selection of Independent Accountant

The Audit and Finance Committee of the Board has selected Deloitte & Touche LLP as our independent accountant for the fiscal year ending on February 1, 2025. Deloitte & Touche LLP (or its predecessor firm) has been retained as our independent accountant since 1976. If shareholders fail to ratify the selection of Deloitte & Touche LLP, the Audit and Finance Committee will reconsider the selection. If the selection of Deloitte & Touche LLP is approved, the Audit and Finance Committee, in its discretion, may still direct the appointment of a different independent accountant at any time and without shareholder approval if the Audit and Finance Committee believes that such a change would be in the best interests of the Company and our shareholders.

The Board of Directors Recommends a Vote “FOR” the Selection of Deloitte & Touche LLP as Our Independent Accountant for Fiscal 2024.

Representatives of Deloitte & Touche LLP are expected to be present, available to make statements, and available to respond to appropriate shareholder questions at the 2024 Annual Meeting.

2024 Proxy Statement

Proposal No. 2 — Ratification of Selection of Independent Registered Public Accounting Firm	29

Principal Accounting Firm Fees

The following table sets forth the aggregate fees paid and accrued by us for audit and other services for the fiscal years ended January 28, 2023 and February 3, 2024 that were provided by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively “Deloitte & Touche”).

FISCAL YEARS 2022 AND 2023 ACCOUNTING FEES

Fees (in thousands) (see notes below)	Fiscal Year 2022	Fiscal Year 2023
Audit Fees	$5,829	$5,876
Audit-Related Fees	$1,057	$2,106
Tax Fees	$1,404	$1,433
All Other Fees	$744	$5,544
Total	$9,034	$14,959

“Audit Fees” consists of fees for professional services rendered in connection with the integrated audit of our consolidated annual financial statements and internal controls over financial reporting, the review of our interim condensed consolidated financial statements included in quarterly reports, and the audits in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” consists primarily of fees for professional services rendered in connection with the audit of our employee benefit plans, audit procedures required by store leases and capital verification reports.

“Tax Fees” consists of fees billed for professional services rendered for tax compliance and tax advice. These services include assistance regarding federal, state and international tax compliance, and competent authority proceedings.

“All Other Fees” consists of Deloitte & Touche LLP subscription fees and fees for non-audit services. In fiscal years 2022 and 2023, includes approximately $700,000 and $5,500,000, respectively, for permissible project-related consulting fees.

The Audit and Finance Committee approves the terms, including compensation, of the engagement of our independent accountant on an annual basis, and has a policy requiring pre-approval of all services performed by the firm. This policy requires that all services performed by Deloitte & Touche, whether audit or non-audit services, must be pre-approved by the Audit and Finance Committee or a designated member of the Audit and Finance Committee, with any such services reported to the entire Audit and Finance Committee at the next scheduled meeting. The Audit and Finance Committee pre-approved all services performed by the Company’s independent accountant for fiscal years 2022 and 2023.

Rotation

The Audit and Finance Committee periodically reviews and evaluates the performance of Deloitte & Touche’s lead audit partner, oversees the required five-year rotation of the lead audit partner responsible for our audit, oversees the required seven-year rotation of other audit partners who are engaged on our audit and, through the Committee’s Chair as representative of the Audit and Finance Committee, reviews and considers the selection of the lead audit partner. In addition, the Audit and Finance Committee periodically considers whether there should be a rotation of the independent accountant. At this time, the Audit and Finance Committee and the Board believe that the continued retention of Deloitte & Touche to serve as our independent accountant is in the best interests of the Company and our shareholders.

2024 Proxy Statement

Report of the Audit and Finance Committee	30

Report of the Audit and Finance Committee

The Audit and Finance Committee assists the Board in fulfilling its oversight responsibilities relating to the integrity of the Company’s financial statements, the adequacy of the Company’s internal controls, compliance with legal and regulatory requirements, the qualifications and independence of the independent accountant and the performance of its audits, the performance of the Internal Audit function, enterprise risk management, oversight of the Company’s Corporate Compliance program, oversight of the Company’s Data Privacy and Cybersecurity programs, finance matters, and such other duties as directed by the Board. The Committee operates under a written charter adopted by the Board. The Committee is composed exclusively of directors who are independent under New York Stock Exchange listing standards and Securities and Exchange Commission rules.

The Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended February 3, 2024 with the Company’s management. In addition, the Committee has discussed with Deloitte & Touche LLP, the Company’s independent accountant, the matters required to be discussed by the applicable Public Company Accounting Oversight Board and Securities and Exchange Commission requirements.

The Committee has also received the communications, including written disclosures and the letter from Deloitte & Touche LLP, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and the Committee has discussed the independence of Deloitte & Touche LLP with that firm.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2024 for filing with the Securities and Exchange Commission.

Amy Miles (Chair)

Kathryn A. Hall

Chris O’Neill

Mayo A. Shattuck III
Tariq Shaukat

March , 2024

Notwithstanding anything to the contrary in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filing.

2024 Proxy Statement

Proposal No. 3 — Advisory Vote on the Overall Compensation of the Company’s Named Executive Officers	31

Proposal No. 3 — Advisory Vote on the Overall Compensation of the Company's Named Executive Officers

Pursuant to Section 14A of the Securities Exchange Act, the Company is providing shareholders with an annual advisory (non-binding) vote on the overall compensation of our named executive officers. Accordingly, the following resolution will be submitted for a shareholder vote at the 2024 Annual Meeting:

“RESOLVED, that the shareholders of The Gap, Inc. (the “Company”) approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the “Compensation Discussion and Analysis” section, the accompanying compensation tables, and the related narrative disclosure pursuant to Item 402 of Regulation S-K, set forth in this Proxy Statement for this Annual Meeting”.

The Board and the Compensation and Management Development Committee, which is comprised entirely of independent directors, will consider the outcome of the shareholders’ non-binding advisory vote when making future executive compensation decisions.

As described in detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, our executive compensation program is designed to provide the level of compensation necessary to attract and retain talented and experienced executives, and to motivate them to achieve short-term and long-term goals, thereby enhancing shareholder value and creating a successful company. We are committed to tie pay to performance and continue to believe our executive compensation program meets each of our compensation objectives. We also continue to put executive compensation to an annual advisory shareholder vote.

Shareholders are encouraged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, the accompanying compensation tables, and the related narrative disclosures, which more thoroughly discuss how our compensation policies and procedures implement our compensation philosophy. It is expected that the next advisory vote on the compensation of our named executive officers will occur at the 2025 Annual Meeting.

The Board of Directors Recommends a Vote “FOR” the Approval, on an Advisory Basis, of the Overall Compensation of the Company’s Named Executive Officers.

2024 Proxy Statement

Compensation Discussion and Analysis	32

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the key elements of our executive compensation program and compensation decisions for our named executive officers, who we refer to in this section as our Executives. The Compensation and Management Development Committee of our Board, which we refer to in this section as the Compensation Committee or the Committee, oversees these programs and determines compensation for our Executives.

Introduction

In this Compensation Discussion and Analysis, we discuss the following:

Executive Summary	Page 32
Compensation Objectives	Page 40
Elements of Compensation	Page 40
Compensation Analysis Framework	Page 51

Executive Summary

2023 STRATEGIC OVERVIEW

2023 was a year of driving financial and operational rigor across the Company. With those goals in mind, we made progress on several strategic initiatives, which included:

•
Strengthening our balance sheet. We ended the year with $1.9 billion in cash and cash equivalents and reduced year-end inventory by 16% year-over-year.
•
Reducing operating expenses. We reduced operating expenses by $213 million in fiscal 2023 compared to fiscal 2022 and continued to action cost savings during the year.
•
Improving operating margins and cash flows. We improved operating margins by 420 basis points year-over-year through gross margin improvements and cost discipline, and we generated $1.5 billion of cash flow from operations.

We believe that these achievements are a meaningful step on our path towards delivering profitable sales growth, and that our continuing focus on financial and operational rigor will allow us to continue elevating our performance, improving execution consistency and reinvigorating our brands.

As of the end of fiscal 2023, we completed our 350-store closure plan for the Gap and Banana Republic North America store fleet. Additionally, as part of our strategy to leverage partnerships in international markets, we completed the transition of our Gap China operations to a partnership model. We also closed the sale of a headquarters building in San Francisco in February 2023. We believe these actions will help to drive operational efficiency and reduce overhead costs.

2023 Business Performance

Net sales in fiscal 2023, which included 53 weeks, were $14.9 billion, compared to net sales of $15.6 billion in fiscal 2022, which included 52 weeks. Earnings before interest and taxes (“EBIT”) in fiscal 2023 were $560 million, compared to negative EBIT of $(69) million in fiscal 2022. The price of our common stock increased by approximately 50% over the course of fiscal 2023, driving positive total shareholder return ("TSR") on both a one-year and three-year basis. Our brands’ fiscal 2023 performance included:

•
Old Navy. Net sales of $8.2 billion were flat and comparable sales decreased 1% in fiscal 2023 compared to fiscal 2022. Old Navy performance inflected in the second half of fiscal 2023 as improved assortments and relevant marketing drove stronger performance.
•
Gap Brand. Net sales of $3.3 billion decreased 11% and comparable sales increased 1% in fiscal 2023 compared to fiscal 2022. Gap brand net sales in fiscal 2023 were negatively impacted by the transition of its China operations to a partnership model. We believe that Gap brand's positive comparable sales in fiscal 2023 show momentum in reigniting its brand dialogue.
•
Banana Republic. Net sales of $1.9 billion decreased 8% and comparable sales decreased 7% in fiscal 2023 compared to fiscal 2022. While the brand has been making progress elevating its aesthetic and the quality of its product offering, re-establishing Banana Republic will take time and there is work to be done to better execute many of the fundamentals.

2024 Proxy Statement

Compensation Discussion and Analysis	33

•
Athleta. Net sales of $1.4 billion decreased 8% and comparable sales decreased 12% in fiscal 2023 compared to fiscal 2022. While Athleta saw product acceptance issues in fiscal 2023, the brand has taken steps to reengage its core customer through better product and brand-right marketing.

2023 LEADERSHIP CHANGES

On March 9, 2023, we announced the departures of Asheesh Saksena, former Chief Growth Officer, and Mary Beth Laughton, former President and CEO of Athleta. On July 26, 2023, we announced the appointment of Richard Dickson as President and CEO of Gap Inc., effective August 22, 2023. In connection with Mr. Dickson’s appointment, Bob L. Martin stepped down as Interim President and CEO. Mr. Martin remained Executive Board Chair until October 28, 2023, when he transitioned to a non-employee Board Chair role. On July 24, 2023, we announced the appointment of Chris Blakeslee as President and CEO of Athleta, effective August 7, 2023. On January 12, 2024, we announced the appointments of Eric Chan as Chief Business and Strategy Officer, effective January 8, 2024, and Amy Thompson as Chief People Officer, effective January 22, 2024.

2023 Executive Pay Highlights

In fiscal 2023, we continued to align pay with performance and achievement of our strategic objectives, including objectives related to our ongoing transformation. Highlights of our fiscal 2023 compensation program include:

•

Annual Cash Incentive Bonus. The Committee selected EBIT and operating expense as a percentage of net sales goals to drive our Executives’ focus on delivering profitability and improving operating efficiency, respectively. Executives’ bonuses were based on Gap Inc. performance as well as an individualized weighted brand average or brand-specific performance to drive both company-wide and brand focus and success. The Committee established goals that it believed were rigorous yet attainable and which supported our strategic objectives. We believe the annual bonus outcomes reflect our continued commitment to pay for performance. Annual bonuses are discussed in more detail below under “Elements of Compensation—Annual Cash Incentive Bonus”.

•

Long-Term Incentives. Executives were generally granted a mix of Performance Restricted Stock Units (“PRSUs”) and time-based restricted stock units (“RSUs”). The Compensation Committee selected this mix to align incentive opportunities with an appropriate balance of performance-related risk. Measured by target grant value, 60% of long-term incentives granted during our annual grant cycle in fiscal 2023 to our Executives (excluding Mr. Dickson, Mr. Blakeslee, and Mr. Martin, who all had non-standard long-term incentive arrangements in 2023, and a special retention award granted to Ms. O'Connell) were granted in the form of PRSUs that require the achievement of performance goals and reward long-term value creation for shareholders. Due to the interim nature of the role, Mr. Martin received quarterly grants of RSUs while serving as Interim CEO in 2023, which are described in more detail in “CEO Compensation Summary” below. In 2023, Mr. Dickson and Mr. Blakeslee each received initial grants of RSUs and PRSUs for the fiscal 2023-2025 cycle under our PRSU program to induce them to join the Company and to offset forfeited equity awards at their prior employers. Ms. O'Connell received an additional grant of RSUs in 2023 to strengthen the retention value of her long-term incentives, given the value of her unvested equity awards, and to create further alignment with shareholder interests. These awards are described in more detail in “Elements of Compensation—Long-Term Incentives” and “Other Compensation Actions” below.

•

PRSU Program. PRSUs comprised the largest single element of our Executives’ intended target compensation by target grant value in fiscal 2023 (other than for Mr. Dickson, Mr. Blakeslee, and Mr. Martin, who all had non-standard long-term incentive arrangements in 2023 as described above) and, since 2020, are earned under the PRSU program based on attainment of a three-year cumulative EBIT goal measured at the Gap Inc. level, with the final award payout modified based on relative total shareholder return, which measures our stock performance against the S&P Retail Select Index during the same three-year period. The Compensation Committee selected these goals to focus Executives on improving EBIT and profitability, and believes they provide a meaningful incentive for our leadership team that aligns long-term incentive awards with shareholder returns. Ms. O’Connell and Mr. Breitbard were eligible to participate in our PRSU program for the fiscal 2021-2023 cycle. However, no shares were earned for this cycle due to below threshold performance against the 3-year cumulative EBIT goal. Long-term incentives are discussed in more detail below under “Elements of Compensation—Long-Term Incentives.”

2024 Proxy Statement

Compensation Discussion and Analysis	34

Named Executive Officers and Roles in Fiscal 2023

Richard Dickson President & Chief Executive Officer, Gap Inc.	Katrina O’Connell Executive Vice President & Chief Financial Officer, Gap Inc.	Horacio (Haio) Barbeito President & Chief Executive Officer, Old Navy	Chris Blakeslee President & Chief Executive Officer, Athleta	Mark Breitbard President & Chief Executive Officer, Gap Brand

Bob L. Martin, who served as Interim Chief Executive Officer until Mr. Dickson joined the Company, was an additional Named Executive Officer in fiscal 2023.

Listening to Our Shareholders

Say-on-Pay

96% Approval

At the 2023 Annual Meeting, shareholders were very supportive of the structure and philosophy of our pay program during fiscal 2022. We continued to set rigorous goals and align pay with performance and achievement of our strategic objectives during fiscal 2023.

The Committee actively considers the ideas and concerns of our shareholders regarding executive compensation and the results of the advisory vote on executive compensation, commonly referred to as a Say-on-Pay vote, when assessing our compensation practices and policies.

A Say-on-Pay vote was presented to our shareholders at our 2023 Annual Meeting and approved by approximately 96% of shareholders present and voting thereon. In addition, on an annual basis, we engage directly with some of our largest shareholders as another means to gather their input and concerns, and management informs the Compensation Committee of any compensation-related feedback they receive. Prior to our 2023 Annual Meeting, we invited our top 25 shareholders (not including members of the Fisher family), representing approximately 47% of our outstanding ownership at that time, to engage in discussion with us on our executive compensation program. We held calls with shareholders representing approximately 18% of our outstanding ownership at that time. See “Corporate Governance–Shareholder Engagement” for more information on our shareholder outreach program.

Based on our shareholder discussions and feedback, we believe our shareholders continue to view our executive compensation program favorably. As a result, the Compensation Committee retained its general approach to executive compensation in fiscal 2023 and continued to apply the same pay-for-performance principles and philosophy as in prior fiscal years.

As in prior years, we continue to set rigorous incentive compensation goals and align pay with performance and achievement of our strategic objectives. We also continue to put executive compensation to an annual advisory shareholder vote.

2024 Proxy Statement

Compensation Discussion and Analysis	35

CEO Compensation Summary

In August 2023, Richard Dickson joined the Company as our President and CEO. Mr. Dickson succeeded Bob L. Martin, who served as our Interim President and CEO from July 2022 to August 2023 while the Board conducted a search for a successor to our former President and CEO.

Mr. Dickson’s compensation package is structurally consistent with the compensation packages for our other Executives and is intended to reward him for sustained improvement of the Company’s financial performance and returns to shareholders while aligning interests across the Company’s Senior Leadership Team. In determining the structure and value of Mr. Dickson's compensation package, in addition to the factors outlined under “Compensation Analysis Framework” below, the Compensation Committee assessed the need to compensate Mr. Dickson for forfeited compensation at his prior employer and to induce him to join the Company. In addition to Mr. Dickson receiving the same benefits and perquisites provided to all other Executives, he was also entitled to limited personal use of a Company airplane, reimbursement for membership dues and initiation fees for two business-focused social clubs, and reimbursement for legal fees in connection with negotiating his offer letter. He was also entitled to reimbursement for relocation (including temporary housing) and commuting costs related to his relocation to San Francisco, and tax reimbursement payments on taxable expenses associated therewith. Mr. Dickson's commuting benefit may be used for travel to either of the Company's hub offices in San Francisco or New York City. We believe these benefits are commensurate with those provided to chief executive officers at similar companies and benefit the Company by allowing Mr. Dickson to manage his travel and time commitments safely and efficiently, including during his relocation, and to leverage his business and personal connections for business-related purposes. The relocation and commuting benefits provided to Mr. Dickson were provided pursuant to our standard relocation policy. The Committee received advice from its independent compensation consultant prior to approving Mr. Dickson’s compensation package, including perquisites, which is described more fully below:

•
Base salary was established at $1,400,000 to position him appropriately relative to internal and external benchmarks, and considering the factors outlined under “Compensation Analysis Framework” below.
•
Annual bonus target was established at 185% of base salary. The Committee established the same bonus structure for fiscal 2023 for all eligible employees, including Mr. Dickson, with goals based (i) 50% on operating expense as a percentage of net sales, (ii) 25% on Gap Inc. EBIT, and (iii) 25% on an individualized weighted brand average EBIT. For fiscal 2023, Mr. Dickson's annual bonus was earned at 156% of target based on financial performance against these goals. The Committee did not adjust Mr. Dickson's fiscal 2023 annual bonus. Mr. Dickson also received an initial sign-on bonus in fiscal 2023 of $350,000 to compensate him for near-term forfeitures from his prior employer.
•
In August 2023, we granted Mr. Dickson make-whole RSUs and PRSUs, in each case, with a target grant value of $4,250,000, in order to compensate Mr. Dickson for equity awards forfeited from his prior employer, as well as inducement RSUs with a target grant value of $4,000,000 to induce Mr. Dickson to join the Company.
•
Mr. Dickson did not receive annual RSU or PRSU grants in fiscal 2023. Subject to Mr. Dickson’s continued employment with the Company and the approval of the Compensation Committee, during our annual grant cycle in fiscal 2024, Mr. Dickson is eligible to receive RSUs with a target grant value of $3,600,000 and PRSUs with a target grant value of $6,400,000.

We expect that Mr. Dickson’s long-term incentives in future years will generally align with our other Executives and will be majority performance-based in line with our pay-for-performance philosophy.

While he served as Interim CEO in fiscal 2023, Bob L. Martin received a monthly salary of $116,667 and was eligible to receive an annual target bonus at 175% of base salary. Mr. Martin’s annual bonus target was increased in fiscal 2023 in order to better align his incentive opportunities to internal and external benchmarks. Like other eligible employees, Mr. Martin’s bonus was based on operating expense as a percentage of net sales, Gap Inc. EBIT and an individualized weighted brand average EBIT goals. Given the interim nature of the Interim CEO role, Mr. Martin received $650,000 of RSUs per month of service as Interim CEO, which were awarded in quarterly installments and vest 100% on the first anniversary of the date of grant, and did not participate in the PRSU program in fiscal 2023. In addition, while he served as Interim CEO, Mr. Martin was entitled to reimbursement for temporary housing costs. The Committee determined that it was in the Company's best interests for Mr. Martin to have a permanent residence in San Francisco while he was serving as Interim CEO because he was required to be present at the Company's headquarters more frequently, but due to the interim nature of the role the Company did not provide the standard relocation benefits to Mr. Martin that are otherwise available to other Executives.

2024 Proxy Statement

Compensation Discussion and Analysis	36

During the third quarter of fiscal 2023 when Mr. Martin remained Executive Board Chair, he received a monthly salary of $62,500 and was eligible to receive an annual target bonus of 100% of base salary. In August 2023, Martin received $817,000 of RSUs, representing his long-term incentive award for Interim CEO service in August 2023 and Executive Board Chair service for the remainder of the third quarter, which vest 100% on the first anniversary of the date of grant. This package was consistent with Mr. Martin’s compensation package as Executive Board Chair prior to his appointment as Interim CEO. In October 2023, Mr. Martin became non-executive Board Chair and was eligible to receive our standard director compensation package, including a prorated annual stock unit grant and an additional retainer for Board Chair service, prorated for his time in role in 2023.

Fiscal 2023 Compensation Mix

AVERAGE EXECUTIVE TARGET COMPENSATION

This chart reflects the average target compensation for fiscal 2023 for Executives other than Mr. Dickson and Mr. Blakeslee, who were hired in 2023, and Mr. Martin, who served as Interim CEO in 2023, as each had non-standard long-term incentive arrangements. This chart is based on salary and target bonus amounts as of April 1, 2023 and the target grant value of fiscal 2023 long-term incentives. These percentages are based on the intended target compensation for each included Executive and will not match the percentages calculable from the Summary Compensation Table. See "Elements of Compensation—Long-Term Incentives" for an explanation of the share prices used to calculate actual target shares granted under long-term incentive awards.

2024 Proxy Statement

Compensation Discussion and Analysis	37

Key Elements of Compensation

The table below summarizes the key elements of our Executives’ compensation, which are further described below under “Elements of Compensation.”

Component	Description and Purpose
Base Salary	Comprises the smallest component of our Executives’ compensation and is set at levels to attract and retain top talent. See “Elements of Compensation—Base Salary” below.
Annual Cash Incentive Bonus

The annual cash incentive bonus is intended to incentivize the achievement and success of the financial performance in our brands and align our Executives’ performance with our strategic objectives. In 2023, each Executive’s payout under the annual cash incentive bonus was weighted (i) 50% on an operating expense as a percent of net sales target, (ii) 25% on a Gap Inc. EBIT target and (iii) 25% on an individualized weighted brand average EBIT target. The individualized weighted brand average EBIT target was used to measure a weighted brand average or brand-specific performance, depending on the Executive's scope of responsibility. See “Elements of Compensation—Annual Cash Incentive Bonus” below.

Long-Term Incentives

Long-term incentives comprise the majority of our Executives’ compensation opportunity and are generally weighted towards PRSUs that require the achievement of performance goals to promote sustained improvement in financial performance and reward long-term value creation for shareholders. See “Elements of Compensation—Long-Term Incentives” below.

•  Measured by target grant value, PRSUs comprised 60% of long-term incentives granted to our Executives during our annual grant cycle in 2023 (excluding Mr. Dickson, Mr. Blakeslee and Mr. Martin, who all had non-standard long-term incentive arrangements in 2023, and a special retention award granted to Ms. O'Connell). PRSUs are earned based on the achievement of a cumulative Company EBIT goal over a three-year period, which is modified based on relative total shareholder return, measured against the S&P Retail Select Index, over the same three-year period. These goals were selected to focus Executives on improving EBIT and profitability and to align the awards with shareholder returns. PRSUs were granted to Mr. Dickson and Mr. Blakeslee in 2023 to offset equity awards forfeited from their former employers and to induce them to join the Company.

•  Measured by target grant value, RSUs comprised 40% of long-term incentives granted to our Executives during our annual grant cycle in 2023 (excluding Mr. Dickson, Mr. Blakeslee, and Mr. Martin, who all had non-standard long-term incentive arrangements in 2023, and a special retention award granted to Ms. O'Connell). RSUs drive talent retention through a four-year vesting period and shareholder alignment, as their value is tied to our share price. RSUs were granted to Mr. Dickson and Mr. Blakeslee in 2023 to offset equity awards forfeited from their former employers and to induce them to join the Company. RSUs were granted to Mr. Martin in 2023 for his service as Interim CEO and Executive Board Chair. Ms. O'Connell received a special retention award of RSUs in 2023.

2024 Proxy Statement

Compensation Discussion and Analysis	38

Compensation Governance

Overall, we believe that our fiscal 2023 executive compensation program met each of our compensation objectives described below and continues to demonstrate our strong commitment to pay-for-performance. The tables below highlight our key compensation practices – both the practices we believe support strong compensation governance principles and the practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

What We Do
Pay-for-Performance	✓	We tie pay to performance. Our executive compensation program is heavily weighted towards performance.
Shareholder Alignment	✓	Our Executives’ PRSUs are earned in part based on relative total shareholder return, which aligns Executives to shareholders.
Regular Compensation Review	✓

We annually review Executive compensation against peer group data as part of determining whether compensation opportunities remain appropriate, and we review the composition of our compensation peer group annually.

Recoupment/Clawback Policy	✓

Our Executive Compensation Recoupment Policy covers Executives in certain situations, including in the event of a financial restatement, a non-restatement related miscalculation, or management misconduct or negligence resulting in material financial, reputational or other harm to the Company.

Culture of Stock Ownership	✓	We have executive stock ownership requirements that we review on a regular basis and revise as needed to ensure strong alignment of Executive and shareholder interests.
Annual Risk Assessment	✓	We conduct an annual risk assessment to determine whether we have incentive compensation arrangements for Executives that create potential material risk for the Company.
Independent Compensation Consultant	✓	The Committee has engaged an independent compensation consulting firm, Frederic W. Cook & Co., Inc. The firm reports directly to the Committee and does not provide any other services to the Company.
Maximum Award Amounts	✓	The Committee establishes maximum incentive compensation payouts with an appropriate balance between long-term and short-term objectives.
Annual Say-on-Pay Vote and Shareholder Outreach	✓

We hold an annual advisory vote and conduct regular shareholder outreach on our executive compensation program. We consider the results and feedback when assessing our executive compensation practices and policies.

Compensation Committee is Comprised of Only Independent Directors	✓	Pursuant to our Corporate Governance Guidelines, our Compensation Committee is comprised solely of independent directors.

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What We Don’t Do
No Employment Agreements with Long-Term Guarantees	We do not have employment contracts of defined length with our Executives with ongoing multi-year guarantees for base salary increases, bonuses or equity compensation.
No Golden Parachute Tax Gross-Ups	None of our Executives are entitled to tax gross-ups on “parachute payments” that would be provided upon a change in control.
No Repricing or Cash-Out of Underwater Stock Options	We have not repriced or cashed-out underwater stock options and we cannot do so without shareholder approval.
No Supplemental Executive Retirement Plan or Executive Pension Plan	We do not provide Executives with a supplemental retirement plan or a pension plan.
No Single-Trigger Change in Control Arrangements	We do not have arrangements that provide for single-trigger change in control benefits.
No Material Compensation Risk	We do not have incentive compensation arrangements for Executives that create potential material adverse risk for the Company, based on a risk assessment conducted by the Company annually.
No Dividends on Unearned or Unvested Equity Awards	We do not pay dividends on Executives’ unearned or unvested equity awards.
No Hedging	We prohibit Company employees at the level of Vice President and above, as well as other insiders, from engaging in any hedging or publicly traded derivative transactions in Company stock.
No Pledging	We prohibit Executives from pledging Company stock as collateral for a loan or for any other purpose.

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Compensation Objectives

Our fiscal 2023 compensation program is designed to align Executives’ total compensation with the short and long-term financial performance of the Company, our shareholders’ interests and our strategic objectives, while enabling us to attract and retain top talent. Specifically, the program is designed to:

•
Drive a performance-oriented culture;
•
Support our business by motivating and rewarding achievement of short and long-term financial and strategic objectives, as well as individual contributions;
•
Attract and retain top talent;
•
Link Executives’ rewards to shareholder returns and value creation; and
•
Promote a culture of executive stock ownership, aligning our Executives with our shareholders.

Our compensation program rewards Executives for the achievement of Company-wide and brand-specific financial and strategic objectives, for their individual contributions and for optimizing long-term returns to shareholders. Other than Mr. Martin, who served in an interim role as Interim CEO and then remained Executive Board Chair in fiscal 2023, and Mr. Dickson and Mr. Blakeslee, who each joined the Company in fiscal 2023, between 50% and 60% of each Executive’s total intended target compensation opportunity requires achievement of performance goals and is weighted toward incentive compensation tied to these objectives. When we do not achieve targeted performance levels, the total compensation that can be realized by our Executives is substantially reduced. In the case of performance-based awards, our Executives will not earn any performance-based incentive compensation if we do not reach threshold performance levels. When we exceed targeted performance levels, the compensation that can be realized by our Executives may exceed target compensation levels subject to maximum payout caps established by the Committee. We believe that this is the most effective means of aligning executive pay with our financial and strategic goals and shareholders’ interests.

Elements of Compensation

The main elements of our fiscal 2023 executive compensation program were:

•
Base salary;
•
Annual cash incentive bonus;
•
Long-term incentives; and
•
Benefits and tailored perquisites.

We include these elements in our executive compensation program because we believe each element supports the achievement of one or more of our compensation objectives described above, and that together they have been and will continue to be effective in this regard. The Compensation Committee determines the use and weight of each compensation element based on the importance of each compensation objective in supporting our business and talent strategies, and benchmarks them against similar executives at other companies in our peer group. Base salary on average represented 15% of potential compensation at target levels for our Executives other than Mr. Martin, Mr. Dickson, and Mr. Blakeslee in 2023, which demonstrates the emphasis we typically place on compensation that is performance-based and/or at-risk.

Base Salary

Base salaries are set at a level that the Committee believes will effectively attract and retain top talent, considering the factors described below under “Compensation Analysis Framework”. In addition, the Committee considers the impact of base salary changes on other compensation components (such as annual cash incentive bonus and long-term incentives) where applicable. The Committee reviews base salaries for Executives in the first fiscal quarter, and as needed throughout the year in connection with promotions or other changes in responsibilities.

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The table below summarizes base salaries during fiscal 2023, and any changes that occurred during the year.

Name	Base Salary at Beginning of Fiscal Year	Base Salary at End of Fiscal Year	Comments
Richard Dickson	N/A	$1,400,000	Mr. Dickson joined the Company as President and CEO in August 2023.
Katrina O’Connell	$875,000	$900,000	Salary was increased in 2023 to improve competitiveness and to position Ms. O’Connell appropriately relative to internal and external benchmarks and after considering her individual performance.
Haio Barbeito	$1,000,000	$1,000,000
Chris Blakeslee	N/A	$950,000	Mr. Blakeslee joined the Company as President and CEO of Athleta in August 2023.
Mark Breitbard	$1,100,000	$1,100,000
Bob L. Martin	$1,400,000	N/A	Mr. Martin’s salary was decreased to $750,000 when he stepped down as Interim CEO in August 2023. In October 2023, Mr. Martin transitioned to a non-employee Board Chair role.

Annual Cash Incentive Bonus

Fiscal 2023 Annual Bonus

Our annual bonus program is intended to directly support our longer-term strategic objectives, including objectives related to our ongoing transformation, by focusing on delivering profitability and improving operating efficiency. In setting the fiscal 2023 annual bonus structure, the Compensation Committee considered our business and talent priorities, as well as the factors described below under “Compensation Analysis Framework.” We determined that there was a need to incentivize the achievement of our financial commitments to make progress against our strategic objectives to position us for long-term success. To support these goals, the Committee approved an annual cash incentive structure based solely on financial performance for the fiscal year. Given the importance of accountability for operating efficiency and delivering total Company and brand earnings, the Committee weighted (i) 50% on an operating expense as a percent of net sales target, (ii) 25% on a Gap Inc. EBIT target, and (iii) 25% on an individualized weighted brand average EBIT target, in each case, subject to potential adjustment for certain pre-established items that are unusual in nature or infrequently occur. EBIT was calculated as net sales less (i) cost of goods sold and occupancy expenses and (ii) operating expenses. The Committee believes this weighting provides an appropriate balance between cost management and bottom line performance. Additionally, as discussed below, the Committee set a minimum performance requirement that needed to be achieved in order to fund any bonuses.

Under the fiscal 2023 annual bonus structure, the individualized weighted brand average EBIT target was used to measure a weighted brand average or brand-specific performance, depending on the Executive's scope of responsibility. For Mr. Dickson, Ms. O’Connell and Mr. Martin, this target was based on the following weighted average of the brand attainments: 50% Old Navy, 25% Athleta, 15% Gap brand and 10% Banana Republic. For Mr. Barbeito, Mr. Blakeslee, and Mr. Breitbard, this target was based on the organizations they lead: 100% Old Navy, 100% Athleta and 100% Gap brand, respectively.

The table below describes the target annual bonus and potential payout range for each Executive under the fiscal 2023 annual bonus structure.

Name	Target Percentage of Base Salary	Potential Payout Range as a Percentage of Target
Richard Dickson	185%	0 – 200%
Katrina O’Connell (1)	125/150%	0 – 200%
Haio Barbeito	150%	0 – 200%
Chris Blakeslee	150%	0 – 200%
Mark Breitbard	150%	0 – 200%
Bob L. Martin (2)	175/100%	0 – 200%

(1)
Ms. O’Connell’s target annual cash incentive bonus opportunity was increased in 2023 to improve competitiveness and to position her appropriately relative to internal and external benchmarks and after considering her individual performance. The two percentages reflect Ms. O’Connell’s prior and current bonus targets, respectively.

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(2)
Mr. Martin's target annual cash incentive bonus opportunity was decreased in 2023 in connection with his stepping down as Interim CEO in August 2023 and serving as Executive Chair through October 2023.

Bonus payments are made under the Executive Management Incentive Compensation Award Plan (the “Executive MICAP”). Pursuant to the Executive MICAP, the Committee sets a minimum performance requirement that needs to be achieved before determination and payment of any bonus. Satisfaction of the minimum performance requirement results in the funding of the maximum bonus that could be paid to each Executive being established, and the Committee then applies negative discretion as needed to determine actual payouts to each Executive based on performance against pre-established financial goals and individual performance. The minimum performance requirement the Committee established in 2023 was positive net income, subject to certain adjustments. The Committee determined that the minimum performance requirement was achieved in 2023.

Financial Performance

The Compensation Committee approved threshold, target, and maximum financial performance levels for the Gap Inc. and individualized weighted brand average EBIT goals for fiscal 2023 and determined that payouts for these goals would be made only if threshold performance was achieved. For the operating expense as a percentage of net sales goal, the Committee approved target and maximum goals, and determined that a payout for this goal would be made only if target performance was achieved, given the importance of cost transformation for the Company. The Committee set these goals for fiscal 2023 at what it considered to be rigorous yet attainable levels to provide a meaningful incentive for Executives to improve performance in light of our expected performance at the time they were established.

The following table shows the fiscal 2023 EBIT goals for our brands that were used to calculate the individualized weighted brand average goals expressed as a percentage of fiscal 2021 actual results. A comparison is shown to fiscal 2021 in order to provide a meaningful comparison of the EBIT goal against prior performance as Gap Inc. had negative EBIT in fiscal 2022. Also shown below are the actual percentages achieved expressed as a percentage of fiscal 2021 actual results, after adjustments for items that were not considered when the goals were set, which included restructuring costs, the transitions to a partnership model in Greater China, franchise partner receivership, legal claims and litigations. No additional adjustments to the results were made other than the neutralization of foreign exchange rate fluctuations. As a result of the following attainments, the individualized EBIT goals funded at 130% of target for Mr. Dickson, Ms. O'Connell and Mr. Martin, at 200% of target for Mr. Barbeito and Mr. Breitbard, and at 0% of target for Mr. Blakeslee.

	Fiscal 2023 EBIT Goals as a Percentage of Fiscal 2021 Actual EBIT			Actual Fiscal 2023 Percentage Achieved After Adjustments
Brand	Threshold	Target	Maximum	EBIT
Old Navy	25.4%	35.0%	44.5%	51.3%
Athleta	58.0%	66.5%	82.2%	N/A
Banana Republic	1189.9%	1663.7%	2137.5%	N/A
Gap Brand	579.2%	1039.1%	1499.0%	1522.5%

•
Percentages are not shown where the numerator or denominator was below zero, as the earnings growth calculation does not reflect a meaningful result.
•
Mr. Dickson’s, Ms. O’Connell’s and Mr. Martin’s individualized weighted brand average EBIT goals were based on a weighted brand average.
•
Mr. Barbeito’s individualized weighted brand average EBIT goal was based on 100% Old Navy. Mr. Blakeslee’s individualized weighted brand average EBIT goal was based on 100% Athleta. Mr. Breitbard's individualized weighted brand average EBIT goal was based on 100% Gap brand.

The following table shows the fiscal 2023 Gap Inc. EBIT goal expressed as a percentage of fiscal 2021 actual results. A comparison is shown to fiscal 2021 in order to provide a meaningful comparison of the EBIT goal against prior performance as Gap Inc. had negative EBIT in fiscal 2022. Also shown below is the actual percentage achieved expressed as a percentage of fiscal 2021 actual results, after adjustments for items that were not considered when the goal was set, which included legal claims and litigations. No additional adjustments to the results were made other than the neutralization of foreign exchange rate fluctuations. As a result of the following attainment, the Gap Inc. EBIT goal funded at 92% of target for all Executives.

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	Fiscal 2023 EBIT Goal as a Percentage of Fiscal 2021 Actual EBIT			Actual Fiscal 2023 Percentage Achieved After Adjustments
	Threshold	Target	Maximum	Actual
Gap Inc. EBIT	54.7%	71.1%	87.5%	69.4%

The following tables show the funding levels and actual funding for the Gap Inc. operating expense as a percentage of net sales goal. Depending on our level of net sales, the Committee established target and maximum performance ranges based on the achievement of operating expense as a percentage of net sales, with results between target and maximum levels in these ranges interpolated between target and maximum funding, and with no payout below target. The actual funding level reflects adjustments for items that were not considered when the goal was set, which included headcount and payroll reductions in our sourcing countries realized through our organization transformation that benefited financial margin instead of operating expense based on our operating model, legal claims and litigations. No additional adjustments to the results were made other than the neutralization of foreign exchange rate fluctuations.

Gap Inc. Operating Expense Goal % of Actual Net Sales	Payout Funding Level
Greater than 35.3%	0%
From 35.3% to 34.3%	100%
Less than or Equal to 33.8%	200%

Gap Inc. Operating Expense % of Actual Net Sales Result	Actual Payout Funding
33.7%	200%

Individual Performance Adjustment

Subject to the achievement of the minimum performance requirement and the achievement of threshold financial goals, prior to determining the final bonus payout, if any, for each Executive, individual performance is assessed to determine if an adjustment is warranted. The CEO makes recommendations to the Committee for adjustments, if any, for Executives that report to the CEO, and the Committee decides whether any adjustment is warranted for the CEO without the CEO's participation. In assessing each Executive’s individual performance, any additional initiatives outside those described above, challenges that the Executive faced over the course of the year, and financial performance are considered in determining final payouts. Our bonus program allows the Committee to assess Executives’ individual performance, including our commitments on equality and belonging and environmental and social sustainability.

In fiscal 2023, the Committee determined that individual adjustments were warranted for Ms. O'Connell and Mr. Breitbard due to their exceptional contributions during the year. In the case of Ms. O'Connell, the Committee recognized the Company's disciplined management of expenses during the fiscal year due to her leadership of the Company's financial management function, which contributed to the achievement of maximum funding of the operating expense as a percentage of net sales goal. In the case of Mr. Breitbard, the Committee recognized Gap brand's top- and bottom-line performance during the fiscal year under his leadership, which resulted in the achievement of maximum funding of the Gap brand individualized EBIT goal. No other Executive received an individual performance adjustment in fiscal 2023. However, the funding of the annual bonus pool for the Senior Leadership Team was based on the achievement of the formulaic financial goals described above. As a result, any positive individual performance adjustments for Executives were offset by negative adjustments for others.

Actual Bonuses

The following graphic illustrates the calculation of fiscal 2023 bonuses.

Base Salary	X	Target % of Base Salary	X	50% X FY23 Operating Expense as % of Net Sales (% Achieved)	+	25% X FY23 Individualized EBIT (% Achieved)	+	25% X FY23 Gap Inc. EBIT (% Achieved)	=	Funded Bonus	+/-	Individual Adjustment	=	Actual Bonus

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* Bonus payments are subject to achievement of a threshold funding goal.

The following table describes the calculation of bonuses to be paid to each Executive for fiscal 2023 performance.

Name	Base Salary (1)	x	Target Percentage of Base Salary (2)(3)	x	(50%	x	Actual Percentage Achieved: FY23 Operating Expense as % of Net Sales	+	25%	x	Actual Percentage Achieved: FY23 Individualized EBIT (4)	+	25%	x	Actual Percentage Achieved: FY23 Gap Inc. EBIT	)	=	Funded Bonus	+	Individual Adjustment	=	Actual Bonus
Richard Dickson	$626,415	x	185%	x	(50%	x	200%	+	25%	x	130%	+	25%	x	92%	)	=	$1,802,511	+	$0	=	$1,802,511
Katrina O’Connell	$897,372	x	125/150%	x	(50%	x	200%	+	25%	x	130%	+	25%	x	92%	)	=	$2,093,668	+	$463,842	=	$2,557,510
Haio Barbeito	1,000,000	x	150%	x	(50%	x	200%	+	25%	x	200%	+	25%	x	92%	)	=	$2,595,611	+	$0	=	$2,595,611
Chris Blakeslee	$463,477	x	150%	x	(50%	x	200%	+	25%	x	0%	+	25%	x	92%	)	=	$855,398	+	$0	=	$855,398
Mark Breitbard	$1,100,000	x	150%	x	(50%	x	200%	+	25%	x	200%	+	25%	x	92%	)	=	$2,855,172	+	$444,828	=	$3,300,000
Bob L. Martin	$911,051	x	175/100%	x	(50%	x	200%	+	25%	x	130%	+	25%	x	92%	)	=	$2,319,485	+	$0	=	$2,319,485

(1)
Our bonus formula assumes our Executives' annual base salary rates for the full fiscal year, including the additional week in fiscal 2023. Base salaries are prorated based on any changes during the fiscal year. Base salaries in this table will not match the amounts in the salary column of the Summary Compensation Table.
(2)
Bonus targets are prorated based on any changes during the fiscal year. Where two target percentages are listed, they reflect prior and current bonus targets, respectively.
(3)
Ms. O’Connell’s bonus target was increased in 2023 to improve competitiveness and to position her appropriately relative to internal and external benchmarks and after considering her overall performance.
(4)
For Mr. Dickson, Ms. O’Connell, and Mr. Martin, their individualized weighted brand average EBIT attainments, as described above, are displayed.

Long-Term Incentives

Overview

We believe that stock-based long-term incentives align executive compensation with our Company’s financial performance and shareholder returns. In the past we granted a mix of PRSUs, stock options and RSUs. However, in 2023, the Compensation Committee determined that the long-term equity mix should consist solely of PRSUs and RSUs in order to provide consistent retention value and more effectively manage dilution from equity awards. Measured by target grant value, 60% of long-term incentives granted to our Executives during our annual grant cycle in 2023 (excluding Mr. Dickson, Mr. Blakeslee, and Mr. Martin, who all had non-standard long-term incentive arrangements in 2023, and a special retention award granted to Ms. O'Connell) were delivered in the form of PRSUs that require the achievement of performance goals, to promote sustained improvement in financial performance and to reward long-term value creation for shareholders. The remaining long-term incentive value was delivered in the form of RSUs.

The following table shows the intended target values approved by the Compensation Committee for long-term incentives granted to Executives during our annual grant cycle in March 2023. In general, we compute the actual number of target shares granted under long-term incentive awards based on the 20-trading day simple average of our closing stock price prior to the grant date. However, for our annual grant cycle in March 2023, the Compensation Committee approved using a higher stock price ($14.00) than the 20-trading day simple average of our closing stock price prior to the grant date ($12.92) to compute the number of target shares granted, in order to address the short-term volatility in our stock price at the time and to conserve shares under our equity plan. As a result, the actual grant values of these awards based on the 20-trading day simple average of our closing stock price prior to the grant date are lower than the intended target values presented in the table below. Notably, as of the end of fiscal 2023, our stock price was $19.81.

Name	Fiscal 2023 Total Target Long-Term Incentive Grant Value
Katrina O’Connell	$3,500,000
Haio Barbeito	$4,500,000
Mark Breitbard	$3,500,000

The table above does not reflect an additional grant of 107,142 RSUs that Ms. O'Connell received in March 2023. The Committee determined that this special grant was necessary to strengthen the retention value of Ms. O'Connell's long-term incentives, given the value of her unvested equity awards, and to create further alignment with shareholder interests. Mr. Dickson and Mr. Blakeslee, who both joined the Company in August 2023, and Mr. Martin, who served as Interim CEO, Executive Board Chair and in a non-employee Board Chair role in 2023, are excluded from the table above as their fiscal 2023 long-term incentives are not indicative of our usual grant practices.

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In connection with his joining the Company as President and CEO in August 2023, Mr. Dickson received a make-whole RSU grant covering 466,008 shares, a make-whole PRSU grant covering 466,008 target shares for the fiscal 2023-2025 cycle under our PRSU program, and an inducement RSU grant covering 438,596 shares, to offset equity awards forfeited from his prior employer and to induce him to join the Company. The make whole RSU grant vests 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date based on continued service. The make-whole PRSU grant is subject to the same performance and vesting conditions as the fiscal 2023-2025 PRSUs granted to other Executives, as described below. The inducement RSU grant vests at a rate of 25% on each anniversary of the grant date over 4 years based on continued service.

In connection with his joining the Company as President and CEO of Athleta in August 2023, Mr. Blakeslee received a make-whole RSU grant covering 441,932 shares, a make-whole PRSU grant covering 226,104 target shares for the fiscal 2023-2025 cycle under our PRSU program, a prorated annual RSU grant covering 77,081 shares, and a prorated annual PRSU grant covering 115,621 target shares for the fiscal 2023-2025 cycle under our PRSU program, to offset equity awards forfeited from his prior employer and to induce him to join the Company. The make-whole RSU grant vests 50% on the first anniversary of the grant date, 30% on the second anniversary of the grant date and 20% on the third anniversary of the grant date based on continued service. The make-whole and prorated annual PRSU grants are subject to the same performance and vesting conditions as the fiscal 2023-2025 PRSUs granted to other Executives, as described below. The prorated annual RSU grant vests at a rate of 25% on each anniversary of the grant date over 4 years based on continued service.

Mr. Martin received $650,000 of RSUs per month of service as Interim CEO in fiscal 2023, which were awarded in quarterly installments and vest 100% on the first anniversary of the date of grant, given the interim nature of the Interim CEO role. During the third quarter of fiscal 2023 when Mr. Martin remained Executive Board Chair, he received $817,000 of RSUs, representing his long-term incentive award for the third quarter, which vest 100% on the first anniversary of the date of grant. In October 2023, Mr. Martin became non-executive Board Chair and was eligible to receive our standard director compensation package, including a prorated annual stock unit grant with the same vesting terms as our other directors’ stock units.

We expect that Mr. Dickson’s and Mr. Blakeslee’s long-term incentives in future years will generally align with our other Executives and will be majority performance-based in line with our pay-for-performance philosophy.

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EQUITY AWARD MIX

For fiscal 2023, the equity award mix for our annual grant cycle chosen by the Committee and measured by target grant value consisted of 60% PRSUs and 40% RSUs. The mix was selected by the Committee to align incentive opportunities with an appropriate level of performance-related risk. The mix also ensured that more than half of the value of the long-term incentives granted to our Executives who received an award during our annual grant cycle was in the form of PRSUs for performance-based long-term pay delivery and shareholder value alignment.

The table below summarizes each long-term incentive award granted during our annual grant cycle.

Long-Term Incentive Award	Mechanics	Objectives
PRSUs

•  60% of long-term incentives granted to Executives during our annual grant cycle.

•  Grants are earned after a three-year performance period with 50% of shares delivered after year three and 50% one year later.

•  Measure: Three-year cumulative Gap Inc. EBIT (awards earned at 0% – 250% of target prior to being modified).

•  Modifier: Relative TSR vs. S&P Retail Select Index (awards modified up or down by 20%, for a total potential payout of 0% – 300% of target).

•  Long-term EBIT goals in the PRSUs focus Executives on the importance of long-term operating performance within their control and accountability and are aligned to improving EBIT and profitability.

•  TSR provides an external metric that aligns Executives’ pay to shareholder returns relative to a peer index.

•  The goals and time horizon differ from the annual bonus plan that focuses on EBIT and operating expense goals, and provide a focus on sustained Company-wide achievement over a multi-year period.

RSUs	• 40% of long-term incentives granted to Executives during our annual grant cycle. • Time-based. • Vesting 25% per year over four years.	• Drives talent retention through a standard four-year service period and shareholder alignment as their value is tied to our share price.

It has been our practice to grant long-term incentives to Executives on an annual basis, usually in the first quarter of each fiscal year. This timing was selected because it follows the release of our annual financial results for the prior year and completion of annual compensation reviews. We also grant long-term incentives on other dates to newly hired executives and periodically in connection with promotions or to improve competitiveness and to position Executives appropriately to benchmarks. Grants are typically approved by the Committee at a meeting and are effective on the meeting date. However, the effective grant date for new hires is no earlier than their first day of employment. Stock-based awards are granted under our 2016 Long-Term Incentive Plan, which was last amended and approved by our shareholders in 2023.

In determining the fiscal 2023 long-term incentive structure and award amounts, the Committee considered the factors described below under “Compensation Analysis Framework,” including a review of market data for comparable positions and each individual’s accumulated vested and unvested awards, current and potential realizable value over time using stock appreciation assumptions, vesting schedules, comparison of individual awards between Executives and in relation to other compensation elements, shareholder dilution and accounting expense. In addition, for Mr. Dickson’s and Mr. Blakeslee’s 2023 long-term incentive structure and award amounts, the Committee considered the need to offset forfeited equity awards at their former employers and induce them to join the Company, and with respect to Ms. O'Connell's special retention award, considered the need to strengthen the retention value of her long-term incentives, given the value of her unvested equity awards, and to create further alignment with shareholder interests.

PRSUs

PRSUs are intended to promote sustained improvement in financial performance and long-term value creation for shareholders. Additionally, they represent full-value shares of our stock to drive performance, promote retention, and foster a long-term shareholder ownership perspective. In general, we believe the grant or vesting of a significant percentage of full-value shares for Executives should be based on performance against long-term objectives.

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Therefore, in fiscal 2023, 60% of the long-term incentives granted to Executives during our annual grant cycle were granted in PRSUs. The PRSUs received by our Executives are described in more detail in "2023 Grants of Plan-Based Awards."

PRSUs granted to Executives typically vest at a rate of 50% at the end of the performance period, generally subject to continued service through the date the Committee determines the number of shares that are earned, if any, and 50% on the one-year anniversary of the determination date based on continued service with the Company. Vesting is generally accelerated upon death, disability, or retirement (if retirement-eligible) if the awards are granted at least one year from the event and any performance conditions have been previously satisfied. Additional circumstances under which vesting of long-term incentives may be accelerated are described in "2023 Potential Payments Upon Termination."

FISCAL 2023-2025 PRSU Program

Executives are currently eligible to earn PRSUs under our PRSU program. The key features of the PRSU program are described below:

•
Each Executive other than Mr. Martin received a PRSU award. PRSUs were granted to Executives during our annual grant cycle in March 2023, and in August 2023 to Mr. Dickson and Mr. Blakeslee when they joined the Company. PRSUs give the Executive the right to receive shares of our stock based on achievement against performance goals during a specified three-year performance period, subject to certain service requirements. Actual shares paid out, if any, will vary based on achievement of the performance goals. When establishing the three-year cumulative EBIT target, the Committee set a target level of performance they considered to be rigorous yet attainable in order to provide a meaningful incentive for Executives to improve performance in light of our expected performance at the time the target was established. EBIT is calculated as net sales less (i) cost of goods sold and occupancy expenses and (ii) operating expenses.
•
The number of actual shares that an Executive may earn after the end of the performance period is based on the attainment of a three-year cumulative EBIT goal measured at the Gap Inc. level. The award is then modified based on relative TSR, which measures our stock performance against the S&P Retail Select Index during the same three-year period. The potential payout range as a percentage of the target award based on the three-year EBIT goal attainment is 0% to 250%. The award will then be modified up or down by up to 20% (for a total opportunity of 0% to 300% of target) based on the level of relative TSR performance.
•
50% of the award is payable at the end of the three-year performance period, generally subject to continued service with the Company through the date that the Committee determines the number of shares that are earned, if any, and the remaining 50% will vest on the one-year anniversary of such determination date based on continued service with the Company.

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The table below describes the potential payout range as a percentage of the target award for PRSUs granted in fiscal 2023 (for the fiscal 2023-2025 performance period). The target number of shares granted during our annual grant cycle in March 2023 was determined based on a $14.00 stock price and the applicable PRSU target grant value. As discussed above, the $14.00 stock price was higher than the 20-trading day simple average of our closing stock price prior to the grant date ($12.92) that we generally use to compute the number of target shares granted. However, the target number of shares granted in August 2023 was determined based on the 20-trading day simple average of our closing stock price prior to the grant date and the applicable PRSU target grant value. The PRSU grants represent only an opportunity to earn actual shares of our stock for achievement of performance goals over the performance period. The associated amount listed in the “2023 Summary Compensation Table” under Stock Awards is the grant date fair value for accounting purposes, which is the required disclosure under SEC rules, and is not necessarily the compensation that will be actually realized by each Executive and also differs from the intended target value at grant. All payments are made in shares at vesting and dividends are not paid on unvested shares.

	Fiscal 2023-2025 PRSU Award Potential Payout
Name	Target Value	Target Number of Performance Shares	Potential Payout Range as Percentage of Target Shares
Richard Dickson	$4,250,000	466,008	0 – 300%
Katrina O’Connell	$2,100,000	150,000	0 – 300%
Haio Barbeito	$2,700,000	192,857	0 – 300%
Chris Blakeslee	$3,325,000	341,725	0 – 300%
Mark Breitbard	$2,100,000	150,000	0 – 300%

•
For Ms. O'Connell, Mr. Barbeito and Mr. Breitbard, the target value represents the approximate value of the target grant based on the $14.00 stock price used to compute the number of target shares granted. For Mr. Dickson and Mr. Blakeslee, the target value represents the approximate value of the target grant based on the 20-trading day simple average of our closing stock price prior to the grant date. The target value at grant differs from the Summary Compensation Table value because the PRSU value in the Summary Compensation Table represents the fair value for accounting purposes. PRSUs were granted in March 2023 as part of our annual grant cycle to Ms. O’Connell, Mr. Barbeito, and Mr. Breitbard. PRSUs were granted in August 2023 to Mr. Dickson and Mr. Blakeslee pursuant to their new hire packages.
•
Pursuant to their new hire packages and to help recruit them from their former employers, Mr. Dickson received an initial award of 466,008 make-whole PRSUs, and Mr. Blakeslee received an initial award of 226,104 make-whole PRSUs and 115,621 prorated annual PRSUs, in each case, for the fiscal 2023-2025 cycle under our PRSU program.

The following table shows the potential award modification based on the level of relative TSR performance. Gap Inc. TSR will be compared to the TSR of the companies comprising the S&P Retail Select Index. Payouts between the 25th and 75th percentiles are interpolated.

Percentile Rank	PRSU Modifier Payout
75th Percentile or Higher	120%
50th Percentile	100%
25th Percentile or Lower	80%

FISCAL 2021-2023 PRSU CYCLE

The following table shows the annualized fiscal 2021-2023 cumulative EBIT goal expressed as a percentage of 2019 actual results. The table below shows the annualized fiscal 2021-2023 cumulative EBIT goal relative to 2019 actual results to provide a meaningful comparison of the EBIT goal against prior performance due to the unprecedented impact and disruption of COVID-19 in 2020. The Committee set this goal at what it considered to be a rigorous yet attainable level to provide a meaningful incentive for Executives to improve performance in light of our expected performance at the time it was established. Also shown below is the actual percentage achieved expressed as a percentage of fiscal 2019 actual results, after adjustments for items that were not considered when the goal was set, which included restructuring costs, government-mandated full day store closures, the transitions to a partnership model in Europe, Mexico, China and Taiwan, inventory write-offs related to store closures in Ukraine and Russia, ceased shipments to Russia, and asset impairments related to the termination of the Yeezy Gap partnership. No additional adjustments to the results were made other than the neutralization of foreign exchange rate fluctuations.

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Compensation Discussion and Analysis	49

	Annualized Fiscal 2021-2023 Cumulative EBIT Goal as a Percentage of Fiscal 2019 Actual EBIT			Actual 2021-2023 Percentage Achieved After Adjustments
	Threshold	Target	Maximum	Actual
Gap Inc. Fiscal 2021-2023 Cumulative EBIT	105.9%	123.3%	134.3%	60.3%

The following table shows the actual achievement levels and actual PRSUs earned for the completed fiscal 2021-2023 cycle under our PRSU program for Ms. O’Connell and Mr. Breitbard. Neither earned shares for the cycle based on below threshold performance against the fiscal 2021-2023 cumulative EBIT goal.

	Fiscal 2021 - 2023 Cycle PRSU Achievement
Name	Target Shares	Actual 2021-2023 Percentage Achieved	Actual Relative TSR Modifier	Actual Percentage Achieved (1)	Actual Shares Earned (2)
Katrina O’Connell	57,633	0%	106%	0%	0
Mark Breitbard	63,396	0%	106%	0%	0

(1)
"Actual Percentage Achieved" represents the fiscal 2021-2023 actual cumulative EBIT percentage achieved, modified by the actual relative TSR modifier.
(2)
"Actual Shares Earned" is the product of the target shares and the actual percentage achieved.

RSUs

RSUs represent the right to acquire full-value shares of our stock to drive performance, promote retention, and foster a long-term shareholder ownership perspective. In combination with our stock ownership requirements, RSUs subject Executives to the same stock price fluctuations experienced by shareholders but still encourage retention if our stock price does not appreciate, and help focus Executives on sustaining the value of the Company. In fiscal 2023, 40% of the long-term incentives granted to Executives during our annual grant cycle were granted in RSUs. The RSUs received by our Executives are described in more detail in "2023 Grants of Plan-Based Awards."

RSUs granted to Executives typically vest based on continued service at a rate of 25% annually beginning one year from the grant date. Executives generally must be employed on the vesting date or awards are forfeited. Vesting is generally accelerated upon death, disability or retirement (if retirement-eligible) if the awards are granted at least one year from the event. Additional circumstances under which vesting of long-term incentives may be accelerated are described in "2023 Potential Payments Upon Termination."

Mr. Martin’s RSUs vest 100% on their respective grant date anniversaries, given the interim nature of the Interim CEO role and consistent with his compensation package as Executive Board Chair prior to his appointment as Interim CEO.

In connection with his joining the Company as President and CEO in August 2023, Mr. Dickson received a make-whole RSU grant and an inducement RSU grant, to offset equity awards forfeited from his prior employer and to induce him to join the Company. The make whole RSU grant vests 50% on the first anniversary of the grant date and 25% on each of the second and third anniversaries of the grant date based on continued service. The inducement RSU grant vests at a rate of 25% on each anniversary of the grant date over 4 years based on continued service. In connection with his joining the Company as President and CEO of Athleta in August 2023, Mr. Blakeslee received a make-whole RSU grant and a prorated annual RSU grant, to offset equity awards forfeited from his prior employer and to induce him to join the Company. The make-whole RSU grant vests 50% on the first anniversary of the grant date, 30% on the second anniversary of the grant date and 20% on the third anniversary of the grant date based on continued service. The prorated annual RSU grant vests at a rate of 25% on each anniversary of the grant date over 4 years based on continued service.

Other Compensation Actions

In addition to her annual grant in March 2023, Ms. O'Connell received an additional grant of 107,142 RSUs in March 2023. The Committee determined that this special grant was necessary to strengthen the retention value of Ms. O'Connell's long-term incentives, given the value of her unvested equity awards, and to create further alignment with shareholder interests.

Mr. Dickson received a $350,000 signing bonus to recruit him from his prior employer and to offset compensation from his prior employer that was forfeited as a result of his departure. The bonus is repayable in full to the Company

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Compensation Discussion and Analysis	50

in the case of a voluntary termination or termination for cause within one year of his hire date, and half must be repaid should such a termination occur between one and two years from his hire date. Accordingly, the signing bonus will be reflected in the Summary Compensation Tables in future years when the performance condition is satisfied.

Mr. Blakeslee received a $900,000 signing bonus to recruit him from his prior employer and to offset compensation from his prior employer that was forfeited as a result of his departure. The bonus is repayable in full to the Company in the case of a voluntary termination or termination for cause within one year of his hire date, and half must be repaid should such a termination occur between one and two years from his hire date. Accordingly, the signing bonus will be reflected in the Summary Compensation Tables in future years when the performance condition is satisfied.

In determining Mr. Dickson’s and Mr. Blakeslee’s new hire packages, we offset near term forfeitures with initial sign-on bonuses and applied a like-for-like approach offsetting time-based long-term incentive forfeitures with RSUs and performance-based incentive forfeitures with PRSUs.

Benefits and Perquisites

Executives generally are eligible for the same health and welfare plans as other full-time Gap Inc. employees, including medical, dental, life and disability insurance, and retirement plans. We also provide tailored additional benefits and perquisites to our Executives, which we believe are reasonable and consistent with our overall compensation objectives. These perquisites and benefits include financial counseling services, to help Executives concentrate on their responsibilities while supporting financial wellness and managing more complex financial planning requirements; participation in a deferred compensation plan that is offered to all highly compensated employees, as a means to help Executives meet their retirement savings goals; and matching charitable donations, up to certain annual limits, which are available to all employees given the value that we place on supporting communities.

In addition to those benefits, Mr. Dickson is entitled to reimbursement for relocation (including temporary housing) and commuting costs related to his relocation to San Francisco and tax reimbursement payments on taxable expenses associated therewith. Mr. Dickson's commuting benefit may be used for travel to either of the Company's hub offices in San Francisco or New York City. Mr. Barbeito and Mr. Blakeslee were entitled to reimbursement for relocation and commuting costs related to their relocations to the United States and San Francisco, respectively, and tax reimbursement payments on taxable expenses associated therewith. Mr. Martin was entitled to reimbursement for temporary housing costs during his service as Interim CEO.

The relocation and commuting benefits provided to Mr. Dickson, Mr. Barbeito and Mr. Blakeslee were provided pursuant to our standard relocation policy. In addition, the Committee determined that it was in the Company's best interests for Mr. Martin to have a permanent residence in San Francisco while he was serving as Interim CEO because he was required to be present at the Company's headquarters more frequently, but due to the interim nature of the role the Company did not provide the standard relocation benefits to Mr. Martin that are otherwise available to other Executives.

In addition, in fiscal 2023, Mr. Dickson was entitled to limited personal use of a Company airplane at an amount not to exceed $150,000 per year based on the incremental cost to the Company, and was also entitled to reimbursement for membership dues and initiation fees for two business-focused social clubs. Mr. Dickson was also entitled to reimbursement for legal fees in connection with negotiating his offer letter.

We believe the benefits provided to Mr. Dickson are commensurate with those provided to chief executive officers at similar companies and benefit the Company by allowing Mr. Dickson to manage his travel and time commitments safely and efficiently, including during his relocation, and to leverage his business and personal connections for business-related purposes. The benefits provided to Mr. Dickson, Mr. Barbeito, Mr. Blakeslee and Mr. Martin were provided up to the maximum levels set forth in their offer letters or as otherwise approved by the Compensation Committee, based on prior advice received from the Committee's independent compensation consultant.

The benefits and perquisites received by our Executives in fiscal 2023 are described in more detail in the footnotes to the “2023 Summary Compensation Table.”

Stock Ownership Requirements for Executive Officers / Hedging and Pledging Prohibitions

We have minimum stock ownership requirements for certain executive positions to more closely link executive and shareholder interests, to balance potential rewards and risks, and to encourage a long-term perspective in managing

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Compensation Discussion and Analysis	51

the Company. Each covered executive has five years from the date of his or her appointment to reach the requirement.

All covered Executives had either met the shares requirement in the table below or had remaining time and were on track to do so as of the date of this Proxy Statement.

Requirement (in shares)
CEO, Gap Inc.	300,000
Brand President & CEO	75,000
Executive Vice President	40,000

Covered executives not yet meeting the requirement after the deadline must retain 50% of their after-tax shares acquired through our stock compensation programs until the requirement is reached.

For purposes of determining stock ownership levels, in addition to shares held directly, certain forms of equity interests in the Company count towards the stock ownership requirement, including RSUs (vested or unvested). Unvested PRSUs and unexercised stock options do not count towards the stock ownership requirement.

Our insider trading policy applicable to Company officers prohibits speculation in our stock, including short sales, hedging or publicly traded option transactions. We also prohibit Executives from pledging Company stock as collateral for a loan or for any other purpose. Our hedging policy is described in more detail in "Corporate Governance—Insider Trading Policy and Restrictions on Hedging and Pledging."

Termination Payments

Various agreements, as described in more detail in "2023 Potential Payments Upon Termination," provide for severance benefits in the event of certain terminations of employment for certain of our Executives. These benefits were selected considering competitive conditions and customary practices at the time of their implementation. We do not have arrangements that provide for single-trigger change in control benefits.

Compensation Analysis Framework

The Compensation Committee reviews executive compensation at least annually. The Committee approaches executive compensation as part of the overall strategic framework for total rewards at the Company. This framework applies to all employees at the Company and reflects our global rewards principles, which include:

•
Sharing in the success of the Company;
•
Rewarding for performance; and
•
Being fair and equitable.

The Committee reviews base salary, annual incentives, long-term incentives, benefits and perquisites, both individually and as part of the total compensation package.

The Compensation Committee also uses compensation data covering other peer companies to support its analysis. The Committee selected a broad spectrum of retail companies presented by Frederic W. Cook & Co. for purposes of comparing market compensation levels because we have both recruited from and lost executive talent to this industry in the past, and to ensure appropriate scope and complexity relative to the Company. These companies were selected based upon their strong brand recognition and global presence, omnichannel strategies, complexity of operations with multiple brand businesses, and comparable financial and valuation characteristics. Because the size of companies in our peer group varies considerably, regression analysis is used where appropriate to adjust the compensation data for differences in Gap Inc. and brand revenues. The peer group is reviewed by the Committee each year. The peer group used in 2023 was comprised of the companies listed below.

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Compensation Discussion and Analysis	52

Peer Group

American Eagle	Kohl’s	Ralph Lauren
Bath & Body Works	Levi Strauss & Co.	Rite Aid
Bed Bath & Beyond	Lululemon Athletica	Ross Stores
Best Buy	Macy’s	Skechers
Dollar General	Nordstrom	The TJX Companies
Dollar Tree	PVH Corp.	V.F. Corp.
Foot Locker	Qurate Retail	Williams-Sonoma

The Compensation Committee reviews compensation data for Executives based on an analysis of commercial surveys and proxy-reported data provided by Pay Governance LLC. The analysis provides levels of base salary, annual incentives, and long-term incentive grant values in a summarized form. This data is supplemented by information obtained through proxy statement disclosures and other public sources. The Compensation Committee uses the peer group data as a frame of reference to inform its compensation review and decisions, but compensation is not set to meet specific benchmarks or percentiles.

In conducting its analysis and determining compensation, the Committee also considers the following factors, where relevant:

•
Business and talent strategies;
•
The nature of each Executive’s role;
•
Individual performance (based on specific financial and operating objectives for each Executive, as well as the demonstration of leadership behaviors);
•
Future potential contributions by the Executive;
•
Internal comparisons to other Executives;
•
Internal consistency with our broad-based practices and programs;
•
Comparisons of the value and nature of the compensation elements to each other and in total; and
•
Retention risk.

As described below, the Committee also considers management’s recommendations and advice from the Committee’s independent compensation consultant when appropriate. The Committee periodically reviews the accounting and tax implications of each compensation element, and shareholder dilution in the case of equity awards.

Role of the CEO and Compensation Consultants

The Committee has engaged Frederic W. Cook & Co. as its independent compensation consultant to advise the Committee on compensation program structure and individual compensation decisions, as directed by the Committee. The consultant was selected by the Committee and does not provide any other services to the Company. In addition, we have conducted a review of the Committee’s relationship with its compensation consultants, and have identified no conflicts of interest. The consultant reports directly to the Committee, although the consultant meets with management from time to time to obtain information necessary to advise the Committee.

Generally, the CEO evaluates each Executive using relevant factors described above under “Compensation Analysis Framework” and makes recommendations to the Committee about the structure of the compensation program and individual compensation arrangements. Management engages Pay Governance LLC to assist with these recommendations and to also provide peer group and market data, which are reviewed by the Committee for its consideration. The CEO is generally present at Committee meetings when compensation, other than the CEO's own, is considered and approved. Approval of all executive compensation decisions rests solely with the Committee.

Tax Considerations

While Section 162(m) of the Internal Revenue Code generally places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any one year for each “covered employee”, the Committee believes that it is in the best interests of the Company and our shareholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating, and retaining key executives, even if their compensation may not be fully deductible for federal income tax purposes.

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Compensation Discussion and Analysis	53

Recovery and Adjustments to Awards

In June 2023, the U.S. Securities and Exchange Commission approved the New York Stock Exchange’s proposed rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which require listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. In August 2023, we amended and restated our Executive Compensation Recoupment Policy, which currently applies to our Senior Leadership Team, to reflect these new requirements. In addition to requiring the recovery of incentive-based compensation in the event of a financial restatement, our Executive Compensation Recoupment Policy also allows the Compensation Committee to recover incentive-based compensation in the event of non-restatement related miscalculations or management misconduct or negligence resulting in material financial, reputational or other harm to the Company.

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Compensation Committee Report	54

Compensation Committee Report

The Compensation and Management Development Committee (the “Committee”) has reviewed and discussed this Compensation Discussion and Analysis with management. Based on the review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended February 3, 2024 and included in the Proxy Statement for the 2024 Annual Meeting of Shareholders.

Tracy Gardner (Chair)

Elisabeth B. Donohue

Salaam Coleman Smith

March , 2024

Notwithstanding anything to the contrary in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filing.

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2023 Summary Compensation Table	55

Executive Compensation

2023 Summary Compensation Table

The following table shows compensation information for fiscal 2023, which ended February 3, 2024, for each person who served as our principal executive or financial officer in fiscal 2023, and the three most highly compensated executive officers at fiscal 2023 year-end who did not serve as our principal executive or financial officer (the “named executive officers”). The table also shows compensation information for fiscal 2022 and fiscal 2021, which ended January 28, 2023 and January 29, 2022, respectively, for those named executive officers who were also named executive officers in either of those years.

Name and Principal Position in 2023(1)	Fiscal Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)(5)	Option Awards ($)(5)(6)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(9)	Total ($)
Richard Dickson	2023	697,159	—	11,542,892	—	1,802,511	—	313,624	14,356,186
President and CEO, Gap Inc.

Katrina O'Connell	2023	914,615	—	3,314,782	—	2,557,510	—	67,682	6,854,589
EVP and CFO, Gap Inc.	2022	866,538	—	2,521,291	638,980	—	—	61,280	4,088,089
	2021	814,904	—	2,653,389	737,423	1,000,736	—	61,884	5,268,336

Horacio Barbeito	2023	1,019,230	1,187,500	2,951,030	—	2,595,611	—	307,619	8,060,990
President and CEO, Old Navy	2022	500,000	745,879	5,419,394	—	—	—	148,197	6,813,470

Chris Blakeslee	2023	475,000	—	8,092,183	—	855,398	—	287,055	9,709,636
President and CEO, Athleta

Mark Breitbard	2023	1,121,154	—	2,295,250	—	3,300,000	—	74,793	6,791,197
President and CEO, Gap Brand	2022	1,100,000	—	2,521,291	638,980	—	—	74,194	4,334,465
	2021	1,100,000	—	3,458,832	811,162	2,120,705	—	75,568	7,566,267

Bob L. Martin	2023	1,000,000	—	4,495,744	—	2,319,485	—	230,081	8,045,310
Former Interim CEO, Gap Inc.	2022	1,112,500	—	7,365,781	—	—	—	66,422	8,544,703

(1)
Mr. Dickson was appointed President and CEO of the Company effective August 22, 2023. On the same date, Mr. Martin stepped down as Interim CEO. Mr. Blakeslee was appointed President and CEO of Athleta effective August 7, 2023.
(2)
The amounts in this column are prorated based on changes to base salaries during the fiscal year and include amounts paid for an additional week in fiscal 2023. Base salary changes in fiscal 2023 are further described in "Compensation Discussion and Analysis—Elements of Compensation—Base Salary." The amount in this column for 2023 for Mr. Dickson includes $56,390 in director fees he received before he was appointed as the Company's President and CEO in August 2023. The amount in this column for 2023 for Mr. Martin includes $72,500 in director fees he received after he transitioned to non-employee Board Chair in October 2023.
(3)
The amount in this column for 2023 for Mr. Barbeito reflects the earned portion of a sign-on bonus with repayment provisions that he received when he joined the Company in August 2022. The amount in this column for 2022 for Mr. Barbeito reflects a payment equal to his target bonus amount (on a prorated basis) that was paid as part of his new hire package to help recruit him from his former employer.
(4)
This column reflects the aggregate grant date fair value for awards of stock during fiscal 2023, 2022, and 2021, computed in accordance with FASB ASC 718. These amounts reflect the grant date fair value, and do not necessarily represent the actual value that may be realized by the named executive officers.

For 2021, this column includes (a) the grant date fair value of the target number of shares that could have been earned under the Company’s previous Long-Term Growth Plan (“LGP”) with respect to year 3 of a three-year performance period beginning with fiscal 2019 ("LGP 4"), and (b) the grant date fair value of the target number of shares that may be earned under the Company's PRSU program with respect to the three-year performance period beginning with fiscal 2021 (“PRSU 2”).

For 2022, this column includes the grant date fair value of the target number of shares that may be earned under the PRSU program with respect to the three-year performance period beginning with fiscal 2022 (“PRSU 3”).

For 2023, this column includes the grant date fair value of the target number of shares that may be earned under the PRSU program with respect to the three-year performance period beginning with fiscal 2023 (“PRSU 4”).

See "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program" in this Proxy Statement for actual shares earned under PRSU 2 (none were earned). See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—Outstanding Long-Term Growth Plan (LGP) Grants” in our 2022 Proxy Statement for actual shares earned under LGP 4.

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2023 Summary Compensation Table	56

This column also includes the aggregate grant date fair value of any time-based restricted stock units granted during fiscal 2023, 2022 and 2021. The amount in this column for 2023 for Mr. Dickson includes the aggregate grant date fair value of 12,204 director stock units he received before he was appointed as the Company's President and CEO in August 2023. The amount in this column for 2023 for Mr. Martin includes the aggregate grant date fair value of 8,591 director stock units he received after he transitioned to non-employee Board Chair in October 2023.

Details on the figures included in this column for 2023 are reflected in the following table. Details on the figures included in this column for 2022 and 2021 are included in our 2023 and 2022 Proxy Statements. Mr. Martin did not participate in the PRSU Program in fiscal 2023.

	PRSU 4 (FY 2023 Grant) Target Shares Grant Date Fair Value ($)	Grant Date Fair Value of RSUs ($)	Grant Date Fair Value of Director Stock Units ($)	Total Reported in Stock Awards Column (rounded to the nearest dollar) ($)
Richard Dickson	3,893,497	7,540,413	108,982	11,542,892
Katrina O'Connell	1,398,000	1,916,782	—	3,314,782
Horacio Barbeito	1,797,427	1,153,603	—	2,951,030
Chris Blakeslee	3,222,467	4,869,716	—	8,092,183
Mark Breitbard	1,398,000	897,250	—	2,295,250
Bob L. Martin	—	4,396,604	99,140	4,495,744

The estimated grant date fair values of PRSU 4, which are earned based on performance goals that are measured over a three-year performance period, are $9.32 per share for awards granted March 13, 2023, $9.43 per share for awards granted August 7, 2023, and $8.355 per share for awards granted August 22, 2023. For a description of the Company’s PRSU Program, please see "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program." Mr. Martin did not participate in the PRSU Program in fiscal 2023.

Maximum Shares Total Grant Date Fair Value ($)
PRSU 4 (FY 2023 Grant)
Richard Dickson	11,680,491
Katrina O'Connell	4,194,000
Horacio Barbeito	5,392,281
Chris Blakeslee	9,667,399
Mark Breitbard	4,194,000

(5)
Please refer to Note , “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March , 2024 for the relevant assumptions used to determine the valuation of our stock and option awards. Please refer to the “2023 Grants of Plan-Based Awards” table in this Proxy Statement and the Grants of Plan-Based Awards tables in our 2023 and 2022 Proxy Statements for information on awards actually granted in fiscal 2023, 2022 and 2021.
(6)
This column reflects the aggregate grant date fair value for awards of stock options during fiscal 2022 and 2021, computed in accordance with FASB ASC 718. These amounts reflect the grant date fair value, and do not necessarily represent the actual value that may be realized by the named executive officers. No named executive officer received stock options in 2023.
(7)
The amounts in this column reflect the non-equity amounts earned by the named executive officers under the Company’s annual incentive bonus plan.
(8)
No above-market or preferential interest rate options are available under our deferred compensation programs. Please refer to the “2023 Nonqualified Deferred Compensation” table for additional information on deferred compensation earnings.
(9)
The amounts shown in the “All Other Compensation” column are detailed in the following table.

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2023 Summary Compensation Table	57

Name	Fiscal Year	Personal Use of Airplane ($)(a)	Financial Counseling ($)(b)	Tax Payments ($)(c)	Deferred Compensation Plan Match ($)(d)	401 (k) Plan Match ($)(e)	Disability Plan ($)(f)	Life Insurance ($)(g)	Relocation ($)(h)	Gift Matching ($)(i)	Other ($)(j)	Total ($)
Richard Dickson	2023	124,390	6,958	42,214	4,892	6,268	345	280	33,313	6,000	88,964	313,624
Katrina O'Connell	2023	—	15,551	—	22,577	13,055	851	648	—	15,000	—	67,682
	2022	—	15,300	—	22,231	12,306	867	576	—	10,000	—	61,280
	2021	—	15,300	—	20,650	14,557	801	576	—	10,000	—	61,884
Horacio Barbeito	2023	—	19,516	86,360	26,800	13,469	851	648	59,684	—	100,291	307,619
	2022	—	9,575	36,976	—	14,523	434	288	86,401	—	—	148,197
Chris Blakeslee	2023	—	—	172,272	—	—	280	345	88,349	—	25,809	287,055
Mark Breitbard	2023	—	15,551	—	30,800	11,943	851	648	—	15,000	—	74,793
	2022	—	15,300	—	31,800	10,651	867	576	—	15,000	—	74,194
	2021	—	15,300	—	32,400	11,491	801	576	—	15,000	—	75,568
Bob L. Martin	2023	68,711	—	—	—	—	644	320	—	47,500	112,906	230,081
	2022	—	—	—	—	—	434	192	—	15,000	50,796	66,422

(a)
As required by SEC rules, the amounts shown are the incremental cost to the Company of personal use of the Company airplane and are calculated based on the variable operating costs to the Company, including fuel costs, mileage, trip-related maintenance, and other miscellaneous variable costs. Since the Company airplane is primarily used for business travel, fixed costs which do not change based on usage, such as the pilot’s salary and maintenance costs unrelated to the trip, are excluded. For Mr. Dickson and Mr. Martin, these amounts also include the incremental value of travel by family members and/or personal guests on the Company airplane during business travel.
(b)
We provide certain executive officers access to financial counseling services, which may include tax preparation and estate planning services. We value this benefit based on the actual cost for those services.
(c)
For Mr. Dickson, Mr. Barbeito, and Mr. Blakeslee, these amounts reflect tax reimbursement payments on taxable relocation and commuting costs paid by the Company in fiscal 2022 and fiscal 2023.
(d)
These amounts reflect Company matching contributions under the Company’s nonqualified Deferred Compensation Plan for base salary deferrals representing the excess of the participant’s base pay over the current IRS qualified plan limit, which are matched at up to 4% of base pay, the same rate as is in effect under the Company’s 401(k) plan.
(e)
These amounts reflect Company matching contributions under the Company’s 401(k) Plan.
(f)
These amounts reflect premium payments for long-term disability insurance, which is available to benefits-eligible employees generally.
(g)
These amounts reflect premiums paid for life insurance provided to employees at the Director level and above.
(h)
For Mr. Dickson, Mr. Barbeito, and Mr. Blakeslee, these amounts reflect relocation costs (including temporary housing costs, if applicable) paid by the Company.
(i)
These amounts reflect Company matching contributions under the Company’s Gift Match Program, available to all employees, under which contributions to eligible nonprofit organizations are matched by the Company, up to certain annual limits. In calendar year 2023, the limit for the named executive officers was $15,000, except for Mr. Dickson and Mr. Martin who each had a $100,000 annual gift match limit. The annual gift match eligibility limits are based on the executive’s original donation date.
(j)
For Mr. Dickson, this amount reflects $33,254 in commuting costs, $50,278 in attorney's fees, and $5,432 in membership dues and initiation fees for two business-focused social clubs. For Mr. Barbeito, this amount reflects commuting costs. For Mr. Blakeslee, this amount reflects commuting costs. For Mr. Martin, these amounts reflect temporary housing costs. Our named executive officers were also eligible to receive preferred airline status.

2024 Proxy Statement

2023 Grants of Plan-Based Awards	58

2023 Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the named executive officers during fiscal 2023, which ended on February 3, 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)
Name	Grant Date(1)	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Richard Dickson	6/30/2023	6/30/2023	—	—	—	—	—	—	12,204	—	—	108,982
	8/22/2023	7/18/2023	—	—	—	—	—	—	438,596	—	—	3,597,479
	8/22/2023	7/18/2023	—	—	—	—	—	—	466,008	—	—	3,942,934
	8/22/2023	7/18/2023	—	—	—	186,403	466,008	1,398,024	—	—	—	3,893,497
	N/A	N/A	144,858	1,158,868	2,317,736	—	—	—	—	—	—	—
Katrina O'Connell	3/13/2023	3/13/2023	—	—	—	—	—	—	100,000	—	—	897,250
	3/13/2023	3/13/2023	—	—	—	—	—	—	107,142	—	—	1,019,532
	3/13/2023	3/13/2023	—	—	—	60,000	150,000	450,000	—	—	—	1,398,000
	N/A	N/A	168,257	1,346,058	2,692,116	—	—	—	—	—	—	—
Horacio Barbeito	3/13/2023	3/13/2023	—	—	—	—	—	—	128,571	—	—	1,153,603
	3/13/2023	3/13/2023	—	—	—	77,142	192,857	578,571	—	—	—	1,797,427
	N/A	N/A	187,500	1,500,000	3,000,000	—	—	—	—	—	—	—
Chris Blakeslee	8/7/2023	7/6/2023	—	—	—	—	—	—	441,932	—	—	4,163,480
	8/7/2023	7/6/2023	—	—	—	—		—	77,081	—	—	706,236
	8/7/2023	7/6/2023	—	—	—	90,441	226,104	678,312	—	—	—	2,132,161
	8/7/2023	7/6/2023	—	—	—	46,248	115,621	346,863	—	—	—	1,090,306
	N/A	N/A	86,902	695,216	1,390,431	—	—	—	—	—	—	—
Mark Breitbard	3/13/2023	3/13/2023	—	—	—	—	—	—	100,000	—	—	897,250
	3/13/2023	3/13/2023	—	—	—	60,000	150,000	450,000	—	—	—	1,398,000
	N/A	N/A	206,250	1,650,000	3,300,000	—	—	—	—	—	—	—
Bob L. Martin	1/30/2023	1/25/2023	—	—	—	—	—	—	156,124	—	—	1,951,029
	5/1/2023	5/1/2023	—	—	—	—	—	—	202,282	—	—	1,731,607
	8/22/2023	8/16/2023	—	—	—	—	—	—	63,106	—	—	568,031
	8/22/2023	8/16/2023	—	—	—	—	—	—	16,213	—	—	145,937
	10/30/2023	10/30/2023	—	—	—	—	—	—	8,591	—	—	99,140
	N/A	N/A	186,405	1,491,240	2,982,480	—	—	—	—	—	—	—

(1)
The grant date for each equity award represents the grant date of the awards as determined in accordance with FASB ASC 718. The approval date for each equity award represents the date that the grant was approved by the Compensation Committee.
(2)
The amounts shown in these columns reflect the estimated potential payment levels for the fiscal 2023 performance period under the Company’s annual incentive bonus plan, further described in "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Bonus." These amounts are prorated based on changes to base salary and bonus target and for time in position, during the year. The potential payouts were performance-based and, therefore, were completely at risk. The potential threshold payment amount assumes 25% achievement of the financial performance component (meaning the operating expense as a percentage of net sales goal would not fund). The potential target payment amount assumes 100% achievement of the financial performance component. The potential maximum payment amount assumes 200% achievement of the financial performance component.
(3)
The amounts shown in these columns reflect the threshold, target, and maximum amounts for awards granted in fiscal 2023 under the Company’s PRSU program. Please see “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program” for more information. Potential payouts are based on the applicable interpolated award values between the threshold, target, and maximum payout levels. The potential awards are performance-based and, therefore, completely at risk.
(4)
The value of a stock award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC 718. Please refer to Note , “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March , 2024 for the relevant assumptions used to determine the valuation of our stock awards. For fiscal 2023, the Monte Carlo method was used to calculate the grant date fair value of the Equity Incentive Plan Awards with a market condition. For PRSU 4, the estimated grant date fair values are $9.32 per share for awards granted March 13, 2023, $9.43 per share for awards granted August 7, 2023, and $8.355 per share for awards granted August 22, 2023. For the total grant date fair value of awards if maximum performance conditions are achieved over the entire three-year performance period under PRSU 4, see Footnote 4 to the “2023 Summary Compensation Table.”

2024 Proxy Statement

2023 Outstanding Equity Awards at Fiscal Year-End	59

2023 Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal 2023, which ended on February 3, 2024.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Richard Dickson							438,596	(b)	8,688,587
							466,008	(c)	9,231,618
							15,492	(u)	306,903
							12,204	(u)	241,761
										1,398,024	(b)	27,694,855
Katrina O'Connell	3,100	—		—	42.20	3/17/2024
	8,000	—		—	41.27	3/16/2025
	15,000	—		—	30.18	3/14/2026
	15,980	—		—	30.18	3/14/2026
	20,000	—		—	23.54	3/13/2027
	18,000	—		—	32.23	3/19/2028
	20,000	—		—	25.56	3/18/2029
	28,281	—		—	32.25	3/15/2031
	—	53,300	(a)	—	6.28	3/23/2030
	—	28,282	(b)	—	32.25	3/15/2031
	—	102,772	(c)	—	13.93	3/14/2032
							—	(a)	—
							19,905	(d)	394,318
							719	(e)	14,243
							9,606	(f)	190,295
							36,108	(g)	715,299
							100,000	(h)	1,981,000
							107,142	(i)	2,122,483
										57,771	(a)	1,144,444
										450,000	(b)	8,914,500
Horacio Barbeito							131,086	(j)	2,596,814
							128,571	(k)	2,546,992
										89,887	(a)	1,780,661
										578,571	(b)	11,461,492
Chris Blakeslee							441,932	(l)	8,754,673
							77,081	(m)	1,526,975
										346,863	(b)	6,871,356
										678,312	(b)	13,437,361

2024 Proxy Statement

2023 Outstanding Equity Awards at Fiscal Year-End	60

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Mark Breitbard	300,000	—		—	25.90	5/1/2027
	180,000	—		—	32.23	3/19/2028
	180,000	—		—	25.56	3/18/2029
	140,000	—		—	19.35	12/20/2029
	93,808	93,809	(d)	—	6.28	3/23/2030
	31,109	31,110	(e)	—	32.25	3/15/2031
	34,257	102,772	(f)	—	13.93	3/14/2032
							—	(a)	—
							35,032	(n)	693,984
							10,566	(o)	209,312
							36,108	(p)	715,299
							100,000	(q)	1,981,000
										57,771	(a)	1,144,444
										450,000	(b)	8,914,500
Bob L. Martin							202,282	(r)	4,007,206
							63,106	(s)	1,250,130
							16,213	(t)	321,180
							8,591	(u)	170,188

(1)
The following footnotes set forth the vest dates for the outstanding option awards (vesting generally depends upon continued employment):
(a)
Options vest 53,300 on 3/23/2024.
(b)
Options vest 14,141 on 3/15/2024 and 14,141 on 3/15/2025.
(c)
Options vest 34,257 on 3/14/2024, 34,257 on 3/14/2025, and 34,258 on 3/14/2026.
(d)
Options vest 93,809 on 3/23/2024.
(e)
Options vest 15,555 on 3/15/2024 and 15,555 on 3/15/2025.
(f)
Options vest 34,257 on 3/14/2024, 34,257 on 3/14/2025, and 34,258 on 3/14/2026.
(2)
The following footnotes set forth the vest dates for the outstanding stock awards (vesting generally depends upon continued employment):
(a)
No shares were earned under the Company’s PRSU program (described in "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program") with respect to the 2021-2023 performance period (PRSU 2), based on the assessment of the Company's Compensation and Management Development Committee on March 12, 2024.
(b)
Award vests 109,649 on 8/22/2024, 109,649 on 8/22/2025, 109,649 on 8/22/2026, and 109,649 on 8/22/2027.
(c)
Award vests 233,004 on 8/22/2024, 116,502 on 8/22/2025, and 116,502 on 8/22/2026.
(d)
Award vests 19,905 on 3/23/2024.
(e)
Award vests 719 on 3/15/2024.
(f)
Award vests 4,803 on 3/15/2024 and 4,803 on 3/15/2025.
(g)
Award vests 12,036 on 3/14/2024, 12,036 on 3/14/2025, and 12,036 on 3/14/2026.
(h)
Award vests 25,000 on 3/13/2024, 25,000 on 3/13/2025, 25,000 on 3/13/2026, and 25,000 on 3/13/2027.
(i)
Award vests 53,571 on 3/13/2024, and 53,571 on 3/13/2025.
(j)
Award vests 131,086 on 8/1/2024.
(k)
Award vests 32,142 on 3/13/2024, 32,143 on 3/13/2025, 32,143 on 3/13/2026, and 32,143 on 3/13/2027.
(l)
Award vests 220,966 on 8/7/2024; 132,579 on 8/7/2025, and 88,387 on 8/7/2026.
(m)
Award vests 19,270 on 8/7/2024, 19,270 on 8/7/2025, 19,270 on 8/7/2026 and 19,271 on 8/7/2027.
(n)
Award vests 35,032 on 3/23/2024.
(o)
Award vests 5,283 on 3/15/2024 and 5,283 on 3/15/2025.
(p)
Award vests 12,036 on 3/14/2024, 12,036 on 3/14/2025, and 12,036 on 3/14/2026.
(q)
Award vests 25,000 on 3/13/2024, 25,000 on 3/13/2025, 25,000 on 3/13/2026, and 25,000 on 3/13/2027.
(r)
Award vests 202,282 on 5/1/2024.
(s)
Award vests 63,106 on 8/22/2024.
(t)
Award vests 16,213 on 8/22/2024.
(u)
Award of non-employee director stock units is immediately vested on the date of grant. Delivery of the shares is deferred until three years from the date of grant, unless further deferred, or immediately upon cessation of service as a member of the Board, if earlier.
(3)
Represents the number of stock awards multiplied by the closing price of our common stock as of February 3, 2024 ($19.81).
(4)
(a)
Represents an estimate of the number of shares that may be earned under the Company’s PRSU program (described in "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program") with respect to the 2022-2024 performance period (PRSU 3), based on performance through the end of fiscal 2023 as required by SEC disclosure rules. Pursuant to SEC disclosure rules, amounts are shown at threshold because performance was trending at below threshold. Half of any award earned will vest on the date the Company’s Compensation and

2024 Proxy Statement

2023 Outstanding Equity Awards at Fiscal Year-End	61

Management Development Committee certifies attainment in 2025, and the remainder will vest on the first anniversary of such certification date, contingent on continued service with the Company.
(b)
Represents an estimate of the number of shares that may be earned under the Company’s PRSU Program (described in "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program") with respect to the 2023-2025 performance period (PRSU 4), based on performance through the end of fiscal 2023 as required by SEC disclosure rules. Pursuant to SEC disclosure rules, amounts are shown at maximum because performance was trending at above target. Half of any award earned will vest on the date the Company’s Compensation and Management Development Committee certifies attainment in 2026, and the remainder will vest on the first anniversary of such certification date, contingent on continued service with the Company.
(4)
Represents the number of stock awards multiplied by the closing price of our common stock as of February 3, 2024 ($19.81).

2024 Proxy Statement

2023 Option Exercises and Stock Vested	62

2023 Option Exercises and Stock Vested

The following table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the named executive officers during fiscal 2023, which ended on February 3, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Richard Dickson	—	—	12,862	(3)	114,860
Katrina O'Connell	140,857	1,520,046	37,460		349,890
Horacio Barbeito	—	—	262,172		2,784,267
Chris Blakeslee	—	—	—		—
Mark Breitbard	140,712	1,836,783	90,570		862,737
Bob L. Martin	—	—	906,539	(3)	10,785,113

(1)
Value realized on exercise is based on the sale price upon exercise minus the exercise price (the grant price).
(2)
Value realized on vesting is based on the number of vested shares multiplied by the closing price of our common stock on the vesting date.
(3)
For Mr. Dickson and Mr. Martin, includes 12,204 and 8,591 shares, respectively, that have not been issued. These shares represent fully vested stock units earned as a non-employee director in fiscal 2023, which are subject to a three-year deferral period. Following the deferral period, shares in an amount equal in value to the stock units, including units acquired through dividend equivalent reinvestment, will be issued to Mr. Dickson and Mr. Martin unless a further deferral election has been made; provided, however, these shares and accumulated dividend equivalents will be issued immediately upon ceasing to be a director of the Company. For Mr. Dickson, also includes 658 shares acquired through dividend equivalent reinvestment in fiscal 2023.

2024 Proxy Statement

2023 Nonqualified Deferred Compensation	63

2023 Nonqualified Deferred Compensation

The table below provides information on the nonqualified deferred compensation activity for the named executive officers in fiscal 2023, which ended on February 3, 2024.

Name	Plan	Executive Contribution in Fiscal 2023 ($)(1)	Registrant Contributions in Fiscal 2023 ($)(2)	Aggregate Earnings in Fiscal 2023 ($)(3)	Aggregate Withdrawals/ Distributions in Fiscal 2023 ($)	Aggregate Balance at Fiscal 2023 Year-End ($)(4)
Richard Dickson	Deferred Compensation Plan	15,615	4,892	1,604	—	22,112
	2016 Long-Term Incentive Plan	241,761	—	13,041	—	548,664
Katrina O'Connell	Deferred Compensation Plan	134,597	22,577	205,790	—	1,648,376
Horacio Barbeito	Deferred Compensation Plan	30,000	26,800	2,638	—	62,952
Chris Blakeslee	Deferred Compensation Plan	—	—	—	—	—
Mark Breitbard	Deferred Compensation Plan	33,000	30,800	48,820	—	455,267
Bob L. Martin	Deferred Compensation Plan	—	—	—	—	—
	2016 Long-Term Incentive Plan	170,188	—	—	—	170,188

(1)
The amounts associated with the Company's Deferred Compensation Plan ("DCP") are included in the “Salary” column of the Summary Compensation Table. The amounts associated with the 2016 Long-Term Incentive Plan are included in the "Stock Awards" column of the Summary Compensation Table and represent the grant date fair value of fully vested deferred stock units earned by Mr. Dickson and Mr. Martin as non-employee directors in fiscal 2023. See "Compensation of Directors—Equity Compensation" for more information.
(2)
Footnote 9 to the Summary Compensation Table shows matching contributions under the Company’s DCP for base salary deferrals representing the excess of the participant’s base pay over the current IRS qualified plan limit, which are matched at up to 4%, the same rate as is in effect under the Company’s 401(k) plan.
(3)
The amounts associated with the DCP include earnings (or losses) and dividends. In fiscal 2023, no above-market or preferential interest rate options were available on notional investments in the DCP. The amounts associated with the 2016 Long-Term Incentive Plan include credited dividend equivalents earned by Mr. Dickson in fiscal 2023 on deferred stock units, multiplied by the closing price of our common stock as of February 3, 2024 ($19.81).
(4)
A portion of the amounts associated with the DCP were previously reported as deferred compensation in the Summary Compensation Tables in the Proxy Statements for prior Annual Meetings as follows: Ms. O’Connell: ($877,120), Mr. Barbeito ($2,308), and Mr. Breitbard ($312,163). See our Proxy Statement for our 2023 Annual Meeting for information about deferred stock units earned by Mr. Dickson in fiscal 2022.

The Company’s DCP allows eligible employees to defer up to 75% of their salary and 90% of their bonuses (or such other percentages determined by the Company) on a pre-tax basis. Additional amounts are credited annually to participants' accounts in the form of Company matching contributions of up to a specified percentage of the eligible compensation deferred each year by participants. Contributions credited to a participant's account are credited or debited with notional investment gains and losses, as well as appreciation and depreciation equal to the experience of selected investment funds offered under the DCP and elected by the participant. Deferred compensation is payable upon a participant's termination of employment, death, or on a date or dates selected by the participant in accordance with the terms of the DCP. Deferred compensation is generally payable in the form of a lump sum distribution or installments at the election of the participant and subject to exceptions in the case of death or termination of employment prior to age 50. Participants or, in the case of the participant's death, their beneficiaries, may not sell, transfer, anticipate, assign, hypothecate or otherwise dispose of any right or interest in the DCP. A participant may designate one or more beneficiaries to receive any portion of his or her deferred compensation payable in the event of the participant's death. The Company also reserves the right to amend the DCP at any time, or to terminate the DCP in accordance with the restrictions under Section 409A of the Internal Revenue Code.

Mr. Dickson and Mr. Martin were granted fully vested deferred stock units in connection with their service as non-employee directors in fiscal 2023 under the 2016 Long-Term Incentive Plan. See "Compensation of Directors—Equity Compensation" for more information.

2024 Proxy Statement

2023 CEO Pay Ratio	64

2023 CEO Pay Ratio

Gap Inc. is one of the largest apparel retailers in the United States. While our employees work in a variety of roles and settings, the majority of our employees work in stores. Our store workforce consists largely of part-time, hourly employees who weave their part-time schedule together with other life commitments, such as education or family responsibilities.

Equal pay for equal work is a core value at Gap Inc. Our co-founders Don and Doris Fisher each contributed equal amounts of money to open the first Gap store on Ocean Avenue in San Francisco. They continued to run the business as equals and established a culture of equality that continues to inspire us today. Our commitment to equality began with our co-founders and continues to be a cornerstone of the Company. In 2014, we were the first Fortune 500 company to announce that we pay employees equally for equal work. We continue to conduct annual internal pay equity assessments that are periodically validated by a third party in order to help us target and maintain pay equity across our workforce.

For fiscal year 2023, using the methodology described below, we determined that the employee with the median annual total compensation of our employees (the “median employee”) was a part-time sales associate located in Canada and the median employee's total compensation in fiscal year 2023 was $7,573. We did not annualize the median employee’s compensation. The annualized compensation of our CEO, who was serving in that role on the date we selected to identify the median employee, was $16,357,649. To calculate the annualized compensation of our CEO, we included his annualized CEO salary, which was $1,255,563, his annualized annual bonus, which was $3,246,270, and the other non-salary and non-bonus elements of his compensation as reported in the Summary Compensation Table. Accordingly, the ratio of the median employee pay to our CEO pay for 2023 is 1 to 2,160, which was calculated in compliance with the requirements set forth in Item 402(u) of Regulation S-K.

To identify the median employee and determine the annual total compensation of the median employee, we used the following methodology:

1.
As of February 3, 2024, our employee population, prior to excluding any non-U.S. employees, consisted of approximately 84,815 employees. As permitted by the SEC rules, we excluded 1,470 employees from the following countries: Bangladesh 24, Cambodia 13, China 63, El Salvador 1, Guatemala 11, Hong Kong 337, India 800, Indonesia 17, Israel 42, Pakistan 6, Sri Lanka 3, Turkey 16, United Kingdom 43, and Vietnam 94. In the aggregate, the total number of excluded employees equaled 1.7% of the total employee population, resulting in a total U.S. and non-U.S. employee population of approximately 83,345 that was used for our calculation.
2.
For the non-excluded employees, we used total gross earnings paid, obtained from local payroll data, for the fiscal year ending February 3, 2024 as a consistently applied measure to determine our "median employee". We did not annualize the median employee compensation. Because there was more than one "median employee" based on total gross earnings paid, we selected an individual we determined to be reasonably representative of our median employee and who did not have any unusual or nonstandard compensation items.
3.
We calculated the total compensation elements for our CEO and median employee for fiscal 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. For the purposes of this disclosure, we applied a Canadian dollar to U.S. dollar exchange rate using the month end rates of exchange that approximate those in effect during the period in which the compensation elements were paid in Canadian dollars.

2024 Proxy Statement

2023 Potential Payments Upon Termination	65

2023 Potential Payments Upon Termination

Post-Termination Benefits

The Company has entered into agreements with Mr. Dickson, Ms. O'Connell, Mr. Barbeito, Mr. Blakeslee, and Mr. Breitbard that provide eligibility for post-termination benefits in the case of involuntary termination without cause or, in the case of Mr. Dickson, resignation for good reason. The Company has not entered into such an agreement with Mr. Martin.

For each eligible named executive officer other than Mr. Dickson, these agreements provide that, if the executive is involuntarily terminated without cause (as specified in each respective agreement) prior to June 30, 2024, the executive is eligible to receive (in exchange for a release of claims) the following:

•
The executive’s then-current salary for eighteen months (the “post-termination period”). Salary payments will cease if the executive accepts other employment or has a professional relationship with another company primarily engaged in the apparel design or apparel retail business or any retailer with apparel sales in excess of $500 million annually, or if the executive breaches his or her obligations to the Company (e.g., duty to protect confidential information, agreement not to solicit Company employees). Salary payments will be reduced by any compensation the executive receives during the post-termination period from other employment or professional relationship with a non-competitor.
•
Should the executive elect to continue health coverage through COBRA, reimbursement for a portion of the COBRA premium during the post-termination period.
•
During the post-termination period, reimbursement for his or her costs to maintain the financial counseling program the Company provides to senior executives.
•
A prorated bonus for the fiscal year in which termination occurs if the executive worked at least 3 months of the fiscal year, which will be earned based on actual financial results and assuming a 100% standard for any non-financial component.
•
Accelerated vesting (but not settlement) of RSUs and PRSUs that remain subject only to time vesting conditions that are scheduled to vest prior to April 1 following the fiscal year of termination.

For Mr. Dickson, his agreement provides that, if he is involuntarily terminated without cause (as specified in his agreement), or if he resigns for good reason (as specified in his agreement), except during the eighteen month period following a change in control (as specified in the 2016 Long-Term Incentive Plan), he is eligible to receive (in exchange for a release of claims) the following:

•
His then-current salary for eighteen months (the “post-termination period”). Salary payments will cease if he materially breaches his obligations to the Company (e.g., duty to protect confidential information, agreement not to solicit Company employees, non-disparagement obligations).
•
An amount equal to one times his then current annual target bonus, paid in substantially equal installments during the post-termination period. Bonus payments will cease if he materially breaches his obligations to the Company.
•
Should he elect to continue health coverage through COBRA, reimbursement for 75% of the COBRA premium during the post-termination period.
•
During the post-termination period, reimbursement for his costs to maintain the financial counseling program the Company provides to senior executives.
•
Accelerated vesting (but not settlement) of RSUs and PRSUs that remain subject only to time vesting conditions that are scheduled to vest prior to April 1 following the fiscal year of termination.

Mr. Dickson's agreement further provides that if he is involuntarily terminated without cause, or if he resigns for good reason, within eighteen months after a change in control, he is eligible to receive (in exchange for a release of claims) the following:

•
Two times the sum of his then-current salary and annual target bonus, paid in a single lump sum.
•
For up to eighteen months (the "post-termination period"), should he elect to continue health coverage through COBRA, reimbursement for 75% of the COBRA premium.
•
During the post-termination period, reimbursement for his costs to maintain the financial counseling program the Company provides to senior executives.
•
A prorated bonus for the fiscal year in which termination occurs if he worked at least 3 months of the fiscal year, which will be earned based on actual financial results and assuming a 100% standard for any non-financial component.
•
Accelerated vesting (but not settlement) of RSUs and PRSUs, assuming target achievement of any performance-based vesting criteria to the extent performance is not completed.

2024 Proxy Statement

2023 Potential Payments Upon Termination	66

Certain named executive officers are also eligible to receive accelerated vesting and settlement of certain equity awards pursuant to their award agreements following an involuntary termination without cause or, in the case of Mr. Dickson, a resignation for good reason:

•
Pursuant to award agreements for make-whole RSUs and PRSUs granted to Mr. Dickson in connection with his joining the Company, Mr. Dickson is eligible to receive (in exchange for a release of claims) accelerated vesting and settlement of those make-whole RSUs and PRSUs (in the case of the PRSUs, only if actual achievement has been certified) in the event he is involuntarily terminated without cause (as specified in his award agreements) or he resigns for good reason (as specified in his award agreements), except during the eighteen month period following a change in control (as specified in the 2016 Long-Term Incentive Plan). If Mr. Dickson is involuntarily terminated without cause or he resigns for good reason, within eighteen months after a change in control, Mr. Dickson is eligible to receive (in exchange for a release of claims) accelerated vesting and settlement of those make-whole RSUs and PRSUs (in the case of the PRSUs, based on actual achievement or, if achievement has not been certified, based on target achievement). Mr. Dickson's inducement RSUs have the same acceleration provisions as provided in his agreement described above.
•
Pursuant to award agreements for make-whole RSUs and PRSUs granted to Mr. Blakeslee in connection with his joining the Company, Mr. Blakeslee is eligible to receive (in exchange for a release of claims) accelerated vesting and settlement of those make-whole RSUs and PRSUs (in the case of the PRSUs, only if actual achievement has been certified) in the event he is involuntarily terminated without cause (as specified in his award agreements).
•
Pursuant to award agreements for RSUs granted to Mr. Martin in connection with his service as Executive Chair and Interim CEO, Mr. Martin is eligible to receive accelerated vesting and settlement of those RSUs in the event he is involuntarily terminated without cause (as specified in his award agreements) or, in the case of certain RSUs, if he experiences a termination of service including by not being reelected as a director to the Board by its shareholders.

The following table shows the amounts that Mr. Dickson, Ms. O'Connell, Mr. Barbeito, Mr. Blakeslee, Mr. Breitbard, and Mr. Martin would have been eligible to receive under the agreements described above assuming that they had been terminated without cause or, in the case of Mr. Dickson, resigned for good reason, on February 3, 2024, the last day of our 2023 fiscal year.

	Potential Post-Termination Payment Eligibility
Description	Mr. Dickson	Ms. O'Connell	Mr. Barbeito	Mr. Blakeslee	Mr. Breitbard	Mr. Martin
Cash Payments related to salary (1)	$2,100,000	$1,350,000	$1,500,000	$1,425,000	$1,650,000	—
Cash Payments related to bonus (2)	$2,590,000	$2,093,668	$2,595,611	$855,398	$2,855,172	—
Health Benefits	$21,939	$29,431	$29,431	$29,431	$29,431	—
Financial Counseling (3)	$23,327	$23,327	$23,327	—	$23,327	—
Stock Award Vesting Acceleration (4)	$11,403,765	$4,188,706	$3,870,300	$9,136,412	$2,370,663	$5,578,516
Total	$16,139,031	$7,685,132	$8,018,669	$11,446,241	$6,928,593	$5,578,516

(1)
Payments represent salary continuation for 18 months. The amounts do not include the deferred compensation these executives would also be entitled to receive upon termination, as described above in "2023 Nonqualified Deferred Compensation."
(2)
Except for Mr. Dickson, payments represent the funded fiscal 2023 bonus that was earned by each executive prior to any individual adjustment. For Mr. Dickson, payment represents one times his annual target bonus.
(3)
No amount is shown for Mr. Blakeslee because he did not use the financial counseling program provided by the Company on February 3, 2024.
(4)
Reflects the value of unvested stock awards that would have become vested pursuant to the agreements described above assuming an involuntary termination without cause (or in the case of Mr. Dickson, a resignation for good reason) on February 3, 2024, based on the last closing price of our common stock as of that date, which was $19.81.

The following table shows the amounts that Mr. Dickson would have been eligible to receive under the agreements described above assuming he had been terminated without cause or resigned for good reason, in each case within eighteen months after a change in control, on February 3, 2024, the last day of our 2023 fiscal year.

2024 Proxy Statement

2023 Potential Payments Upon Termination	67

Potential Post-Termination Payment Eligibility - Change in Control
Description	Mr. Dickson
Cash Payments related to lump sum salary and bonus payment (1)	$7,980,000
Cash Payments related to pro-rated bonus payment (2)	$1,802,511
Health Benefits	$21,939
Financial Counseling	$23,327
Stock Award Vesting Acceleration (3)	$27,151,824
Total	$36,979,601

(1)
Payment represents two times the sum of Mr. Dickson's salary and annual target bonus. The amount does not include the deferred compensation he would also be entitled to receive upon termination, as described above in "2023 Nonqualified Deferred Compensation."
(2)
Payment represents the funded fiscal 2023 bonus that was earned by Mr. Dickson prior to any individual adjustment.
(3)
Reflects the value of unvested stock awards that would have become vested pursuant to the agreements described above assuming an involuntary termination without cause or resignation for good reason, in each case, within eighteen months after a change in control, on February 3, 2024, based on the last closing price of our common stock as of that date, which was $19.81.

Acceleration of Equity Upon Change in Control

Under the 2016 Long-Term Incentive Plan, in the event of a change in control, an acquiror may assume or substitute outstanding awards with substantially equivalent awards of the acquiror's stock. Except as set forth in an award agreement, outstanding awards which are neither assumed nor substituted by the acquiror in the change in control become fully vested immediately prior to the change in control. The table below shows the value of the named executive officers' unvested options and unvested stock awards that would have become vested in the event of a change in control on February 3, 2024, the last day of our 2023 fiscal year, in the event that awards were not assumed or substituted as described above.

	Potential Change in Control Equity Acceleration Eligibility
Description	Mr. Dickson	Ms. O'Connell	Mr. Barbeito	Mr. Blakeslee	Mr. Breitbard	Mr. Martin
Stock Option Vesting Acceleration (1)	—	$1,325,448	—	—	$3,408,729	—
Stock Award Vesting Acceleration (2)	$27,151,824	$11,250,277	$13,415,986	$17,051,220	$9,432,234	$5,578,516
Total	$27,151,824	$12,575,726	$13,415,986	$17,051,220	$12,840,963	$5,578,516

(1)
Reflects the value of all unvested stock options that would have vested assuming a change in control on February 3, 2024 in which awards were not assumed or substituted as described above, based on the difference between the option exercise price and $19.81 per share, the last closing price of our common stock as of that date.
(2)
Reflects the value of all unvested stock awards that would have become vested assuming a change in control on February 3, 2024 in which awards were not assumed or substituted as described above, based on the last closing price of our common stock as of that date, which was $19.81. For Ms. O’Connell, Mr. Barbeito and Mr. Breitbard, includes the target number of shares that could be earned under PRSU 3. For Mr. Dickson, Ms. O'Connell, Mr. Barbeito, Mr. Blakeslee and Mr. Breitbard, includes the target number of shares that could be earned under PRSU 4.

Death, Disability, or Retirement

Each of our named executive officers other than Mr. Martin is generally entitled to the following additional death, disability, or retirement benefits:

•
Executive supplemental long-term disability insurance, which increases income replacement to 50% of base salary up to a maximum payment of $25,000 per month.
•
Life insurance, provided to employees at the Director level and above, which provides coverage of three times base salary up to a maximum of $2 million.
•
Upon Retirement, our standard forms of stock option and stock award agreements provide for accelerated vesting of any unvested shares under awards that have been outstanding for at least one year and, for PRSUs, for which the performance period has been completed. For these purposes, “Retirement” means an employee’s termination of service for any reason (other than due to an employee’s misconduct as determined by the Company in its sole discretion) after the employee has attained age 60 and completed at least five years of continuous service as an employee of the Company or an affiliate. No named executive officer was eligible for retirement-based accelerated vesting as of February 3, 2024, the last day of our 2023 fiscal year. Mr. Martin’s award agreements, Mr. Dickson's make-whole RSUs and PRSUs and inducement RSUs, and Mr. Blakeslee's make-whole RSUs and PRSUs, do not provide for retirement-based accelerated vesting.
•
Upon death or termination on account of disability, our standard forms of stock option and stock award agreements, and Mr. Dickson's inducement RSUs, provide for accelerated vesting of any unvested shares under awards that have been outstanding for at least one year and, for PRSUs, for which the performance period has been completed. The make-whole RSUs and PRSUs granted to Mr. Dickson and Mr. Blakeslee are subject to

2024 Proxy Statement

2023 Potential Payments Upon Termination	68

accelerated vesting in the event of their death or termination on account of disability (in the case of the PRSUs, only if actual achievement has been certified). Mr. Martin’s award agreements do not provide for accelerated vesting upon death or termination on account of disability.

The table below shows the value of all unvested stock options and unvested stock awards that would have become vested in the event of the named executive officer’s death or termination on account of disability on February 3, 2024, the last day of our 2023 fiscal year, for our named executive officers who were employed as of that date.

	Potential Death or Disability Equity Acceleration Eligibility
Description	Mr. Dickson	Ms. O'Connell	Mr. Barbeito	Mr. Blakeslee	Mr. Breitbard	Mr. Martin
Stock Option Vesting Acceleration (1)	—	$1,325,448	—	—	$3,408,729	—
Stock Award Vesting Acceleration (2)	$9,231,618	$1,314,156	$2,596,814	$8,754,673	$1,618,596	—
Total	$9,231,618	$2,639,604	$2,596,814	$8,754,673	$5,027,324	—

(1)
Reflects the value of all unvested stock options that would have become vested assuming the named executive officer had died or terminated on account of disability on February 3, 2024, based on the difference between the option exercise price and the last closing price of our common stock as of that date ($19.81).
(2)
Reflects the value of all unvested stock awards that would have become vested assuming the named executive officer had died or terminated on account of disability on February 3, 2024, based on the last closing price of our common stock as of that date ($19.81).

2024 Proxy Statement

2023 Compensation Actually Paid	69

2023 Compensation Actually Paid

The following table includes the information required by Item 402(v) of Regulation S-K, including the “Compensation Actually Paid” to our Chief Executive Officer and the average “Compensation Actually Paid” to our other named executive officers for the years presented. “Compensation Actually Paid” is calculated using the methodology required by Item 402(v) of Regulation S-K by making certain adjustments to the “Summary Compensation Table Total” reported for our Chief Executive Officer and other named executive officers for the years presented, which are detailed in the footnotes to this table. For further information about the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with its performance, see “Compensation Discussion and Analysis.”

											Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO	Summary Compensation Table Total for PEO(3)	Compensation Actually Paid to PEO(5)	Summary Compensation Table Total for PEO(4)	Compensation Actually Paid to PEO(5)	Average Summary Compensation Table Total for non-PEO named executive officers(6)	Average Compensation Actually Paid to non-PEO named executive officers(7)	Total Shareholder Return(8)	Peer Group Total Shareholder Return(9)	Net Income (Loss) ($ in millions) (10)	Gap Inc. EBIT ($ in millions) (11)
2023	—	—	—	—	$8,045,310	$10,292,385	$14,356,186	$29,925,053	$7,854,103	$12,378,266	$130.10	$144.65	$502	$560
2022	—	—	$11,232,972	$(46,162,022)	$8,544,703	$10,384,998	—	—	$4,948,961	$(3,966,265)	$82.15	$129.27	$(202)	$(69)
2021	—	—	$18,260,915	$25,854,898	—	—	—	—	$7,402,383	$8,376,262	$104.44	$118.34	$256	$810
2020	$277,784	$288,911	$21,905,521	$43,026,557	—	—	—	—	$6,563,095	$11,370,149	$116.31	$106.91	$(665)	$(862)

(1)
Robert Fisher served as Interim CEO from November 2019 to March 2020.
(2)
Sonia Syngal served as CEO from March 2020 to July 2022.
(3)
Bob L. Martin served as Interim CEO from July 2022 to August 2023.
(4)
Richard Dickson has served as CEO since August 2023.
(5)
The following tables illustrate the adjustments to Mr. Martin’s and Mr. Dickson's fiscal 2023 Summary Compensation Table totals in accordance with the SEC’s methodology for calculating Compensation Actually Paid. No adjustments were made for pension benefits as none of our named executive officers participated in a defined benefit or actuarial pension plan for the years presented. The value of any dividends or other earnings paid on any equity awards is reflected in the fair value and total compensation. We do not pay dividends on unearned or unvested equity awards.

Bob L. Martin
2023
Summary Compensation Table Total	$8,045,310
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	—
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(4,495,744)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$5,523,520
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	—
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$3,129,676
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(1,910,377)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid	$10,292,385

Richard Dickson
2023
Summary Compensation Table Total	$14,356,186
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	—
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(11,542,892)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$27,002,777
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	—
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$108,982
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid	$29,925,053

2024 Proxy Statement

2023 Compensation Actually Paid	70

(6)
The following table identifies our named executive officers other than the individuals who served as our CEO for the years presented.

Non-CEO Named Executive Officers
2020	2021	2022	2023
Katrina O’Connell Executive Vice President and Chief Financial Officer, Gap Inc.	Katrina O’Connell Executive Vice President and Chief Financial Officer, Gap Inc.	Katrina O’Connell Executive Vice President and Chief Financial Officer, Gap Inc.	Katrina O’Connell Executive Vice President and Chief Financial Officer, Gap Inc.
Mark Breitbard President and Chief Executive Officer, Gap Brand	Mark Breitbard President and Chief Executive Officer, Gap Brand	Horacio Barbeito President and Chief Executive Officer, Old Navy	Horacio Barbeito President and Chief Executive Officer, Old Navy
Nancy Green President and Chief Executive Officer, Old Navy	Nancy Green President and Chief Executive Officer, Old Navy	Mark Breitbard President and Chief Executive Officer, Gap Brand	Chris Blakeslee President and Chief Executive Officer, Athleta
Julie Gruber Executive Vice President, Chief Legal, Compliance and Sustainability Officer, Gap Inc.	Mary Beth Laughton President and Chief Executive Officer, Athleta	Sandra Stangl President and Chief Executive Officer, Banana Republic	Mark Breitbard President and Chief Executive Officer, Gap Brand
Teri List Former Executive Vice President and Chief Financial Officer, Gap Inc.		Nancy Green Former President and Chief Executive Officer, Old Navy

(7)
The following table illustrates the adjustments to the fiscal 2023 average Summary Compensation Table total for our named executive officers other than the individuals who served as our CEO in accordance with the SEC’s methodology for calculating Compensation Actually Paid. No adjustments were made for pension benefits as none of our named executive officers participated in a defined benefit or actuarial pension plan for the years presented. The value of any dividends or other earnings paid on any equity awards is reflected in the fair value and total compensation. We do not pay dividends on unearned or unvested equity awards.

Non-CEO Named Executive Officers
2023
Summary Compensation Table Total	$7,854,103
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	—
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(4,163,311)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$8,998,670
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$125,934
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(437,129)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—
Compensation Actually Paid	$12,378,266

(8)
Represents the TSR for our common stock assuming an investment of $100 on February 1, 2020 through February 3, 2024. Assumes reinvestment of any dividends paid.
(9)
Represents the TSR for the Dow Jones U.S. Apparel Retailers Index assuming an investment of $100 on February 1, 2020 through February 3, 2024. Assumes reinvestment of any dividends paid.
(10)
Represents our net income (loss) as reported in our Annual Reports on Form 10-K for the years presented.
(11)
Represents our EBIT for the years presented. EBIT was calculated as net sales less (i) cost of goods sold and occupancy expenses and (ii) operating expenses.

The items listed below represent the four most important performance measures we used to determine Compensation Actually Paid for fiscal 2023 as further described in “Compensation Discussion and Analysis–Elements of Compensation–Long-Term Incentives” and “Compensation Discussion and Analysis–Elements of Compensation–Annual Cash Incentive Bonus”.

Most Important Performance Measures in Fiscal 2023
Gap Inc. Earnings Before Income and Taxes (EBIT)
Relative Total Shareholder Return (S&P Retail Select Index)
Individualized Weighted Brand Average EBIT
Gap Inc. SG&A % of Net Sales

2024 Proxy Statement

2023 Compensation Actually Paid	71

The following chart illustrates a comparison of our four-year cumulative TSR versus the four-year cumulative TSR of our peer index for the years presented.

Total Shareholder Return: Gap Inc. vs. Dow Jones U.S. Apparel Retailers Index
Total Shareholder Return (TSR)
Value of Initial Fixed $100 Investment
$160
$140
$120
$100
$80
$60
$40
2/1/20
1/30/21
1/29/22
1/28/23
2/3/24
Gap Inc. 4-Year TSR
Dow Jones U.S. Apparel Retailers Index 4-Year TSR

The following chart illustrates a comparison of the Compensation Actually Paid amounts for the individuals who served as our CEO and other named executive officers versus our TSR for the years presented.

Compensation Actually Paid vs. Gap Inc. Total Shareholder Return
Compensation Actually Paid (CAP)
($ in thousands)
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
-$20,000
-$30,000
-$40,000
-$50,000
Total Shareholder Return (TSR)
Value of Initial Fixed $100 Investment
$160
$140
$120
$100
$80
$60
$40
2020
2021
2022
2023
CAP (Fisher)
CAP (Syngal)
CAP (Martin)
CAP (Dickson)
CAP (Average NEO)
Gap Inc. 4-Year TSR

2024 Proxy Statement

2023 Compensation Actually Paid	72

The following chart illustrates a comparison of the Compensation Actually Paid amounts for the individuals who served as our CEO and other named executive officers versus our net income (loss) for the years presented.

Compensation Actually Paid vs. Gap Inc. Net Income (Loss)
Compensation Actually Paid (CAP)
($ in thousands)
Net Income (Loss)
($ in millions)
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
-$20,000
-$30,000
-$40,000
-$50,000
$1,000
$800
$600
$400
$200
$0
-$200
-$400
-$600
-$800
-$1,000
2020
2021
2022
2023
CAP (Fisher)
CAP (Syngal)
CAP (Martin)
CAP (Dickson)
CAP (Average NEO)
Gap Inc. Net Income (Loss)

The following chart illustrates a comparison of the Compensation Actually Paid amounts for the individuals who served as our CEO and other named executive officers versus our EBIT for the years presented. We believe that EBIT is the most important measure that we use to determine executive compensation because our executives’ PRSUs, which generally comprise the largest single element of their compensation, are largely determined based on achievement of a three-year cumulative EBIT goal. For more information on our executives’ long-term incentives, see “Compensation Discussion and Analysis–Long-Term Incentives.”

Compensation Actually Paid vs. Gap Inc. EBIT
$50,000
$40,000
$30,000
$20,000
$10,000
$0
-$10,000
-$20,000
-$30,000
-$40,000
-$50,000
Compensation Actually Paid (CAP)
($ in thousands)
$1,000
$800
$600
$400
$200
$0
-$200
-$400
-$600
-$800
-$1,000
EBIT
($ in millions)
2020
2021
2022
2023
CAP (Fisher)
CAP (Syngal)
CAP (Martin)
CAP (Dickson)
CAP (Average NEO)
Gap Inc. EBIT

2024 Proxy Statement

Proposal No. 4 — Approve the Amended and Restated Certificate of Incorporation of the Company	73

Proposal No. 4 — Amendment of Amended and Restated Certificate of Incorporation

We are asking shareholders to approve an amendment to our Amended and Restated Certificate of Incorporation to align the current exculpation provision with developing law. Currently, Article Sixth, Section 2 of the Amended and Restated Certificate of Incorporation limits the monetary liability of directors for certain fiduciary duty breaches as allowed under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Delaware updated Section 102(b)(7) in 2022 to allow Delaware corporations to extend the exculpation provision to cover certain senior officers, in addition to directors. For both directors and officers, the liability limitation does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the director or officer derived an improper personal benefit. In addition, for officers, amended Section 102(b)(7) only permits exculpation for direct claims brought by shareholders and does not permit exculpation for claims brought by the Company against the officer (including any derivative claims made by shareholders on behalf of the Company).

In light of this update, we are proposing to amend our Amended and Restated Certificate of Incorporation to restate the exculpation provision to extend its coverage to certain senior officers to the extent permitted under amended Section 102(b)(7). As a result, both directors and officers would be protected from monetary liability for fiduciary duty breaches to the extent allowed under the DGCL. The Board believes it is important to provide protection to officers to the extent permitted by the DGCL to attract and retain key executive talent. This protection has long been afforded to directors, and Delaware law now allows it to be extended to certain senior officers. Adopting an exculpation provision that aligns with amended Section 102(b)(7) of the DGCL could prevent protracted litigation that distracts from our primary objective of creating shareholder value over the long term. In addition, as other companies continue to update their charters to align with amended Section 102(b)(7), our ability to attract and retain highly qualified officers may be adversely impacted if we do not similarly do so. For these reasons, the Board believes that the proposal to amend our Amended and Restated Certificate of Incorporation as described herein is in the best interests of the Company and its shareholders, and has unanimously adopted a resolution to amend our Amended and Restated Certificate of Incorporation, subject to our shareholders’ approval.

Accordingly, the following resolution will be submitted for a shareholder vote at the 2024 Annual Meeting:

"RESOLVED, that the Company’s shareholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to amend and restate Article Sixth, Section 2, which shall read in its entirety as follows:

Section 2. Limited Liability. To the fullest extent permitted by the General Corporation Law of the State of Delaware (as such law currently exists or may hereafter be amended so long as any such amendment authorizes action further eliminating or limiting the personal liabilities of directors or officers), a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification."

The Board of Directors Recommends a Vote “FOR” the Approval of the Amendment of the Company's Amended and Restated Certificate of Incorporation.

2024 Proxy Statement

Equity Compensation Plan Information	74

Equity Compensation Plan Information

The following table provides information as of February 3, 2024 about shares of our common stock which may be issued upon the exercise of options, warrants and rights granted to employees, consultants, or members of our Board under all of our equity compensation plans, including the 2016 Long-Term Incentive Plan and the Employee Stock Purchase Plan.

	Equity Plan Summary
	Column (A)	Column (B)	Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Security Holders (1)	32,617,403 (2)	$21.59	58,166,155 (3)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	32,617,403	$21.59	58,166,155

(1)
These plans consist of our 2016 Long-Term Incentive Plan (the “2016 Plan”) and Employee Stock Purchase Plan (the “ESPP”).
(2)
This number excludes 313,448 shares that were issued at the end of the most recent ESPP purchase period, which began on December 1, 2023 and ended on February 29, 2024, after the end of our 2023 fiscal year. This number includes the number of shares that could be earned under the Company's PRSU Program (described in "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives—PRSU Program”) if the maximum performance conditions were achieved over the applicable performance periods, with respect to PRSU 3 and PRSU 4.
(3)
This number includes 10,636,532 shares that were available for future issuance under the ESPP at the end of our 2023 fiscal year, including the 313,448 shares described in Footnote 2 above. The number shown also reflects the deduction of two shares from the Company's share reserve for every one stock award granted on or after May 17, 2011 through May 8, 2023, pursuant to the terms of the 2016 Plan, as previously amended.

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Beneficial Ownership of Shares

Beneficial Ownership Table

The following table sets forth certain information as of March 4, 2024 to indicate beneficial ownership of our common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director and each executive officer named in the “2023 Summary Compensation Table” of this Proxy Statement, and (iii) all of our current directors and executive officers as a group. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Unless otherwise indicated, the address for each listed beneficial owner is: c/o Gap Inc., Two Folsom Street, San Francisco, California 94105.

	Shares Beneficially Owned
Name of Beneficial Owner	Common Stock	Options Exercisable and Awards Vesting Within 60 Days (1)	Total	% of Class (2)
Directors, Director Nominees and Named Executive Officers
Horacio Barbeito	334	32,142	32,476	*
Chris Blakeslee	318	—	318	*
Mark Breitbard	123,985	1,180,146	1,304,131	*
Richard Dickson	1,889	27,696	29,585	*
Elisabeth B. Donohue	—	40,426	40,426	*
Robert J. Fisher (3)	57,062,654	46,778	57,109,432	15.36
William S. Fisher (4)	58,735,215	46,778	58,781,993	15.81
Tracy Gardner	48,967	46,778	95,745	*
Kathryn Hall (5)	3,389,284	41,053	3,430,337	*
Bob L. Martin	746,059	210,873	956,932	*
Amy Miles	33,638	46,778	80,416	*
Katrina O'Connell	—	346,093	346,093	*
Chris O'Neill	5,458	74,509	79,967	*
Mayo A. Shattuck III	150,268	46,778	197,046	*
Tariq Shaukat	—	19,036	19,036	*
Salaam Coleman Smith	—	48,860	48,860	*
All directors and executive officers, as a group (22 persons) (6)	111,924,690	3,364,250	115,288,940	31.00
Certain Other Beneficial Holders
John J. Fisher (7)	60,020,455	—	60,020,455	16.14
BlackRock, Inc. (8)	18,779,836	—	18,779,836	5.05
Dodge & Cox (9)	37,090,678	—	37,090,678	9.97
The Vanguard Group (10)	20,050,160	—	20,050,160	5.39

(1)
Reflects stock options exercisable and stock units vesting within 60 days after March 4, 2024. Also includes the outstanding stock units earned by our non-employee directors, which are subject to a three-year deferral period, and which will be settled in shares immediately upon ceasing to be a director of the Company, as described in “Proposal No. 1—Election of Directors—Compensation of Directors.”
(2)
“*” indicates ownership of less than 1% of the outstanding shares of our common stock.
(3)
Includes (a) 46,778 shares to be issued upon settlement of stock units (and related dividend equivalent rights) which are subject to a three-year deferral period but would be issued immediately upon his resignation or retirement over which he has sole dispositive and voting power, (b) 17,459,401 shares beneficially owned as trustee of a trust with sole dispositive and voting power, (c) 1,770,992 shares owned as community property with his spouse with shared dispositive and voting power, (d) 10,817,261 shares beneficially owned as a co-trustee of trusts of which he shares dispositive and voting power (including shares held by the trusts through a limited liability company), (e) 15,000 shares beneficially owned through Delaware limited partnerships over which Robert J. Fisher has sole dispositive and voting power, and (f) 27,000,000 shares owned by FCH TBME LLC of which Robert J. Fisher is the sole manager with sole voting and dispositive power over 27,000,000 shares. In addition to the shares identified in the table above, Robert J. Fisher’s spouse separately owns 130,588 shares over which Mr. Fisher has no dispositive or voting control. Robert J. Fisher’s address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188.
(4)
Includes (a) 46,778 shares to be issued upon settlement of stock units (and related dividend equivalent rights) which are subject to a three-year deferral period but would be issued immediately upon his resignation or retirement over which he has sole dispositive and voting power, (b) 15,199,572 shares beneficially owned as trustee of a trust with sole dispositive and voting power, (c) 49,982 shares owned as community property with his spouse with shared dispositive and voting power, (d) 8,532,439 shares beneficially owned as a co-trustee of trusts of which he shares dispositive and voting power (including shares held by the trusts through a limited liability company), (e) 5,938,222 shares for which William S. Fisher has proxies granting him sole voting power, (f) 2,000,000 shares beneficially owned as a co-trustee of a trust organized exclusively for charitable

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purposes for which William S. Fisher shares dispositive and voting power, (g) 15,000 shares beneficially owned through Delaware limited partnerships over which William S. Fisher has sole dispositive and voting power, and (h) 27,000,000 shares owned by FCH TBMS LLC of which William S. Fisher is the sole manager with sole voting and dispositive power over 27,000,000 shares. In addition to the shares identified in the table above, William S. Fisher’s spouse separately owns 148,392 shares over which Mr. Fisher has no dispositive or voting control. William S. Fisher’s address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188.
(5)
Reflects (a) 41,053 shares to be issued upon settlement of stock units (and related dividend equivalent rights) which are subject to a three-year deferral period but would be issued immediately upon her resignation or retirement over which she has sole dispositive and voting power and (b) 3,389,284 shares held directly by KBRWJ Investors LP (“KBRWJ”). Ms. Hall is the sole managing member of KHALL LLC, which is the general partner of KBRWJ, and through KHALL LLC has sole voting and dispositive power over the shares held by KBRWJ in a fiduciary capacity. Ms. Hall disclaims beneficial ownership of the shares held directly by KBRWJ, except to the extent of her indirect pecuniary interest therein.
(6)
Reflects the information above for our current directors and executive officers; provided, however, that shares reflected more than once in the table above with respect to Robert J. Fisher and William S. Fisher are only reflected once in this line. See the note regarding various Fisher family holdings immediately following this table.
(7)
Includes (a) 15,373,251 shares beneficially owned as trustee of a trust with sole dispositive and voting power, (b) 31,518 shares owned as community property with his spouse with shared dispositive and voting power, (c) 10,817,261 shares beneficially owned as a co-trustee of trusts of which he shares dispositive and voting power (including shares held by the trusts through a limited liability company), (d) 5,938,222 shares beneficially owned as trustee of trusts for which he has sole dispositive power and another proxyholder has sole voting power, (e) 840,203 shares beneficially owned as a co-trustee of a trust organized exclusively for charitable purposes over which John J. Fisher shares dispositive and voting power, (f) 20,000 shares beneficially owned through Delaware limited partnerships over which John J. Fisher has sole dispositive and voting power, and (g) 27,000,000 shares owned by FCH TBML LLC of which John J. Fisher is the sole manager with sole dispositive power over 27,000,000 shares, sole voting power over 23,400,000 shares with an irrevocable proxy granting a proxyholder sole voting power over 3,600,000 shares. In addition to the shares identified in the table above, John J. Fisher’s spouse separately owns 49,183 shares over which Mr. Fisher has no dispositive or voting control. John J. Fisher’s address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188.
(8)
The Schedule 13G filed with the SEC by BlackRock on January 31, 2024 indicates that, as of December 31, 2023, BlackRock has sole power to direct the voting of 18,103,593 shares and sole power to direct the disposition of 18,779,836 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(9)
The Schedule 13G filed with the SEC by Dodge & Cox on February 13, 2024 indicates that, as of December 31, 2023, Dodge & Cox has sole power to direct the voting of 35,364,078 shares and sole power to direct the disposition of 37,090,678 shares. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.
(10)
The Schedule 13G filed with the SEC by The Vanguard Group on February 13, 2024 indicates that, as of December 29, 2023, The Vanguard Group has sole power to direct the disposition of 19,750,926 shares, and shared power to direct the voting of 72,018 shares and shared power to direct the disposition of 299,234 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

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Beneficial Ownership of Shares	77

Note Regarding Various Fisher Family Holdings

SEC rules require reporting of beneficial ownership of certain shares by multiple parties where voting and/or dispositive power over those shares is shared by those multiple parties. As a result, the following shares are listed multiple times in the table above.

The shares described in footnotes (3), (4) and (7) above for which voting and dispositive power is shared by Messrs. Robert J. Fisher, William S. Fisher and/or John J. Fisher actually represent an aggregate of 10,817,261 shares, rather than 30,166,961 shares, as a result of that shared voting and dispositive power.

In addition, the shares described in footnotes (3), (4) and (7) above for which sole dispositive power is held by one person and, pursuant to irrevocable proxies, sole voting power is held by a different person actually represent an aggregate of 5,938,222 shares, rather than 11,876,444 shares.

For purposes of the above table, removing the shares counted multiple times (described above) results in an aggregate total beneficial ownership of 40.50% of the outstanding shares by Messrs. Robert J. Fisher, William S. Fisher, John J. Fisher and charitable entities for which one or more Fishers is a trustee. Messrs. Robert J. Fisher, William S. Fisher, and John J. Fisher each disclaim beneficial ownership over shares owned by other members of the Fisher family, except as specifically disclosed in the footnotes above.

Delinquent Section 16(a) Reports

Due to an administrative error, Mr. Martin's October 30, 2023 stock unit grant was reported one day late. The Company filed a Form 4 on November 2, 2023 to report the transaction. Due to an administrative error, Amy Thompson's January 22, 2024 RSU grant was reported one day late. The Company filed a Form 4 on January 25, 2024 to report the transaction. These transactions did not result in any liability under Section 16(b) of the Exchange Act.

Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal 2023 all other Section 16(a) filing requirements were satisfied on a timely basis or previously disclosed.

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Other Information

Questions and Answers About the Annual Meeting and Voting

Who are the proxyholders and how were they selected?

The proxyholders are Richard Dickson, Julie Gruber and Katrina O'Connell, who were selected by our Board and are officers of the Company. The proxyholders will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by our Board.

How much did this proxy solicitation cost and who pays for it?

The Company will pay all expenses in connection with the solicitation of the proxies relating to this Proxy Statement, including the charges of brokerage houses and other custodians, nominees, or fiduciaries for forwarding documents to security owners. In addition to solicitation by mail, certain of our officers, directors and employees (who will receive no extra compensation for their services) may solicit proxies by email, by telephone, by fax or in person. We have also retained the services of D.F. King & Co. to solicit the proxies of certain shareholders for the Annual Meeting and provide other consultation services. The cost of D.F. King’s services is estimated to be $9,500, plus reimbursement of out-of-pocket expenses.

How can I electronically access the proxy materials?

We are using the Internet as our primary means of furnishing our proxy materials to most of our shareholders. Rather than sending those shareholders a paper copy of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials. That Notice contains instructions for accessing the materials and voting via the Internet. The Notice also contains information on how to request a paper copy of the proxy materials by mail. We believe this method of distribution makes the proxy distribution process more efficient, less costly, and limits our impact on the environment. This Proxy Statement and our 2023 Annual Report to Shareholders are available at www.gapinc.com (follow the Investors, Financial Information links).

Can I receive proxy materials for future annual meetings by email rather than receiving a paper copy of the Notice?

If you are a Shareholder of Record or a Beneficial Owner, you may elect to receive the Notice or other future proxy materials by email by logging into www.proxyvote.com. If you are a Beneficial Owner, you can also contact your broker directly to opt for email delivery of proxy materials. If you choose to receive proxy materials by email, next year you will receive an email with instructions on how to view those materials and vote before the next annual meeting. Your choice to obtain documents by email will remain in effect until you notify us or your broker otherwise. Delivering future notices by email will help us further reduce the cost and environmental impact of our shareholder meetings.

What is “householding”?

Under SEC rules, a single package of Notices may be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless contrary instructions have been received. Each shareholder continues to receive a separate Notice within the package. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge toll free at 1-866-540-7095, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders who wish to receive a separate set of proxy materials should contact Broadridge at the same phone number or mailing address.

What is the difference between a shareholder of record and a beneficial owner of shares?

Shareholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, you are considered the shareholder of record with respect to those shares.

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name”. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Please note that the organization is not allowed to vote your shares on most matters without your instructions, so it is important for you to provide direction to the organization on how to vote.

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What is the date, time and format of the Annual Meeting?

We will hold the Annual Meeting on May 7, 2024 at 10:00 a.m. Eastern Time, via the Internet at www.virtualshareholdermeeting.com/GAP2024. The platform for the virtual annual meeting includes functionality that affords validated shareholders substantially the same meeting participation rights and opportunities they would have at an in-person meeting. Instructions to access and log-in to the virtual annual meeting are provided below, and once admitted, shareholders may view reference materials such as our list of shareholders as of the Record Date, submit questions and vote their shares by following the instructions that will be available on the meeting website.

How do I attend the 2024 Annual Meeting?

In order to access the virtual Annual Meeting, you will be asked to provide your 16-digit control number. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of share ownership, are posted at www.virtualshareholdermeeting.com/GAP2024. If you hold shares beneficially in street name, you may only vote at the virtual annual meeting if you obtain a control number from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Will the Annual Meeting be webcast?

Yes. You may attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/GAP2024, where you will be able to vote electronically and submit questions during the Annual Meeting. A webcast replay of the 2024 Annual Meeting will also be archived on www.gapinc.com (follow the Investors, News and Events links). The webcast will be recorded and available for replay on www.gapinc.com for at least 30 days following the Annual Meeting.

How do I submit a question at the Annual Meeting?

You may submit a question during the Annual Meeting via our virtual shareholder meeting website, www.virtualshareholdermeeting.com/GAP2024. If your question is properly submitted during the relevant portion of the meeting agenda, the chair of the meeting intends to respond to your question during the live webcast. Questions on similar topics may be combined and answered together. A webcast replay of the Annual Meeting, including the Q&A session, will also be archived on www.gapinc.com (follow the Investors, News and Events links). The webcast will be recorded and available for replay on www.gapinc.com for at least 30 days following the Annual Meeting.

What if the Company encounters technical difficulties during the Annual Meeting?

If we experience technical difficulties during the Annual Meeting (e.g., a temporary or prolonged power outage), the chair of the meeting will determine whether the Annual Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Annual Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify shareholders of the decision via www.virutalshareholdermeeting.com/GAP2024.

If you encounter technical difficulties accessing our Annual Meeting or asking questions during the Annual Meeting, a support line will be available on the login page of the virtual meeting website.

Who may vote at the Annual Meeting?

You can vote your shares via the Internet at our Annual Meeting if you were a shareholder at the close of business on the Record Date.

Are votes confidential? Who counts the votes?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects the voting privacy of our shareholders. Your vote will not be disclosed to anyone, except:

•
As required to tabulate and certify the vote;
•
As required by law; and/or
•
If you provide written comments on your proxy card (the proxy card and comments would then be forwarded to us for review).

We retain an independent tabulator and inspector of election to receive and tabulate the proxies and to certify the voting results.

What happens if I do not give specific voting instructions?

Shareholder of Record

If you are a shareholder of record and you sign, date and return a proxy card but do not specify how to vote, your shares will be voted in accordance with the recommendations of the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements thereof.

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Beneficial Owner

If you are a beneficial owner and hold your shares through a broker, bank, or other similar organization, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on a particular matter. Brokers and other nominees have the discretion to vote on routine matters such as Proposal 2 (ratification of the selection of independent accountant), but do not have the discretion to vote on non-routine matters such as Proposal 1 (election of directors), Proposal 3 (advisory vote on executive compensation), Proposal 4 (approval of Amendment of the Company's Amended and Restated Certificate of Incorporation). Therefore, your shares will not be voted on non-routine matters without your voting instructions.

What constitutes a “quorum” for the Annual Meeting?

The holders of a majority of the outstanding shares of our common stock must be present to constitute a quorum for the transaction of business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you properly submit your proxy prior to the Annual Meeting or vote via the Internet while virtually attending the Annual Meeting. The independent inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or via the Internet at the Annual Meeting.

Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will generally be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors.

How do I vote my shares?

You may direct your vote by Internet, telephone or mail. Your vote must be received by the deadline specified on the proxy card or voting instruction form, as applicable.

	IF YOU ARE A SHAREHOLDER OF RECORD:	IF YOU ARE A BENEFICIAL HOLDER OF SHARES HELD IN "STREET NAME":

By Internet Prior to the 2024 Annual Meeting*	www.proxyvote.com (or scan the QR code on the proxy card or voting instruction form)	www.proxyvote.com (or scan the QR code on the proxy card or voting instruction form)

By Internet During the 2024 Annual Meeting*	www.virtualshareholdermeeting.com/GAP2024	www.virtualshareholdermeeting.com/GAP2024

By Telephone*	1-800-690-6903	Follow the voting instructions you receive from your brokerage firm, bank, broker dealer, or other intermediary

By Mail	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717	Follow the voting instructions you receive from your brokerage firm, bank, broker dealer, or other intermediary

* While we and Broadridge do not charge any fees for voting by Internet or telephone, there may be related costs from other parties, such as usage charges from Internet access providers and telephone companies, for which you are responsible.

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What are broker non-votes and how are they counted?

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneficial owners, are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. Brokers and other nominees may vote without instruction only on “routine” proposals. On “non-routine” proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so-called “broker non-votes”. The proposal to ratify Deloitte & Touche LLP as the Company’s independent accountant is the only routine proposal on the agenda for our Annual Meeting. The other three proposals on the agenda are non-routine. If you hold your shares with a broker or other nominee, they will not be voted on non-routine proposals unless you give voting instructions.

So long as the broker has discretion to vote on at least one proposal, broker non-votes are counted in determining a quorum but are not counted for purposes of Proposals 1 and 3 and will therefore have no effect on the outcome of these proposals. For proposal 4, broker non-votes will have the same effect as votes against the proposal.

What vote is required to approve each proposal?

Election of Directors

Election of directors by shareholders will be determined by a majority of the votes cast with respect to each director by proxy or via the Internet at the Annual Meeting. Pursuant to the Company’s Bylaws, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Votes cast shall include votes “for” and “against” a nominee, and exclude “abstentions” and “broker non-votes” with respect to that nominee’s election. Under our Corporate Governance Guidelines, at any meeting of shareholders where nominees are subject to an uncontested election (the number of nominees is equal to the number of seats), any nominee for director who receives a greater number of votes “against” his or her election than votes “for” such election, shall submit to the Corporate Secretary of the Company a letter offering his or her resignation, subject to the Board’s acceptance. The Governance and Sustainability Committee will consider the offer of resignation and will recommend to the Board the action to be taken. The Board will act promptly with respect to each such letter of resignation and will promptly notify the director concerned of its decision. The Board’s decision will be disclosed publicly.

Proposals 2 and 3

Proposal 2 (ratification of the selection of independent accountant) and Proposal 3 (advisory vote on executive compensation) will be decided by the affirmative vote of a majority of the shares counted as present at the Annual Meeting and entitled to vote on the subject matter. Note that Proposal 2 and Proposal 3 are advisory only and will not be binding on the Company, the Board or any committee of the Board. The results of the votes on these proposals will be taken into consideration by the Company, the Board or the appropriate committee of the Board, as applicable, when making future decisions regarding these matters.

Proposal 4

The approval of Proposal 4 (approval of Amendment of the Company's Amended and Restated Certificate of Incorporation) requires the affirmative vote of a majority of the shares outstanding.

How will any other items be voted upon at the Annual Meeting?

If any other matter not mentioned in this Proxy Statement is properly brought before the meeting, including without limitation (i) matters about which the proponent failed to notify us on or before February 9, 2024 (ii) shareholder proposals omitted from this Proxy Statement pursuant to the proxy rules of the SEC, and (iii) matters incidental to the conduct of the meeting, the proxyholders will vote upon such matters in accordance with their best judgment pursuant to the discretionary authority granted by the proxy. As of the date of the printing of this Proxy Statement, our management is not aware, nor has it been notified, of any other matters that may be presented for consideration at the meeting.

May I change my vote?

You may revoke your proxy at any time before its exercise by writing to our Corporate Secretary at our principal executive offices as follows:

Corporate Secretary

Gap Inc.

Two Folsom Street

San Francisco, California 94105

You may also revoke your proxy by timely delivery of a properly executed, later-dated proxy (including a telephone or Internet vote) or by voting via the Internet while virtually attending the Annual Meeting (virtually attending the Annual Meeting through the Internet does not revoke your proxy unless you vote via the Internet during the Annual Meeting).

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When are shareholder proposals for the 2025 Annual Meeting due?

If a shareholder would like us to consider including a proposal in our proxy materials for our Annual Meeting in 2025, the Company’s Corporate Secretary must receive it no later than November 27, 2024. Proposals must be addressed to our Corporate Secretary at Gap Inc., Two Folsom Street, San Francisco, California 94105.

When do I need to notify the Company of any proposed business or director nominees for the 2025 Annual Meeting?

Our Amended and Restated Bylaws provide that in order for a shareholder to bring business before our Annual Meeting in 2025 (other than a proposal submitted for inclusion in the Company’s proxy materials), the shareholder must give written notice to our Corporate Secretary by no later than the close of business (San Francisco Time) on February 6, 2025, and no earlier than January 7, 2025 (i.e., not less than 90 days nor more than 120 days prior to the first anniversary of the date of our 2024 Annual Meeting). The notice must contain the information required by our Bylaws, including a brief description of the business desired to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting, the name and address of the shareholder proposing the business, the number of shares of the Company’s stock beneficially owned by the shareholder, any material interest of the shareholder in the business proposed, any interests held by the shareholder in derivative securities of the Company or arrangements with persons holding derivative securities of the Company, and other information required to be provided by the shareholder pursuant to the proxy rules of the SEC.

In order for a shareholder to propose director nominees to be considered for election to the Board at our Annual Meeting in 2025, the notice must also contain the additional information required by our Bylaws, including the identity and background of each nominee, the number of shares of the Company’s stock beneficially owned by each nominee, any arrangements or understandings between the nominee and the shareholder and any other persons pursuant to which the nomination is being made, any other information relating to the nominee that must be disclosed in proxy solicitations or is otherwise required for the election of directors under the proxy rules of the SEC (including such nominee’s written consent to being named in the proxy statement and to serving as a director if elected), and certain information regarding material relationships between the shareholder and the nominee.

If a shareholder fails to submit the notice by February 6, 2025, then the proposed business or nomination would not be considered at our Annual Meeting in 2025 due to the shareholder’s failure to comply with our Bylaws. Additionally, in accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, management proxyholders intend to use their discretionary voting authority with respect to any shareholder proposal raised at our Annual Meeting in 2025 as to which the proponent fails to notify us on or before February 6, 2025. Notices must be addressed to our Corporate Secretary at Gap Inc., Two Folsom Street, San Francisco, California 94105.

A copy of the full text of the Bylaw provisions relating to our advance notice procedures may be obtained by writing to our Corporate Secretary at that address or at www.gapinc.com (follow the Investors, Governance links).

In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).

By Order of the Board of Directors,

Julie Gruber

Corporate Secretary

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Other Information	83

Note About Forward-Looking Statements

In this Proxy Statement, the Company has disclosed information which may be considered forward-looking within the meaning of the U.S. federal securities laws. Forward-looking statements may appear throughout this Proxy Statement, including in the Compensation Discussion and Analysis. In some cases, you can identify these forward-looking statements by the use of terms such as "believe," "will," "expect," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "would," and "continue to," or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to statements regarding our next Board Chair, our continuing focus on operational and financial rigor, elevating our performance, improving execution consistency, reinvigorating our brands, actions to drive operational efficiency and reduce overhead, momentum in reigniting the brand dialogue of Gap brand, reestablishing Banana Republic, Banana Republic better executing on the fundamentals, reengaging Athleta's core customer, and our long-term incentive program for Executives in future years. For information regarding risks and uncertainties associated with our business and a discussion of some of the factors that may cause actual results to differ materially from the results expressed or implied by such forward-looking statements, please refer to our SEC filings, including the "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections of our Annual Report on Form 10-K for the fiscal year ended February 3, 2024. The Company undertakes no obligation to update information in this Proxy Statement.

Information Referenced In this Proxy Statement

The content of the websites referred to in this Proxy Statement are not incorporated by reference into this Proxy Statement.

2024 Proxy Statement

2024 Proxy Statement

Preliminary Proxy Card - Subject to Completion

Gap Inc.

THE GAP, INC.
ATTN: TODD CHAMPEAU
TWO FOLSOM STREET
SAN FRANCISCO, CA 94105

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GAP2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32650-P07483 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE GAP, INC.

The Board of Directors recommends you vote "FOR" each listed director nominee.

1. Election of Directors.

Nominees:	**For**	**Against**	**Abstain**
1a. Richard Dickson	☐	☐	☐
1b. Elisabeth B. Donohue	☐	☐	☐
1c. Robert J. Fisher	☐	☐	☐
1d. William S. Fisher	☐	☐	☐
1e. Tracy Gardner	☐	☐	☐
1f. Kathryn Hall	☐	☐	☐
1g. Amy Miles	☐	☐	☐
1h. Chris O'Neill	☐	☐	☐
1i. Mayo A. Shattuck III	☐	☐	☐
1j. Tariq Shaukat	☐	☐	☐
1k. Salaam Coleman Smith	☐	☐	☐

The Board of Directors recommends you vote "FOR" Items 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on February 1, 2025.	☐	☐	☐
3. Approval, on an advisory basis, of the overall compensation of the named executive officers.	☐	☐	☐
4. Approval of the amendment of our Amended and Restated Certificate of Incorporation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V32651-P07483

THE GAP, INC.
Annual Meeting of Shareholders
May 7, 2024 10:00 a.m. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Richard Dickson, Julie Gruber and Katrina O'Connell, or any of them, each with full power of substitution, as proxies to vote, in accordance with the instructions, as designated on the reverse side of this proxy, all of the shares of common stock of THE GAP, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. Eastern Time on May 7, 2024, virtually at www.virtualshareholdermeeting.com/GAP2024, and any adjournment or postponement thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side